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                                                                   EXHIBIT 10.46

===============================================================================




                                CREDIT AGREEMENT

                         DATED AS OF DECEMBER 20, 1996

                                  BY AND AMONG

                        SCIENTIFIC GAMES HOLDINGS CORP.
                                      AND
                             SCIENTIFIC GAMES INC.

                                AS CO-BORROWERS,

                        THE LENDERS REFERRED TO HEREIN,

                                      AND

                     FIRST UNION NATIONAL BANK OF GEORGIA,

                            AS ADMINISTRATIVE AGENT





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                                CREDIT AGREEMENT

                               TABLE OF CONTENTS

ARTICLE I  DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         SECTION 1.1  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         SECTION 1.2  General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 1.3  Accounting Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 1.4  Other Definitions and Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 1.5  Exhibits and Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE II  CREDIT FACILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 2.1  Revolver Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 2.2  Procedure for Advances of Revolver Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 2.3  Swingline Loan Subfacility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 2.4  Repayment of Revolver Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 2.5  Termination of Revolver Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 2.6  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 2.7  Co-Borrower and Guarantor Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 2.8  Subordination of  Subrogation and Contribution Claim  . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 2.9  Foreign Subsidiary Guaranties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE III  GENERAL LOAN PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 3.1  Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 3.2  Notice and Manner of Conversion or Continuation of Loans  . . . . . . . . . . . . . . . . . . .  24
         SECTION 3.3  Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 3.4  Manner of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 3.5  Crediting of Payments and Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 3.6  Nature of Obligations of Lenders Regarding Loans; Assumption by
                      Administrative Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 3.7  Changed Circumstances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 3.8  Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 3.9  Capital Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 3.10 Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE IV  CLOSING: CONDITIONS OF CLOSING AND BORROWING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 4.1  Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 4.2  Conditions to Closing and Initial Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 4.3  Conditions to All Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF CO-BORROWERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 5.1  Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 5.2  Survival of Representations and Warranties, Etc.  . . . . . . . . . . . . . . . . . . . . . . .  40





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
ARTICLE VI  FINANCIAL INFORMATION AND NOTICES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         SECTION 6.1  Financial Statements and Projections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         SECTION 6.2  Officer's Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 6.3  Other Certificates and Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 6.4  Notice of Litigation and Other Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 6.5  Accuracy of Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

ARTICLE VII  AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         SECTION 7.1  Preservation of Corporate Existence and Related Matters . . . . . . . . . . . . . . . . . . . .  44
         SECTION 7.2  Maintenance of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         SECTION 7.3  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         SECTION 7.4  Accounting Methods and Financial Records  . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         SECTION 7.5  Payment and Performance of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         SECTION 7.6  Compliance With Laws and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         SECTION 7.7  Environmental Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         SECTION 7.8  Compliance with ERISA and the Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         SECTION 7.9  Compliance With Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         SECTION 7.10 Conduct of Business   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         SECTION 7.11 Visits and Inspections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         SECTION 7.12 Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         SECTION 7.13 Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

ARTICLE VIII  FINANCIAL COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         SECTION 8.1  Leverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         SECTION 8.2  Fixed Charge Coverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

ARTICLE IX  NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 9.1  Limitations on Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 9.2  Limitations on Contingent Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 9.3  Limitations on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 9.4  Limitations on Loans, Advances, Investments and Acquisitions  . . . . . . . . . . . . . . . . .  48
         SECTION 9.5  Limitations on Mergers and Liquidation  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 9.6  Limitations on Sale of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 9.7  Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         SECTION 9.8  Certain Accounting Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         SECTION 9.9  Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         SECTION 9.10 Restrictive Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

ARTICLE X  DEFAULT AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         SECTION 10.1 Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         SECTION 10.2 Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         SECTION 10.3 Rights and Remedies Cumulative; Non-Waiver; etc.  . . . . . . . . . . . . . . . . . . . . . . .  54
         SECTION 10.4 Set-off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         SECTION 10.5 Adjustments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         SECTION 10.6 Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55





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
ARTICLE XI  THE ADMINISTRATIVE AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 11.1  Appointment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 11.2  Nature of Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 11.3  Exculpatory Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 11.4  Reliance by Administrative Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         SECTION 11.5  Non-Reliance on Administrative Agent and Other Lenders . . . . . . . . . . . . . . . . . . . .  57
         SECTION 11.6  Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION 11.7  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION 11.8  The Administrative Agent in its Individual Capacity  . . . . . . . . . . . . . . . . . . . . .  59
         SECTION 11.9  Successor Administrative Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

ARTICLE XII  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         SECTION 12.1  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         SECTION 12.2  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         SECTION 12.3  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         SECTION 12.4  Consent to Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         SECTION 12.5  Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         SECTION 12.6  WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         SECTION 12.7  Reversal of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         SECTION 12.8  Injunctive Relief  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         SECTION 12.9  Successors and Assigns; Participations . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         SECTION 12.10 Amendments, Waivers and Consents: Renewal  . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         SECTION 12.11 Performance of Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         SECTION 12.12 Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         SECTION 12.13 All Powers Coupled with Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         SECTION 12.14 Survival of Indemnities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         SECTION 12.15 Titles and Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         SECTION 12.16 Severability of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         SECTION 12.17 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         SECTION 12.18 Term of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68

EXHIBITS
--------
Exhibit A-1 - Form of Revolver Note
Exhibit A-2 - Form of Swingline Note
Exhibit B - Form of Notice of Borrowing
Exhibit C - Form of Notice of Conversion/Continuation
Exhibit D - Form of Officer's Certificate
Exhibit E - Form of Assignment and Acceptance
Exhibit F - Form of Negative Pledge Agreement
Exhibit G - Form of Intercompany Subordination Agreement
Exhibit H - Form of Joinder Agreement
Exhibit I - Form of Foreign Subsidiary Note
Exhibit J - Form of Limited Foreign Guaranty
Exhibit K - Form of  Note Pledge Agreement
Exhibit L - Form of Guaranty


SCHEDULES
---------
Schedule 1.1      -    Lenders and Commitments
Schedule 5.1(a)   -    Jurisdictions of Organization and Qualification to Do
                       Business as Foreign Corporation
Schedule 5.1(b)   -    Subsidiaries and Capitalization
Schedule 5.1(d)   -    Compliance of Agreement, Loan Documents and Borrowings
                       with Laws
Schedule 5.1(g)   -    Environmental Matters
Schedule 5.1(h)   -    ERISA Plans
Schedule 5.1(1)   -    Material Contracts
Schedule 5.1(m)   -    Labor and Collective Bargaining Agreements
Schedule 5.1(o)   -    Liabilities Not Reflected in Financial Statements
Schedule 5.1(q)   -    Real Property
Schedule 5.1(s)   -    Debt and Contingent Obligations
Schedule 5.1(t)   -    Litigation
Schedule 9.1      -    Existing Debt
Schedule 9.3      -    Existing Liens
Schedule 9.4      -    Existing Loans, Advances and Investments

         CREDIT AGREEMENT, dated as of the 20th day of December, 1996, by and among SCIENTIFIC GAMES HOLDINGS CORP., a corporation organized under the laws of Delaware ("Holdings"), SCIENTIFIC GAMES INC. (the "Company"), a corporation organized under the laws of Delaware and a wholly-owned Subsidiary of Holdings (Holdings and the Company together are the "Co-Borrowers"), the financial institutions which may become party hereto (the "Lenders"), and FIRST UNION NATIONAL BANK OF GEORGIA, a national banking association ("Administrative Agent"), as Administrative Agent for the Lenders.


                              STATEMENT OF PURPOSE

         The Co-Borrowers have requested that Administrative Agent and the Lenders provide the credit facilities hereunder. The parties have agreed that the credit facilities are to be governed by the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the agreements, covenants and provisions herein contained and for TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Co-Borrowers, the Lenders and Administrative Agent hereby agree as follows:



                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.1 Definitions. In addition to the terms defined above and the terms defined elsewhere herein, the following terms when used in this Agreement shall have the meanings assigned to them below:

         "Accounts Designation Letter" means the letter executed by each of the Co-Borrowers, delivered on the Closing Date and from time to time thereafter, designating the accounts of the Co-Borrowers to which proceeds of Revolver Loans are to be disbursed and authorizing the Administrative Agent to disburse such proceeds to such accounts.

         "Administrative Agent" means Administrative Agent in its capacity as administrative agent hereunder, and any successor thereto appointed pursuant to
Section 11.9.

         "Administrative Agent's Office" means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 12.1.

         "Affiliate" means, with respect to any Person, any other Person (other than a Subsidiary of such Person) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" means (i) the power to vote ten percent (10%) or more of the securities or other equity interests of a Person having ordinary voting power, or (ii) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Aggregate Commitment" means the aggregate amount of the Lenders' Commitments hereunder, as such amount may be reduced at any time or from time to time pursuant to this Agreement. On the Closing Date, the Aggregate Commitment shall be Eighty Million Dollars ($80,000,000).

         "Aggregate Revolver Loan Commitment" means the aggregate amount of the Revolving Loan Commitments of all Lenders in effect from time to time hereunder.

         "Agreement" means this Credit Agreement, as amended or supplemented from time to time.

         "Alternative Currency" shall mean French francs, British pounds sterling, and German marks.

         "Applicable Law" means all applicable provisions of constitutions, laws, statutes, treaties, rules, regulations and orders of all Governmental Authorities and all orders and decrees of all courts and arbitrators.

         "Applicable Margin" shall have the meaning assigned thereto in Section 3.1(a) and may be a negative number.

         "Assigned Dollar Value" shall mean, in respect of any Foreign Currency Loan, the Dollar Equivalent thereof determined based upon the applicable Spot Exchange Rate as of the Denomination Date for such Loan.

         "Assigned Dollar Value Excess" shall mean the Dollar amount by which, at the end of any Interest Period for a Foreign Currency Loan, the Assigned Dollar Value of all outstanding Foreign Currency Loans, but calculated for all Foreign Currency Loans as of three Business Days before the end of such Interest Period, rather than as of their respective Denomination Dates, exceeds the Foreign Currency Sublimit.

         "Assignment and Acceptance" shall have the meaning assigned thereto in
Section 12.9(a).

         "Bankruptcy Code" means the U.S. Bankruptcy Code, 11 U.S.C.
Section 101 et seq., as amended.

         "Base Rate" means, at any time, the higher of (a) the Prime Rate or
(b) the Federal Funds Rate plus 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

         "Base Rate Loan" means any loan under the Revolver bearing interest at a rate determined with reference to the Base Rate.

         "Benefitted Lender" shall have the meaning assigned thereto in Section 10.5.

         "British pounds sterling" or "STG" shall mean lawful money of the United Kingdom.

         "Business Day" means (i) for all purposes other than as set forth in clause (ii) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina, and Atlanta, Georgia, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan or Foreign Currency Loan, any day that is a Business Day described in clause (i) and that is also, with respect to LIBOR Rate Loans, a day for trading by and between banks in dollar deposits in the London interbank market, and, with respect to Foreign Currency Loans, is not, with respect to such Loans made in French francs, a banking holiday in Paris, or, with respect to such Loans made in German marks, a banking holiday in Berlin..

         "Capital Asset" means, with respect to Holdings and its Subsidiaries, any asset that would, in accordance with GAAP, be required to be classified and accounted for as a capital asset on a Consolidated balance sheet of Holdings and its Subsidiaries.

         "Capital Expenditures" means, with respect to each Co-Borrower and their Subsidiaries for any period, the aggregate cost of all Capital Assets acquired by the Co-Borrowers and the Subsidiaries during such period, determined in accordance with GAAP.

         "Capital Lease" means, with respect to any Person, any lease of any property that would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on its balance sheet.

         "Cash Flow Percentage" means, for any corporation, partnership, or other entity in which either Co-Borrower has any direct or indirect investment or other interest, for any period of calculation, the percentage derived by dividing (A) the product of (i) Consolidated EBITR for such corporation, partnership, or other entity during the period, multiplied by (ii) the percentage amount of direct or indirect ownership by either or both Co-Borrowers of all outstanding capital stock or other ownership interests of the corporation, partnership, or other entity at the end of the period BY (B) Consolidated EBITR for Holdings and all Subsidiaries during the period.

         "Change in Control" means (i) any person or group of persons shall obtain beneficial ownership or control (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) in one or more series of transactions of more than fifty percent (50%) of the common stock of either of the Co-Borrowers, (ii) any person or group of persons shall obtain more than fifty percent (50%) of the voting power of shareholders of either of the Co-Borrowers entitled to vote in the election of members of the Board of Directors, (iii) during any period of twenty-four consecutive months, individuals who at the beginning of such period constituted the Board of Directors of Holdings cease for any reason to constitute a majority of the members of the Board of Directors of such company, or (iv) there shall have occurred under any indenture or other instrument evidencing any Debt in excess of $5 million any "change in control" (as defined in such indenture or other evidence of Debt) obligating either of the Co-Borrowers or any Subsidiary to repurchase, redeem or repay all or any part of the Debt or capital stock provided for therein.

         "Closing Date" means the date of this Agreement.

         "Co-Borrowers" shall have the meaning assigned thereto in the preamble hereof.

         "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or supplemented from time to time.

         "Commitment" means the Commitment of a Lender to make Loans hereunder.

         "Commitment Percentage" means, with respect to any Lender, the ratio of (i) the amount of the Commitment of such Lender to (ii) the aggregate Commitments of all Lenders.

         "Consolidated" means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

         "Contribution Agreement" means that certain Contribution Agreement, dated of even date, and providing for certain contribution and indemnity claims among the Co-Borrowers and Material Subsidiaries with respect to amounts paid in connection with the Obligations.

         "Contingent Obligation" means, with respect to Holdings and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other monetary obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other monetary obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related obligation (unless the Contingent Obligation is limited by its terms to a lesser amount, in which case to the extent of such amount) or, if not so stated or determinable, the reasonably anticipated liability thereof.

         "Credit Facility" means the Revolver Facility.

         "Debt" means, with respect to Co-Borrowers and the Subsidiaries, at any date and without duplication, the sum, calculated in accordance with GAAP, of (i) all liabilities, obligations and indebtedness for borrowed money including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (ii) all obligations to pay the deferred purchase price of property or services of any such Person, except trade payables arising in the ordinary course of business not more than ninety
(90) days past due, (iii) the capitalized obligations of any such Person as lessee under capital leases (excluding tax indemnities and other

Contingent Obligations), (iv) all Debt of any other Person secured by a Lien on any asset of any such Person, (v) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, exclusive of (A) standby letters of credit (other than letters of credit securing obligations of a type described in clauses (i), (ii), (iii) or
(iv)) having a term of one year or less and entered into in the ordinary course of business to the extent such letters of credit have not been drawn upon and
(B) bid, performance, litigation and similar bonds or guarantees entered into in the ordinary course of business to the extent the same have not been drawn upon, or if and to the extent drawn upon, such drawing is reimbursed not later than the 10th Business Day following receipt by Co-Borrowers or a Subsidiary of a demand for reimbursement on such bonds or guarantees by the surety or other issuer thereof), (vi) all Contingent Obligations of such Person for the repayment of money borrowed or the deferred purchase price of property, including, without limitation, all guaranty, surety, accommodation and like undertakings with respect to such obligations, (vii) all obligations to redeem, repurchase, exchange, defease or otherwise make payments in respect of capital stock or securities of such Person and (vii) all termination payments which would be due and payable by any such Person pursuant to a hedging agreement.

         "Deemed Distribution Event" means the delivery by the Company to the Administrative Agent of an opinion (reasonably satisfactory to the Administrative Agent) from the Company's regular outside counsel or its tax advisors to the effect that a foreign Material Subsidiary's becoming or continuing to be liable under the Guaranty could reasonably be expected to create taxable income for Holdings or any Subsidiary organized in the United States under Section 956 of the Code.

         "Default" means any of the events specified in Section 10.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

         "Denomination Date" means, in relation to any Foreign Currency Loan and as applicable, the date that is three Business Days before the date a Foreign Currency Loan is to be advanced or its Interest Period is scheduled to conclude.

         "Dollars" or "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

         "Dollar Equivalent" shall mean, with respect to an amount of any Alternative Currency on any date, the amount of Dollars that may be purchased with such amount of such Alternative Currency at the Spot Exchange Rate with respect to such Alternative Currency on such date.

         "EBITR" means, with respect to any Person, for any period of calculation and without duplication, (i) Net Income for such period, plus (ii) Interest Expense paid or accrued but not paid during such period, plus (iii) income tax expense paid during such period, plus (iv) rental expense (exclusive of Capital Leases) paid during such period.

         "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States or any state thereof and having total assets in excess of $1,000,000,000, (ii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or any successor thereto (the "OECD") or a political subdivision of any such country and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the United States, in the country under the laws of which it is organized or in another country that is also a member of the OECD, (iii) the central bank of any country that is a member of the OECD, (iv) a finance company, insurance company or other financial institution or fund that is engaged in making, purchasing or otherwise investing in loans in the ordinary course of its business and having total assets in excess of $1,000,000,000, (v) any Affiliate of an existing Lender or (vi) any other Person approved by the Required Lenders, which approval shall not be unreasonably withheld.

         "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (i) is maintained for employees or former employees of any Co-Borrower or any ERISA Affiliate or (ii) has at any time within the preceding six years been maintained for the employees or former employees of any Co-Borrower or any current or former ERISA Affiliate.

         "Environmental Law" means any and all applicable federal, state, provincial and local laws, statutes, ordinances, rules, regulations, permits, licenses, written approvals and published interpretations, and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

         "Equipment" means as to any Person all of such Person's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including, without limitation, data processing hardware and software, motor vehicles, aircraft, dies, tools, jigs, and office equipment, as well as all of such types of property leased by such Person and all of such Person's rights and interest with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

         "ERISA Affiliate" means any Person who together with any Co-Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

         "Euro Lending Office" means the office of each Lender that will advance funds under and receive repayments of each Foreign Currency Loan.

         "Event of Default" means any of the events specified in Section 10.1, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Expiration Date" means the third anniversary of the Closing Date, subject to extension upon the terms and conditions hereinafter provided.

         "Extension Fee" means the $64,000 fee payable by the Co-Borrowers, for the ratable account of the Lenders in accordance with their respective Commitment Percentages, on each of the second and third anniversary dates of the Closing Date if the Co-Borrowers are eligible and elect to extend the Expiration Date from such anniversary dates.

         "Federal Funds Rate" means, for any day, a fluctuating interest rate per annum (rounded upward, if necessary, to the next 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published at 11:00 a.m. (Eastern Standard or Daylight Time) for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it in good faith as reasonably representative of such rate.

         "Fiscal Year" means each fiscal year of Holdings and its Subsidiaries ending on December 31.

         "Fixed Charge Coverage Ratio" means, for any period of calculation, EBITR divided by (i) Interest Expense and (ii) rental expense (exclusive of Capital Leases) paid during such period.

         "Floor Rate" means, at any time, the Federal Funds Rate plus 1/2 of 1% and plus the Applicable Margin then applicable for LIBOR Rate Loans.

         "Foreign Currency Loan" means any Loan under the Revolver Facility that is borrowed in, and to be repaid in, either British pounds sterling or French francs or German marks.

         "Foreign Currency Sublimit" means the Assigned Dollar Value of $30,000,000.

         "Foreign Subsidiary Note" means each and every promissory note made to the Company or Holdings from a foreign Material Subsidiary executing a Limited Foreign Guaranty and made to evidence the loans to be made by the Company or Holdings to the foreign Material Subsidiary from proceeds of the Loans and other cash sources.

         "French francs" or "FRF" shall mean lawful money of the Republic of France.

         "GAAP" means, as of any date of determination, generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for Holdings and its Subsidiaries throughout the period indicated and consistent with the prior financial practice of Holdings and the Subsidiaries. The term "consistently applied" as used in connection therewith, means that the accounting principles applied as at a date or for a period specified are consistent in all material respects to those applied as at prior dates or for prior periods.

         "German marks" or DM means the lawful money of the Federal Republic of Germany.

         "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

         "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing having jurisdiction over the Person and the subject matter.

         "Guaranty" means that certain Guaranty of even date, executed by each of the Guarantors and by which each of the Guarantors (other than SGIL, which shall execute a Limited Foreign Guaranty) shall guarantee the payment of the full amount of the Obligations substantially in the form of Exhibit L attached hereto, as amended or supplemented from time to time.

         "Guarantors" means those Persons who have executed a Guaranty or a Limited Foreign Guaranty, including, without limitation, all of the Material Subsidiaries.

         "Hazardous Materials" means any substances or materials (i) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law, (ii) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or similar in kind and harmful to human health or the environment and are or become regulated by any Governmental Authority, (iii) the presence of which require investigation or remediation under any Environmental Law, (iv) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (v) which are deemed to constitute a nuisance, a trespass or pose a health or safety hazard to persons or neighboring properties, (vi) which are materials consisting of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (vii) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

         "IBOR" means, with respect to each Foreign Currency Loan and for each Interest Period, a rate of interest equal to the prevailing rate of interest at which deposits in the applicable foreign currency, for a period comparable to the Interest Period and in an amount comparable to the amount of such Foreign Currency Loan, are offered, based on relevant information appearing on Telerate Page 3740 and 3750 (or, if it is unavailable from Telerate for any reason, by reference to relevant information on the Reuters Screen) as of 11:00 a.m. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period.

         "IBOR Rate" means (i) IBOR divided by (ii) one (1) less the Reserve Percentage (such rate to be rounded upward to the next whole multiple of 1/16 of 1%).

         "Intercompany Subordination Agreement" means the Intercompany Subordination Agreement of even date by and among, certain Subsidiaries of Co-Borrowers identified therein and the Administrative Agent, for the benefit of itself and the Lenders, substantially in the form of Exhibit G attached hereto, as amended or supplemented from time to time.

         "Initial Interest Rate Period" means the period during which all Loans shall be Base Rate Loans, which period shall commence on the Closing Date and end on the date three (3) Business Days thereafter.

         "Interest Expense" means, with respect to Holdings and the Subsidiaries, for any period of calculation and without duplication, gross interest expense (including without limitation, interest expense attributable in accordance with GAAP to Capital Leases and all net obligations pursuant to hedging agreements), determined for such period in accordance with GAAP.

         "Interest Payment Date" means, with respect to Base Rate Loans, the last Business Day of each calendar quarter commencing with the first calendar quarter ending after the Closing Date, and with respect to LIBOR Rate Loans or Foreign Currency Loans, the last day of each Interest Period applicable thereto (unless such Interest Period extends over three (3) months, in which case "Interest Payment Date" shall also include the last Business Day of the third month during such Interest Period).

         "Interest Period" shall have the meaning assigned thereto in Section 3.1(b).

         "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit H executed by each Subsidiary in accordance with Section 7.12, as amended or supplemented from time to time.

         "Lender" shall have the meaning assigned thereto in the preamble hereof, and included each Person executing this Agreement as a Lender set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 12.9.

         "Lending Office" means, with respect to any Lender, the office of such Lender maintaining such Lender's applicable Commitment Percentage of the Loans, but, with respect to each Foreign Currency Loan, shall mean the Euro Lending Office.

         "Leverage Ratio" means at any date the ratio of (i) the Consolidated Debt of Holdings and its Subsidiaries as of such date to (ii) the sum of (A) the Consolidated Net Worth of Holdings and its Subsidiaries plus (B) the Consolidated Debt of Holdings and its Subsidiaries, each as of such date.

         "LIBOR" means the prevailing rate of interest determined on the basis of the rate for deposits in dollars for a period equal to the applicable Interest Period commencing on the first day of such Interest Period appearing on Telerate Page 3750 as of 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period. In the event that such rate does not appear on Telerate Page 3750, "LIBOR" shall be the rate per annum at which deposits in Dollars are offered by leading reference banks in the London interbank market to the Agent at approximately 11:00 a.m.

(London time) two Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the applicable Loan.

         "LIBOR Rate" means (i) LIBOR divided by (ii) one (1) less the Reserve Percentage (such rate to be rounded upward to the next whole multiple of 1/16 of 1%).

         "LIBOR Rate Loan" means any loan under the Revolver bearing interest at a rate determined with reference to the LIBOR Rate.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

         "Limited Foreign Guaranty" means the Limited Foreign Guaranty executed by any Material Subsidiary (including, without limitation, SGIL) not organized in the United States of America and for which the Company has established that there is a Deemed Distribution Event.

         "Loan" means any loan or advance made by any Lender pursuant to this Agreement.

         "Loan Documents" means, collectively, this Agreement, the Notes, the Intercompany Subordination Agreement, any Joinder Agreement, the Guaranty, the Limited Foreign Guaranty, the Negative Pledge Agreement, the Note Pledge Agreement, and each other document, instrument and agreement executed and delivered by either Co-Borrower or any Subsidiary pursuant to and in connection with this Agreement.

         "Loan Year" means the period of twelve (12) consecutive months commencing on the Closing Date and each succeeding period of twelve (12) consecutive months commencing on each anniversary of the Closing Date.

         "Material Adverse Effect" means, with respect to Holdings or any of its Subsidiaries, a material adverse effect on the properties, business, prospects, operations or condition (financial or otherwise) of any such Person so as to impair the ability of any such Person to perform its obligations under the Loan Documents to which it is a party.

         "Material Contract" means any contract or other agreement, written or oral, of Holdings or any of its Subsidiaries involving monetary liability of or to any such Person in an amount in excess of $1,000,000 per annum.

         "Material Judgment Amount" means $1,000,000.

         "Material Subsidiary" means GameTec Inc., SGIL, and any corporation, partnership or other entity (i) having, at any time, total assets equal to or greater than ten percent (10%) of the then total consolidated assets of Holdings or (ii) having at any fiscal quarter end, a Cash Flow Percentage, for the period consisting of such quarter and the immediately preceding three quarters, equal to or greater than ten percent (10%) or (iii) of which more than eighty percent (80%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity is at the time, directly or indirectly, owned by either of the Co-Borrowers or the management is otherwise controlled by such person (irrespective of whether, at the time, capital stock or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency).

         "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which any Co-Borrower or any ERISA Affiliate has made, or accrued an obligation to make, contributions within the preceding six years.

         "Negative Pledge Agreement" means the agreement executed by each of the Co-Borrowers and the Material Subsidiaries and prohibiting the sale or collateral conveyance of the signatories' assets.

         "Net Income" means, with respect to any Person, for any period and without duplication, net income (or loss) for such period determined in accordance with GAAP; provided, that other than in the calculation called for by subsection (ii) of the definition of Material Subsidiary, there shall be excluded from the calculation of such Net Income the income of any Subsidiary (other than a Material Subsidiary) if and to the extent that a Co-Borrower or a Material Subsidiary has not received the income in a cash distribution.

         "Notes" means the Revolver Notes and the Swingline Note.

         "Note Pledge Agreement" means each Note Pledge Agreement taken at the time of the issuance of a Foreign Subsidiary Note issued by a foreign Material Subsidiary subject to a Deemed Distribution Event, by which the Company will grant to the Administrative Agent for the benefit of the Lenders and to secure all of the Obligations a first priority pledge and security interest in the subject Foreign Subsidiary Note issued to the Company.

         "Notice of Borrowing" shall have the meaning assigned thereto in
Section 2.2(a).

         "Notice of Conversion/Continuation" shall have the meaning assigned thereto in Section 3.2.

         "Obligations" means, in each case, whether now in existence or hereafter arising: (i) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans,
(ii) all payment and other obligations owing under any hedging agreement and
(iii) all other fees and commissions (including attorney's fees), charges, indebtedness, loans, liabilities, obligations, covenants and duties owing to the Lenders or to the Administrative Agent, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money in each case under or in respect of this Agreement, the Note or any of the other Loan Documents.

         "Officer's Compliance Certificate" shall have the meaning assigned thereto in Section 6.2.

         "Other Taxes" shall have the meaning assigned thereto in Section
3.10(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

         "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or
Section 412 of the Code and which (i) is maintained for employees or former employees of any Co-Borrower or any ERISA Affiliates or (ii) has at any time within the preceding six years been maintained for the employees or former employees of any Co-Borrower or any of their current or former ERISA Affiliates.

         "Permissible Restrictive Agreement" means an agreement entered into by either or both Co-Borrowers or one or more Subsidiary that restricts the payment of dividends by the Co-Borrower or Subsidiary party to the agreement, but only restricts such dividend payment to the extent it, when added to all other dividend payments since the inception of the agreement, would exceed more than half of the cumulative net income earned by the Co-Borrower or Subsidiary since the inception of the agreement.

         "Permitted Liens" means (i) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Law) not yet due or as to which the period of grace, if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings or procedures if adequate reserves are maintained (to the extent required by GAAP), (ii) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (A) which are not overdue for a period of more than thirty
(30) days or (B) which are being contested in good faith and by appropriate proceedings or procedures, (iii) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or obligations under customer service contracts, (iv) Liens constituting covenants, conditions, encumbrances in the nature of zoning restrictions and other Applicable Law restricting the right, use or enjoyment of real property, easements and rights or restrictions of record on the use of real property, facilities or Equipment which in the aggregate do not materially detract from the value of such property, facilities or Equipment or materially impair the use thereof in the ordinary conduct of business, including, without limitation: (A) easements, exceptions, reservations, or other agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, other minerals, and other like purposes affecting real property, facilities, or Equipment which, in the aggregate, do not materially burden or impair the value or use of such property for the purposes for which it is or may reasonably be expected to be held; (B) easements, exceptions, reservations, or other agreements for the purpose of facilitating the joint or common use of property in a development or similar real property project affecting real property which, in the aggregate, do not materially burden or impair the value or use of such property for the purposes for which it is or may reasonably be expected to be held; and (C) rights reserved to or vested in any Governmental Authority by Applicable Law to control or regulate, or obligations or duties under Applicable Law to any Governmental Authority with respect to, the use of any real property; (v) inchoate Liens incident to construction or maintenance of real property or Liens incident to construction or maintenance of real property now or hereafter filed of record for which adequate reserves have been established (to the extent required by GAAP) and which are being contested in good faith by appropriate proceedings or procedures and have not proceeded to judgment; (vi) rights reserved to or vested in any Governmental Authority by Applicable Law to control or regulate or obligations or duties under Applicable Law to any Governmental Authority with respect to any right, power, franchise, grant, license, or permit; (vii) statutory Liens or other Liens which arise by operation of Applicable Law, other than those described in clauses (i) or (ii) above, arising in the ordinary course of business with respect to (A) obligations which are not delinquent or are being contested in good faith by appropriate proceedings or procedures, provided that adequate reserves have been established (to the extent required by GAAP) with respect thereto and, by reason of nonpayment, no property is subject to a material risk of loss or forfeiture; or (B) in favor of unpaid sellers of goods or prepaying buyers of goods, or Liens in items of any accompanying documents or proceeds of either arising in favor of a collecting bank; (viii) Liens of the Administrative
Agent for the benefit of the Administrative Agent and the Lenders; (ix) Existing Liens described on Schedule 9.3; and (x) Liens on Debt permitted by
Section 9.1.

         "Person" means an individual, corporation, partnership, association, trust, business trust, limited liability company, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group.

         "Prime Rate" means, at any time, the rate of interest per annum publicly announced from time to time by the Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by the Agent as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

         "Projections" shall have the meaning assigned thereto in Section
6.1(c).

         "Receivables"means as to any Person any right to payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, letter of credit, general intangible or otherwise, arising from the sale or financing by such Person of merchandise or services, and monies due thereunder, security in the merchandise and services financed thereby, records related thereto, and the right to payment of any interest or finance charges and other obligations with respect thereto, proceeds from claims on insurance policies related thereto, any other proceeds related thereto, and any other related rights.

         "Register" shall have the meaning assigned thereto in Section 12.9(b).

         "Required Lenders" means, at any date, any combination of Lenders holding at least 51% of the combined maximum of the Commitments.

         "Reserve Percentage" means the maximum daily arithmetic reserve requirement imposed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on Eurocurrency liabilities (as defined in Regulation D) for the applicable Interest Period as of the first day of such Interest Period, but subject to any changes in such reserve requirement becoming effective during the Interest Period. For purposes of calculating the Reserve Percentage, the reserve requirement shall be as set forth in Regulation D without benefit of credit for prorations, exemptions or offsets under Regulation D, and further without regard to whether or not any Lender elects to actually fund any Loan or portion thereof with Eurocurrency liabilities. Each calculation by the Agent of the LIBOR Rate or IBOR shall be entitled to a presumption of correctness, absent manifest error.

         "Responsible Officer" of any Person means the chief executive officer, president, chief financial officer, general counsel or chief accounting officer of such Person.

         "Revolver Facility" means the revolving credit facility extended to the Co-Borrowers pursuant to Section 2.1 in the aggregate principal amount not to exceed at any time EIGHTY MILLION DOLLARS ($80,000,000).

         "Revolver Facility Termination Date" means the earliest of the dates referred to in Section 2.5.

         "Revolver Loan" means any loan made to the Co-Borrowers pursuant to
Section 2.1, and all such Loans collectively as the context requires.

         "Revolver Loan Commitment" means, as to any Lender, the obligation of such Lender to make Revolver Loans to the Co-Borrowers hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1, as the same may be reduced or modified at any time or from time to time pursuant to Sections 2.4 and 12.9.

         "Revolver Loan Commitment Percentage" means, as to any Lender at any time, the ratio of (i) the amount of the Revolver Loan Commitment of such Lender to (ii) the Aggregate Revolver Loan Commitments.

         "Revolver Notes" means the separate Revolving Credit Notes made by the Co-Borrowers payable to the order of each Lender, substantially in the form of Exhibit A-1 hereto, evidencing the Revolver Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part; "Revolver Note" means any of such Notes.

         "SEC" means the Securities and Exchange Commission.

         "SGIL" means Scientific Games International Limited.

         "Solvent" means, with respect to Holdings and each of its Subsidiaries, that such Person (i) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (ii) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (iii) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

         "Spot Exchange Rate" shall mean, on any day, (i) with respect to any Alternative Currency, the spot rate at which Dollars are offered on such day by First Union National Bank of North Carolina, in London, for such Alternative Currency at approximately 11:00 a.m. (Charlotte time), and (ii) with respect to Dollars in relation to any specified Alternative Currency, the spot rate at which such specified Alternative Currency is offered on such day by First Union National Bank of North Carolina in London for Dollars at approximately 11:00 a.m. (Charlotte time). For purposes of determining the Spot Exchange Rate in connection with a Foreign Currency Borrowing, such Spot Exchange Rate shall be determined as of the Denomination Date for such Borrowing with respect to transactions in the applicable Alternative Currency that will settle on the date of such Borrowing.

         "Subsidiary" means any corporation, partnership or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity is at the time, directly or indirectly, owned by either of the Co-Borrowers or the management is otherwise controlled by such Person (irrespective of whether, at the time, capital stock or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency).

         "Swingline Committed Amount" means $5,000,000.

         "Swingline Lender" means First Union National Bank of Georgia, as the Lender with respect to Swingline Loans.

         "Swingline Loans" shall have the meaning assigned thereto in Section
2.3.

         "Swingline Note" shall have the meaning assigned thereto in Section
2.3.

         "Taxes" shall have the meaning assigned thereto in Section 3.10(a).

         "Termination Event" means: (i) a "Reportable Event" described in
Section 4043 of ERISA (other than a Reportable Event as to which the provision of 30 days notice has been waived by the PBGC under applicable regulations or is not subject to the provision for 30 days notice to the PBGC); (ii) the withdrawal of any Co-Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a distress termination under Section 4041(c) of ERISA; (iv) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC; (v) any other event or condition which is reasonably expected to constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the partial or complete withdrawal of any Co-Borrower or any ERISA Affiliate from a Multiemployer Plan; (vii) the imposition of a Lien pursuant to Section

412 of the Code or Section 302 of ERISA; (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under
Section 4042 of ERISA.

         "United States" means the United States of America.

         SECTION 1.2 General. All terms of an accounting nature not specifically defined herein shall have the meanings assigned thereto by GAAP. Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Charlotte time" shall refer to the applicable time of day in Charlotte, North Carolina.

         SECTION 1.3 Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including without limitation, all computations utilized by Holdings or any Subsidiary thereof to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Administrative Agent to the contrary agreed to by the Co-Borrowers, be performed in accordance with GAAP. In the event that changes in GAAP (as in effect on the Closing Date) shall be mandated by the Financial Accounting Standards Board or any similar accounting body of comparable standing or shall be recommended by the Co-Borrowers' certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Co-Borrowers, the Lenders and the Administrative Agent shall have entered into an amendment of this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement and to conform the covenants for evaluating Co-Borrowers financial condition to substantially the same criteria as were in effect prior to such change in GAAP.

         SECTION 1.4  Other Definitions and Provisions.

         (a) Use of Capitalized Terms. Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Loan Documents and any certificate, report or other document made or delivered pursuant to this Agreement.

         (b) Miscellaneous. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

         SECTION 1.5 Exhibits and Schedules. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified, or amended are incorporated herein by reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules. The disclosure of any matter, if such matter constitutes a Default or an Event of Default, will not cure any such Default or Event of Default.


                                   ARTICLE II

                                CREDIT FACILITY

         SECTION 2.1 Revolver Loans. Subject to the terms and conditions of this Agreement, each Lender severally but not jointly agrees to make Revolver Loans to the Co-Borrowers jointly and severally from time to time from the Closing Date through the Revolver Facility Termination Date as requested by the Company, on behalf of Co-Borrowers, in accordance with the terms of Section 2.2; provided that (i) the sum of the aggregate principal amount of all outstanding Revolver Loans (including the Assigned Dollar Value of all Foreign Currency Loans) plus the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested) shall not exceed the Aggregate Revolver Loan Commitments, (ii) the principal amount of Revolver Loans from any single Lender shall not at any time exceed such Lender's Revolver Loan Commitment, and (iii) in the case of a Revolving Loan to be made as a Foreign Currency Loan, the Assigned Dollar Value of any requested Foreign Currency Loan, when added to the Assigned Dollar Value of all other then outstanding Foreign Currency Loans (with the Denomination Date for each of such outstanding Foreign Currency Loans for the purposes of this proviso to be the Denomination Date for each such requested Foreign Currency Loan), shall not exceed the Foreign Currency Sublimit. Each Revolver Loan by a Lender shall be in a principal amount equal to such Lender's Revolver Loan Commitment Percentage of the aggregate principal amount of Revolver Loans requested on such occasion, up to a principal amount at any time outstanding under the Revolver Facility equal to such Lender s Revolver Loan Commitment Percentage. If at any time the Lenders shall make Revolver Loans to the Co-Borrowers such that the aggregate amount of Revolver Loans outstanding hereunder exceeds the aggregate Revolver Loan Commitments, such Revolver Loans shall nonetheless constitute Obligations hereunder. Subject to the terms and conditions hereof, the Co-Borrowers may borrow, repay and reborrow Revolver Loans hereunder until the Revolver Facility Termination Date.

         SECTION 2.2  Procedure for Advances of Revolver Loans.

         (a) Requests for Borrowing. The Company, on behalf of the Co-Borrowers, shall give the Administrative Agent irrevocable prior written notice in the form attached hereto as Exhibit B (a "Notice of Borrowing") not later than 11:00 a.m. (Charlotte time) (i) on the date of borrowing with respect to each Base Rate Loan (ii) at least three (3) Business Days before each LIBOR Rate Loan, and (iii) at least four (4) Business Days before each Foreign Currency Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall, with respect to LIBOR Rate Loans, be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof, with respect to Foreign Currency Loans, have a minimum Assigned Dollar Value of $1,000,000 or a whole multiple of $1,000,000 of Assigned Dollar Value in excess thereof, and, with respect to Base Rate Loans, be in an aggregate principal amount of $500,000 and or a whole multiple of $100,000 in excess thereof, (C) whether the Loans are to be LIBOR Rate Loans, Base Rate Loans, or Foreign Currency Loans and, if Foreign Currency Loans, whether the borrowings are to be in British pounds sterling, French francs, or German marks, and (D) in the case of a LIBOR Rate Loan or a Foreign Currency Loan, the duration of the Interest Period applicable thereto. Notices received after 11:00 a.m. (Charlotte time) shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Borrowing.

         (b) Disbursement of Revolver Loans. Not later than 1:00 p.m. (Charlotte time) on the proposed borrowing date for any Revolver Loan other than a Foreign Currency Loan, and 11:00 a.m. in London, Paris, or Berlin for Foreign Currency Loans to be made in British pounds sterling, French francs, or German marks, respectively, each Lender will make available to the Administrative Agent, for the account of the Co-Borrowers, at the appropriate Lending Office in Dollars or the applicable Alternative Currency and funds immediately available to the Administrative Agent, such Lender's Revolver Loan Commitment Percentage of the Revolver Loans requested. The proceeds of each borrowing requested pursuant to this Section 2.2(b) shall be disbursed in immediately available funds by crediting such proceeds to the account of Co-Borrowers designated in the Accounts Designation Letter. Subject to Section
3.6 hereof, the Administrative Agent shall not be obligated to disburse the proceeds of any Revolver Loan requested pursuant to this Section 2.2 until each Lender shall have made available to the Administrative Agent its applicable Revolver Loan Commitment Percentage of such Revolver Loan; provided, however, that the failure of a Lender to make available to the Administrative Agent such Revolver Loan Commitment Percentage shall not affect the obligation of the Administrative Agent to disburse the proceeds of any Revolver Loan with respect to that portion of such loan as to which the Administrative Agent shall have received the applicable Revolver Loan Commitment Percentage.

         SECTION 2.3  Swingline Loan Subfacility.

         (a) Swingline Commitment. Subject to the terms and conditions of this Agreement, Administrative Agent, in its individual capacity as Swingline Lender, agrees to make certain revolving credit loans requested by the Co-Borrowers in Dollars to the Co-Borrowers (each a "Swingline Loan" and, collectively, the "Swingline Loans") from time to time from the Closing Date until the Revolver Facility Termination Date for the purposes hereinafter set forth; provided, however, that at any time (i) the aggregate principal amount of Swingline Loans outstanding shall not exceed the Swingline Committed Amount, and (ii) the sum of the aggregate principal amount of outstanding Revolver Loans (including the Assigned Dollar Value of all Foreign Currency Loans) plus the aggregate principal amount of outstanding Swingline Loans shall not exceed the Aggregate Revolving Loan Commitment. Swingline Loans hereunder shall be made as Base Rate Loans and may be repaid and reborrowed in accordance with the provisions hereof.

         (b)  Swingline Loan Advances.

                 (i) Notices; Disbursement. Whenever the Co-Borrowers desire a Swingline Loan advance hereunder, the Company, on behalf of the Co-Borrowers, shall give written notice (or telephone notice promptly confirmed in writing) to the Swingline Lender not later than 11:00 a.m.

(Charlotte time) on the Business Day of the requested Swingline Loan advance. Each such notice shall be irrevocable, shall constitute a reaffirmation of the accuracy of the representations and warranties as of such date (except where such representation or warranty is expressly stated as of a specific date) and of the absence of any Default or Event of Default and shall specify (A) that a Swingline Loan advance is requested, (B) the date of the requested Swingline Loan advance (which shall be a Business Day) and (C) the principal amount of the Swingline Loan advance requested. Each Swingline Loan shall be made as a Base Rate Loan and shall have such maturity date as may be determined at the discretion of the Administrative Agent.

                 (ii) Minimum Amounts. Each Swingline Loan advance shall be in a minimum principal amount of $100,000 and in integral multiples of $50,000 in excess thereof (or the remaining amount of the Swingline Committed Amount, if less).

                 (iii) Repayment of Swingline Loans. The principal amount of all Swingline Loans shall be due and payable on the earlier of (A) 11:00 a.m. on the maturity date specified by the Administrative Agent or (B) the Revolver Facility Termination Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Co-Borrowers and the Lenders not later than 11:00 a.m. on the date of the repayment, demand repayment of its Swingline Loans by way of an advance under the Revolver Facility, in which case the Co-Borrowers shall be deemed to have requested a Revolver Loan comprised solely of Base Rate Loans in the amount of such Swingline Loans; provided, however, that any such demand shall be deemed to have been given one Business Day prior to the Revolver Facility Termination Date and on the date of the occurrence of any Event of Default described in Section 10.1 and upon acceleration of the Obligations hereunder and the exercise of remedies in accordance with the provisions of Section 10.2. Each Lender hereby irrevocably agrees to make its pro rata share of each such Revolver Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (I) the amount of such borrowing may not comply with the minimum amount for advances of Revolver Loans otherwise required hereunder, (II) whether any conditions specified in
Section 4.3 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for Revolver Loan to be made by the time otherwise required hereunder, (V) whether the date of such borrowing is a date on which Revolver Loans are otherwise permitted to be made hereunder or (VI) any termination of the Revolver Facility relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolver Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to any Co-Borrower or any Subsidiary of any Co-Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from such Co-Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its Revolver Loan Commitment Percentage of the aggregate Revolver Loan Commitments (determined before giving effect to any termination of the Revolver Facility pursuant to Section 2.8), provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased and (B) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline

Lender, to the extent not paid to the Swingline Lender by the Co-Borrowers in accordance with the terms of subsection (c) hereof, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to the Federal Funds Rate. Without fee or penalty, the Co-Borrowers may at any time and from time to time repay the Swingline Loan amounts, in whole or in part, upon irrevocable notice to the Administrative Agent not later than 11:00 a.m. Charlotte time on the date of payment, specifying the date and amount of repayment.

         (c)  Interest on Swingline Loans.  Subject to the provisions of
Section 3.1, each Swingline Loan shall bear interest at a per annum rate equal to the Base Rate plus the Applicable Margin.

         (d) Payment of Interest. Interest on Swingline Loans shall be payable in arrears at the end of each calendar quarter.

         (e) Swingline Note. The Swingline Loans shall be evidenced by a duly executed promissory note (the "Swingline Note") of the Co-Borrowers to the Swingline Lender in substantially the form of Exhibit A-2.

         SECTION 2.4  Repayment of Revolver Loans.

         (a) Repayment on Revolver Facility Termination Date. The Co-Borrowers shall repay the outstanding principal amount of all Revolver Loans made to such Co-Borrowers in full, together with all accrued but unpaid interest thereon, on the Revolver Facility Termination Date.

         (b) Mandatory Repayment of Excess Loans. If at any time the sum of the outstanding principal amount of all Revolver Loans (including the Assigned Dollar Value of all Foreign Currency Loans) plus the outstanding amount of all Swingline Loans exceeds the Aggregate Commitments, the Co-Borrowers shall repay such excess, and such payment shall be applied in the following order: (i) first, to Swingline Loans; (ii) secondly, to Revolver Loans which are Base Rate Loans; (iii) thirdly, to LIBOR Loans; and (iv) lastly, to Foreign Currency Loans. Each such repayment shall be accompanied by accrued interest on the amount repaid and any amount required to be paid pursuant to Section 3.8 hereof.

         (c) Optional Repayments and Commitment Reductions. Without fee or penalty, the Co-Borrowers may at any time and from time to time repay the Revolver Loans made thereto, in whole or in part, upon irrevocable notice to the Administrative Agent not later than 11:00 a.m. (Charlotte time) on the date of repayment with respect to Base Rate Loans, at least four (4) Business Days before with respect to Foreign Currency Loans, and at least three (3) Business Days before with respect to LIBOR Rate Loans, specifying the date and amount of repayment and whether the repayment is of Base Rate Loans, LIBOR Rate Loans, or Foreign Currency Loans, or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to LIBOR Rate Loans, $1,000,000 of Assigned Dollar Value or a whole multiple of $1,000,000 of Assigned Dollar Value in excess thereof with respect to Foreign Currency Loans, and $500,000 or a whole multiple of $100,000 in excess thereof with respect to Base Rate Loans. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 3.8. Upon the repayment of any Loan, the Co-Borrowers, without fee or penalty, upon irrevocable notice to the Administrative Agent at least five (5) Business Days prior to the proposed commitment reduction, may reduce the Revolver Loan Commitment for more or less than the repaid Loan amount, but with such commitment reduction to be in a minimum amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

         (d) Limitation on Repayment of Foreign Currency Loans and LIBOR Rate Loans. No Co-Borrower may repay any Foreign Currency Loan or LIBOR Rate Loan hereunder on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 3.8.

         SECTION 2.5 Termination of Revolver Facility. The Lenders' Revolver Loan Commitments under Sections 2.1 and 2.3 shall terminate on the earlier of
(i) the Expiration Date or (ii) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 10.2(a); provided, however, upon written request by the Co-Borrowers at least sixty days in advance, with the approval of each of the Lenders given or withheld in their sole discretion, and on payment of the Extension Fee in each instance, the Co-Borrowers, on and as of each of the first and second anniversary of the Closing Date, may extend the Revolver Facility and the Revolver Loan Commitments for a period of one (1) year following the Expiration Date, with final maturity not to exceed five years from closing, subject in all respects to prior termination of the Revolver Facility by the Administrative Agent on behalf of the Lenders pursuant to Section 10.2(a).

         SECTION 2.6 Use of Proceeds. The Co-Borrowers shall use the proceeds of the Loans for working capital and general corporate requirements of the Co-Borrowers, including, without limitation, public stock repurchases.

         SECTION 2.7 Co-Borrower and Guarantor Liability. With respect to the respective liabilities for the Obligations, the Co-Borrowers and Guarantors have executed with the Administrative Agent that certain Contribution Agreement, of even date, providing for certain contribution and other rights among the Co-Borrowers and Guarantors.

         SECTION 2.8  Subordination of Subrogation and Contribution Claim.
Each Co-Borrower and Guarantor hereby subordinates, to the collection and payment in full of the Obligations and to the fullest extent possible, and irrevocably agrees to delay until full and final payment of the Obligations any enforcement of, any and all rights, whether at law, in equity, by agreement or otherwise, to subrogation, indemnity, reimbursement, contribution, or any other similar claim, cause of action or remedy that otherwise would arise out of such Co-Borrower's or Guarantor's payment or performance of the Obligations, including, without limitation, any and all claims under the Contribution Agreement.

         SECTION 2.9 Foreign Subsidiary Guaranties. If at any time and from time to time the Company shall establish for any foreign Material Subsidiary a Deemed Distribution Event, the foreign

Material Subsidiary shall execute a Limited Foreign Guaranty, and, upon such execution, be relieved of liability under the Guaranty.


                                  ARTICLE III

                            GENERAL LOAN PROVISIONS

         SECTION 3.1  Interest.

         (a) Interest Rate Options. Loans made on the Closing Date and during the Initial Interest Period shall be Base Rate Loans and shall bear interest at the Base Rate plus the Applicable Margin (the "Applicable Margin") as set forth below in this Section 3.1. Thereafter, Foreign Currency Loans shall bear interest at the IBOR Rate plus the Applicable Margin, Base Rate Loans shall bear interest at a rate equal to the higher of the (i) Floor Rate or the (ii) Base Rate plus the Applicable Margin, Swingline Loans shall bear interest at the Base Rate plus the Applicable Margin, and, LIBOR Rate Loans shall bear interest at the LIBOR Rate plus the Applicable Margin. The Applicable Margin may be a negative number. On behalf of the Co-Borrowers, the Company shall determine whether a Revolving Loan is to be a Base Rate Loan, LIBOR Rate Loan, or Foreign Currency Loan and select the Interest Period, if any, applicable to any Revolving Loan at the time a Notice of Borrowing is given pursuant to Section 2.2 or at the time a Notice of Conversion/Continuation is given pursuant to Section 3.2. Any Loan or any portion thereof as to which the Company has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan, and, if it is a LIBOR
Rate Loan or a Foreign Currency Loan for which an Interest Period has ended, shall, so long as no Event of Default has occurred and shall be continuing, be deemed renewed as a Base Rate Loan and, in each case, no Event of Default shall arise as a result thereof.

         (b) Interest Periods. In connection with each Foreign Currency Loan and LIBOR Rate Loan, the Company, on behalf of the Co-Borrowers, by giving notice at the times described in Section 3.1(a), shall elect an interest period (each, an "Interest Period") to be applicable to such Loan, which Interest Period shall be a period of one, two, three, or six months; provided that:

                 (i) the Interest Period shall commence on the date of advance of or conversion to any Foreign Currency Loan or LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

                 (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that, with respect to any Foreign Currency Loan or LIBOR Rate Loan, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                 (iii) with respect to any Foreign Currency Loan or LIBOR Rate Loan, any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

                 (iv) no Interest Period for Revolver Loans shall extend beyond the Revolver Facility Termination Date;

                 (v) there shall be no more than five Types of LIBOR Rate Loans and three Types of Foreign Currency Loans outstanding at any time; for purposes of this provision, a "Type" of Loan shall refer to Loans with Interest Periods beginning and ending on the same date; and

                 (vi)       such right of election is subject to Section
         3.1(e)(i).

         (c)     Applicable Margin.   On and after the Closing Date until
adjustments, if any, pursuant to Subsection 3.1(d) below after receipt by the Administrative Agent of financial statements for Holdings and Subsidiaries for the quarter ended December 31, 1996, the Applicable Margin (which may be a negative number) for LIBOR Rate Loans and Foreign Currency Loans will be .375% and for Base Rate and Swingline Loans be -1.250%, and, thereafter, the Applicable Margin with respect to Base Rate Loans, LIBOR Rate Loans, Foreign Currency Loans, and Swingline Loans shall be determined as provided below by reference to the Leverage Ratio at the end of each fiscal quarter of Holdings as follows:

                    Applicable Margin
 Leverage                     LIBOR         Base Rate
 Ratio                        or IBOR       Margin
                              Margin

 Less than or equal to 25%    0.375%        - 1.250%

 Greater than 25%, but less   0.500%        - 0.750%
 than or equal to 40%

 Greater than 40%             0.625%          0.000%



         (d) Adjustments to Applicable Margin. Adjustments, if any, in the Applicable Margin shall be made by the Administrative Agent ten (10) Business Days after receipt by the Administrative Agent of quarterly financial statements for Holdings and its Subsidiaries and the accompanying Officer's Compliance Certificate setting forth the Leverage Ratio for Holdings and its Subsidiaries as of the most recent fiscal quarter end. In the event Holdings fails to deliver such financial statements and certificate within the time required by Sections 6.1(a) or (b) and Section
6.2 hereof, the Applicable Margin shall be the highest Applicable Margin set forth above until five (5) Business Days after the delivery of such financial statements and certificate.

         (e) Default Rate. Upon the occurrence and during the continuance of an Event of Default, (i) the Co-Borrowers shall no longer have the option to request LIBOR Rate Loans or Foreign Currency Loans, (ii) at the election of the Required Lenders, each Loan shall bear interest at a rate per annum one and one-half percent (1.5%) in excess of the highest rate otherwise then applicable to the Loan and (iii) all Foreign Currency Loans and LIBOR Rate Loans at the end of their applicable Interest Period shall be converted to Base Rate Loans. Interest shall continue to accrue on the Notes after the filing by or against either or both Co-Borrowers of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

         (f) Interest Payment and Computation. Interest on each Loan shall be payable in arrears on each Interest Payment Date. Interest on Base Rate Loans (including Swingline Loans) and Foreign Currency Loans made in British pounds sterling shall be computed on the basis of a year of 365 days (with appropriate adjustments for any Base Rate Loans and Swingline Loans during a leap year) and assessed for the actual number of days elapsed, and interest on LIBOR Rate Loans and Foreign Currency Loans made in French francs or German marks shall be computed on the basis of a year of 360 days and assessed for the actual number of days elapsed.

         (g) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent's option promptly refund to the applicable Co-Borrower or Co-Borrowers any interest received by Lenders in excess of the maximum lawful rate or shall apply such excess to the principal balance of the Obligations.
It is the intent hereof that the Co-Borrowers not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Co-Borrowers under Applicable Law.

         SECTION 3.2 Notice and Manner of Conversion or Continuation of Loans. After the Initial Interest Rate Period, provided that no Default or Event of Default has occurred and is then continuing, the Co-Borrowers shall have the option to (i) convert at any time all or any portion of their outstanding Base Rate Loans in a principal amount equal to $5,000,000 or any whole multiple of $1,000,000 in excess thereof into LIBOR Rate Loans, (ii) upon the expiration of any Interest Period, convert all or any part of their outstanding LIBOR Rate Loans in a principal amount equal to $500,000 or a whole multiple of $100,000 in excess thereof into Base Rate Loans, (iii) upon the expiration of its Interest Period, continue any LIBOR Rate Loan in a principal amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof as a LIBOR Rate Loan, and (iv) upon the expiration of its Interest Period, continue any Foreign Currency Loan with an Assigned Dollar Value of $1,000,000 or any whole multiple of $1,000,000 of Assigned Dollar Value in excess thereof as a Foreign Currency Rate Loan in the same Foreign Currency; provided, that the Co-Borrowers shall not be entitled to continue, but shall repay, such portion of the Foreign Currency Loan that equals the Assigned Dollar Value Excess as of the end of the Interest Period. Whenever the Co-Borrowers desire to convert or continue Loans as provided above, the Company, on behalf of the Co-Borrowers, shall give the Administrative Agent irrevocable prior written notice in the form attached hereto as Exhibit C (a "Notice of Conversion/Continuation") not later than 11:00 a.m. (Charlotte time) three (3) Business Days before the Business Day, in the case of a conversion to or a continuation of a LIBOR Rate Loan, four (4) Business Days before the Business Day, in the case of a continuation of a Foreign Currency Loan, and the same Business Day, in the case of a conversion to a Base Rate Loan, on which a proposed conversion or continuation of such Loan is to be effective specifying (i) the Loans to be converted or continued and, with respect to any LIBOR Rate Loan to be converted or continued, the last day of the current Interest Period therefor, (ii) the effective date of such conversion or continuation (which shall be a Business Day), (iii) the principal amount of such Loans to be converted or continued and (iv) with respect to a continuation of Foreign Currency Loan, the Alternative Currency and the Interest Period to be applicable thereto. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

         SECTION 3.3  Fees.

         (a) Unused Revolver Fee. Commencing on the Closing Date and continuing through and including the Revolver Facility Termination Date, the Co-Borrowers shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable unused revolver fee at a rate per annum (based on a 360 day year) equal to .125% multiplied by the average daily unused portion of the aggregate Commitments. The fee shall be payable in arrears on the last Business Day of each calendar quarter commencing December 31, 1996, and on the Revolver Facility Termination Date. Such commitment fee shall be distributed by the Administrative Agent among the Lenders pro rata in accordance with the Lenders' respective Commitment Percentages.

         (b) Agent's Fees. In order to compensate the Administrative Agent for its obligations hereunder, the Co-Borrowers jointly and severally agree to pay to the Administrative Agent and First Union Capital Markets Corp., for their own account, the fees set forth in the Commitment and Term Sheet between Administrative Agent and the Co-Borrowers, dated September 9, 1996, and the
Fee Letter executed by the Co-Borrowers in connection therewith (collectively, the "Term Sheet").

         (c) Lender's Fees. In order to compensate the Lenders other than the Administrative Agent for extending their Commitment and closing the Credit Facility, the Co-Borrowers jointly and severally agree to pay to each of the Lenders (other than Administrative Agent) at the Closing Date a closing fee equal to .125% of the Lender's Commitment.

         (d) Fee and Cost Determination Detail. The Administrative Agent, and any Lender, shall provide reasonable detail to Co-Borrowers regarding the manner in which the amount of any payment to the Lenders, or that Lender, under this Agreement has been computed.

         SECTION 3.4  Manner of Payment.

         (a) Each payment (including repayments described in Article II) by any Co-Borrower on account of the principal of or interest on the Loans other than Foreign Currency Loans or of any fee, commission or other amounts payable to the Lenders under this Agreement or any Note shall be made not later than 1:00 p.m. (Charlotte time) on the date specified for payment under this Agreement to the Administrative Agent for the account of the Lenders to be distributed pro rata among the Revolver Loans and among such Lenders in accordance with their respective Revolver Loan Commitment Percentage (except for payment of Swingline Loans, which are for the account of the Swingline Lender), at the Administrative Agent's Office, in immediately available funds, and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Charlotte time) on such day shall be deemed a payment on such date for the purposes of Section 10.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (Charlotte time) shall be deemed to have been made on the next succeeding Business Day for all purposes. All Loans other than Foreign Currency Loans shall be repayable in Dollars, and each Foreign Currency Loan shall be repayable in the Alternative Currency in which the Loan was made and at the Euro Lending Office of the Administrative Agent before 11:00 a.m. London time.

         (b) Pro Rata Treatment. Upon receipt by the Administrative Agent of each such payment for the account of the Lenders, the Administrative Agent shall credit each Lender's account with its pro rata share of such payment in accordance with such Lender's Revolver Loan Commitment Percentage and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of its fees or on the Swingline Loans shall be made in like manner, but for the account of the Administrative Agent or the Swingline Lender, as the case may be. Subject to Section 3.1 (b), if any payment under this Agreement or any Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

         SECTION 3.5 Crediting of Payments and Proceeds. In the event that Co-Borrowers shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 10.2, all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be distributed pro rata among the Revolver Facility and shall be further applied among the Administrative Agent and such Lenders first, to all Administrative Agent's fees and expenses then due and payable, then to all other expenses then due and payable by the Co-Borrowers hereunder, then to all indemnity obligations then due and payable by the Co-Borrowers hereunder, then to all commitment and other fees and commissions then due and payable, then to accrued and unpaid interest on the Notes (pro rata in accordance with all such amounts due), then to the principal amount of the Notes, in that order.

         SECTION 3.6 Nature of Obligations of Lenders Regarding Loans; Assumption by Administrative Agent. The obligations of the Lenders under this Agreement to make the Loans are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Lender prior to the applicable time period specified in Section 2.2 (b) on a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Co-Borrowers on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to such Lender's applicable Revolver Loan Commitment Percentage of such borrowing and interest thereon at a rate per annum equal to the daily average Federal Funds Rate during such period as determined by the Administrative Agent. A certificate of the Administrative Agent with respect to any amounts owing under this Section shall be conclusive, absent manifest error. If such Lender's applicable Revolver Loan Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum then applicable to such Loan hereunder, on demand, from the applicable Co-Borrower or Co-Borrowers. The failure of any Lender to make its applicable Revolver Loan Commitment Percentage of any Loan available shall not relieve it or any other Lender of its obligation, if any, hereunder to make its applicable Revolver Loan Commitment Percentage of such Loan available on such borrowing date or prejudice any rights of Co-Borrowers against such Lender, but no Lender shall be responsible for the failure of any other Lender to make its applicable Revolver Loan Commitment Percentage of such Loan available on the borrowing date.

         SECTION 3.7  Changed Circumstances.

         (a) Circumstances Affecting LIBOR Rate or IBOR Rate Availability. If with respect to any Interest Period the Administrative Agent or any Lender (after consultation with Administrative Agent) shall determine that by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in Eurodollars in the applicable amounts are not being offered (through Telerate Page 3750 or otherwise) to the Administrative Agent or such Lender for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Co-Borrowers. Thereafter, until the Administrative Agent notifies the Co-Borrowers that such circumstances no longer exist, the obligation of the Lenders to make Foreign Currency Loans and Foreign Currency Loans, and the right of the Co-Borrowers to convert any Loan to or continue any Loan as a LIBOR Rate Loan or Foreign Currency Loans, shall be suspended, and the applicable Co-Borrower or Co-Borrowers shall repay in full (or cause to be repaid in full) the then-outstanding principal amount of each such LIBOR Rate Loan and Foreign Currency Loan, together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or Foreign Currency Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan and Foreign Currency Loan to a Base Rate Loan, if available, as of the last day of such Interest Period.

         (b) Laws Affecting LIBOR Rate or IBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective Lending offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan or Foreign Currency Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Co-Borrowers and the other Lenders. Thereafter, until the Administrative Agent notifies the Co-Borrowers that such circumstances no longer exist (which notification shall be given promptly, but in any event within thirty (30) days after the Administrative Agent obtains actual knowledge that such circumstances no longer exist), (i) the obligations of the Lenders to make LIBOR Rate Loans or Foreign Currency Loans and the right of the Co-Borrowers to convert any Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Co-Borrowers may select only Base Rate Loans hereunder, and (ii) if any of the Lenders may not lawfully continue to maintain a Foreign Currency Loan or LIBOR Rate Loan to the end of the then current Interest Period applicable thereto, the applicable Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period, and the applicable Co-Borrower or Co-Borrowers shall pay any amount required to be paid pursuant to Section 3.8.

         (c) Increased Costs. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Governmental Authority, central bank or comparable agency:

                 (i) shall subject any of the Lenders (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any LIBOR Rate Loan, Foreign Currency Loan or any Note or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any LIBOR Rate Loan, Foreign Currency Loan or any Note or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Lending Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or

                 (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any LIBOR Rate Loan, Foreign Currency Loan, or any Note; and the result of any of the foregoing is to increase the costs to any of the Lenders of maintaining any LIBOR Rate Loan or Foreign Currency Loan or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Notes in respect of a LIBOR Rate Loan or a Foreign Currency Loan, then such Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Co-Borrowers of such fact and demand compensation therefor and, within fifteen (15) days after such notice by the Administrative Agent, the Co-Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction. The Administrative Agent will promptly notify the Co-Borrowers of any event of which it has knowledge that will entitle such Lender to compensation pursuant to this Section 3.7(c); provided, that the Administrative Agent shall incur no liability whatsoever to the Lenders or the Co-Borrowers in the event it fails to do so. A certificate of the Administrative Agent setting forth the basis for determining such additional amount or amounts necessary to compensate such Lender or Lenders shall be conclusively presumed to be correct absent manifest error. If any Lender claims compensation under this Section, a Co-Borrower may at any time, upon at least four (4) Business Days' prior notice to the Administrative Agent and such Lender and upon payment through the date of such payment plus any prepayment fee required or charges imposed under Section 3.8 hereof, pay in full the affected LIBOR Rate Loans and Foreign Currency Rate Loans of such Lender or request that such LIBOR Rate Loans and Foreign Currency Rate Loans be converted to Base Rate Loans.

         SECTION 3.8 Indemnity. Each Co-Borrower jointly and severally shall and hereby do indemnify each of the Lenders against any loss or expense (including without limitation any foreign exchange costs) which may arise or be attributable to each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain the Loans (i) as a consequence of any failure by the Co-Borrowers to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan or a Foreign Currency Loan IBOR Rate Loan, (ii) due to any failure of the Co-Borrowers to borrow on a date specified therefor in a Notice of Borrowing or Notice of Continuation/Conversion with respect to any LIBOR Rate Loan or Foreign Currency Loan or (iii) due to any payment, prepayment or conversion of any LIBOR Rate Loan or Foreign Currency Loan on a date other than the last day of the Interest Period therefor. Each Lender's calculations of any such loss or expense shall be furnished to the Co-Borrowers and shall be presumed to be correct, absent manifest error.

         SECTION 3.9 Capital Requirements. If either (i) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (ii) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Commitments and other commitments of this type, below the rate which such Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five
(5) Business Days after written demand by any such Lender, the Co-Borrowers shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction. A certificate as to such amounts submitted to the Co-Borrowers and the Administrative Agent by such Lender, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes.

         SECTION 3.10 Taxes.

         (a) Payments Free and Clear. Any and all payments by the Co-Borrowers hereunder or under the Notes shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) in the case of each Lender and the Administrative Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof and (ii) in the case of each Lender, income and franchise taxes imposed by the jurisdiction of such Lender's Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Co-Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Administrative Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.10) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions been made, (B) such Co-Borrower shall make such deductions, (C) such Co-Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with Applicable Law, and (D) such Co-Borrower shall deliver to the Administrative Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in
Section 3.10(d). Notwithstanding the foregoing, "Taxes" shall not include any taxes, levies, imposts, duties, deductions, fees, charges or withholdings which are the result of any one or more of the following events: (A) the failure of the Lenders to properly or timely file any tax return required to be filed by the Lenders, (B) any transfer of the Lender's Commitment Percentage or the Notes, or any part thereof, or any participation therein, by the Lenders, or
(C) the gross negligence or willful misconduct of the Lenders or any Affiliate thereof or any breach by the Lenders of their obligations hereunder.

         (b) Stamp and Other Taxes. In addition, the Co-Borrowers shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the other Loan Documents, or the perfection of any rights in respect thereto (hereinafter referred to as "Other Taxes").

         (c) Indemnity. The Co-Borrowers jointly and severally shall and do hereby indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.10) paid by such Lender or Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

         (d) Evidence of Payment. Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the affected Co-Borrower shall furnish to the Administrative Agent, at its address referred to in Section 12.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.

         (e) Survival. Without prejudice to the survival of any other agreement of the Co-Borrowers hereunder, the agreements and obligations of the Co-Borrowers contained in this Section 3.10 shall survive the payment in full of the Obligations and the termination of the Commitments.

         (f) Failure to Pay in Foreign Currency. If any Co-Borrower is unable for any reason to effect payment of a Foreign Currency Loan in the Alternative Currency in which borrowed as required by this Agreement or if any Co-Borrower shall default in any Foreign Currency Loan, each Bank may, through the Administrative Agent, require such payment to be made in Dollars in the Dollar Equivalent amount of such payment. In any case in which any Co-Borrower shall make such payment in Dollars, such Co-Borrower agrees to hold the Lenders harmless from any loss incurred by the Lenders arising from any change in the value of Dollars in relation to such Alternative Currency between the date such payment became due and the date of payment thereof. Without limiting the generality of the foregoing, if any Co-Borrower is unable for any reason to effect payment of a Foreign Currency Loan in the Alternative Currency in which borrowed as required by this Agreement or if any Co-Borrower shall default in any Foreign Currency Loan, then Agent shall be authorized, without notice to either of the Co-Borrowers or the other Lenders, to extend Base Rate Loans under the Revolver Facility in an amount sufficient to purchase an amount of the Alternative Currency sufficient to repay the Foreign Currency Loan in full.

         (g) Judgment Currency. If for the purpose of obtaining judgment in any court or enforcing any such judgment it is necessary to convert any amount due in any Alternative Currency into any other currency, the rate of exchange used shall be the Administrative Agent's spot rate of exchange for the purchase of the Alternative Currency with such other currency at the close of business on the Business Day preceding the date on which judgment is given or any order for payment is made. The obligation of the relevant Co-Borrower in respect of any amount due from it hereunder shall, notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due hereunder or under any judgment or order in any other currency or otherwise, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any payment in a currency other than the relevant Alternative Currency the Administrative Agent is able (in accordance with normal banking procedures) to purchase the relevant Alternative Currency with such other currency. If the amount of the relevant Alternative Currency that the Administrative Agent is able to purchase with such other currency is less than the amount due in the relevant Alternative Currency, notwithstanding any judgment or order, such Co-Borrower shall indemnify the Lenders for the shortfall.


                                   ARTICLE IV

                  CLOSING: CONDITIONS OF CLOSING AND BORROWING

         SECTION 4.1 Closing. The closing shall take place at the offices of Sutherland, Asbill & Brennan, L.L.P., at First Union Plaza, 999 Peachtree Street, N.E., 23rd Floor, Atlanta, Georgia at 10:00 a.m. on the Closing Date or at such other time and place as the parties shall agree.

         SECTION 4.2 Conditions to Closing and Initial Loan. The obligations of the Lenders to make the initial Loans are subject to the satisfaction of each of the following conditions:

         (a)     Executed Loan Documents. (i) This Agreement, (ii) the Notes,
(iii) the Guaranty (iv) the Limited Foreign Guaranty executed by SGIL (v) the Negative Pledge Agreement, (vi) the Note Pledge Agreement with respect to the Foreign Subsidiary Note executed by SGIL, and the other Loan Documents shall have been duly authorized and executed by the parties thereto in form and substance satisfactory to the Administrative Agent, shall be in full force and effect and no Default or Event of Default shall exist hereunder or thereunder, and the Co-Borrowers shall have delivered original counterparts thereof to the Administrative Agent.

         (b)      Closing Certificates; etc.

                 (i) Officer's Certificate. The Administrative Agent shall have received a certificate from the chief executive officer or chief financial officer of, on behalf of the Co-Borrowers, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that, to the best knowledge and belief of such officer, all representations and warranties of the Co-Borrowers contained in this Agreement and the other Loan Documents are true and correct in all material respects; that the Co-Borrowers are not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; that the Co-Borrowers have satisfied each of the closing conditions to be satisfied thereby; and that the Co-Borrowers have filed all required tax returns and owe no delinquent taxes.

                 (ii) Certificate of Secretary of each Co-Borrower. The Administrative Agent shall have received a certificate of the secretary or assistant secretary (or, in the case of any Person organized or incorporated other than pursuant to the laws of the United States or any state thereof, a director or such other officer as such Person may reasonably designate) each Co-Borrower and Guarantor certifying, as applicable, that attached thereto is a true and complete copy of the articles of incorporation or other charter documents of such Co-Borrower or Guarantor and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation; that attached thereto is a true and complete copy of the bylaws of such Co-Borrower or Guarantor as in effect on the date of such certification; that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Co-Borrower, authorizing the borrowings or guarantee contemplated hereunder or thereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party; and as to the incumbency and genuineness of the signature of each officer of such Co-Borrower or Guarantor executing Loan Documents to which such Co-Borrower or Guarantor is a party.

                 (iii) Certificates of Good Standing. The Administrative Agent shall have received certificates as of a recent date of the good standing or valid existence of each Co-Borrower and Guarantor (exclusive of any Guarantor incorporated under the laws of any jurisdiction located outside the United States) under the laws of California, Delaware, and Georgia.

                 (iv) Accounts Designation Letter. The Accounts Designation Letter to be delivered by the Co-Borrowers pursuant to Section 2.2, dated as of the Closing Date.

                 (v) Opinions of Counsel. The Administrative Agent shall have received favorable opinions of counsel to the Co-Borrowers and Guarantors and addressed to the Administrative Agent and Lenders with respect to the Co-Borrowers and the Guarantors, the Loan Documents, the transactions contemplated thereby, regulatory matters and such other matters as the Administrative Agent and the Lenders may reasonably request, reasonably satisfactory in form and substance to the Administrative Agent and Lenders. Such opinions, with respect to United States law matters, may be rendered by its regular outside counsel or combination thereof without regard to whether such counsel is admitted to or authorized to practice in any jurisdiction other than the State of Georgia.

         (c)      Consents; No Adverse Change.

                 (i) Governmental and Third Party Approvals. All necessary approvals, authorizations and consents, if any be required, of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the execution and delivery of this Agreement and the other Loan Documents shall have been obtained.

                 (ii) Permits and Licenses. All material permits and licenses, including material permits and licenses required under Applicable Law, necessary to the conduct of business by the Co-Borrowers and their Subsidiaries shall have been obtained.

                 (iii) No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent's reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

                 (iv) No Material Adverse Change. Since December 31, 1995, there shall not have occurred any event or condition (other than matters of general economic or political nature) that has had or is reasonably likely to have a Material Adverse Effect.

                 (v) No Event of Default. No Default or Event of Default shall have occurred and be continuing.

         (d)      Financial Matters.

                 (i) Financial Statements. The Administrative Agent and each Lender shall have received recent annual and interim financial statements and other financial information with respect to Holdings and its Subsidiaries prepared in accordance with GAAP. Without limitation of the foregoing, the Administrative Agent and each Lender shall have received audited financial statements for Holdings and Subsidiaries for the Fiscal Year ended December 31, 1995 and unaudited financial statements for Holdings and Subsidiaries for the nine month period ended September 30, 1996.

                 (ii) Payment at Closing. There shall have been paid by the Co-Borrowers to the Administrative Agent and the Lenders the fees set forth or referenced in Section 3.3 and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, legal fees and expenses), and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution and delivery of any of the Loan Documents.

         (e)     Miscellaneous.

                 (i) Notice of Borrowing. The Administrative Agent shall have received written instructions from the Company, on behalf of the Co-Borrowers, directing the payment of any proceeds of Loans made under this Agreement that are to be made on the Closing Date.

                 (ii) Proceedings and Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Lenders. The Lenders shall have received copies of all other instruments and other evidence as the Lenders may reasonably request, in form and substance reasonably satisfactory to the Lenders, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

                 (iii) Due Diligence and Other Documents. The Co-Borrowers and Material Subsidiaries shall have delivered to the Administrative Agent such other documents, certificates and opinions as the Administrative Agent reasonably request.

         SECTION 4.3 Conditions to All Loans. The obligations of the Lenders to make any Loan is subject to the satisfaction of the following conditions precedent on the relevant borrowing date:

                 (i) Continuation of Representations and Warranties. The representations and warranties contained in Article V shall be true and correct in all material respects on and as of such borrowing date with the same effect as if made on and as of such date except any of which speak as of a specific date, in which event such representations and warranties shall be true and correct in all material respects on and as of such specific date.

                 (ii) No Existing Default. No Default or Event of Default shall have occurred and be continuing hereunder on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF CO-BORROWERS

         SECTION 5.1 Representations and Warranties. To induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to make the Loans, the Co-Borrowers hereby jointly and severally represent and warrant to the Administrative Agent and the Lenders that:

         (a) Organization; Power; Qualification. Each Co-Borrower, their Material Subsidiaries and each Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being conducted and is duly qualified and authorized to do business in each jurisdiction where its business requires such qualification and authorization. The jurisdictions in which the Co-Borrowers and its Material Subsidiaries are organized and qualified to do business are described on Schedule 5.1(a).

         (b) Ownership. Each Subsidiary of the Co-Borrowers as of the Closing Date is listed on Schedule 5.1(b). As of the Closing Date, the capitalization of the Co-Borrowers and each of its Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 5.1(b). All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. As of the Closing Date, the shareholders of the Company and each of its Subsidiaries of the Co-Borrowers and the number of shares owned by each are described on Schedule 5.1(b). As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock of the Co-Borrowers, or any of its Subsidiaries, except as described on Schedule 5.1(b).

         (c) Authorization of Agreement, Loan Documents and Borrowing. Each of the Co-Borrowers and Guarantors has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of the Co-Borrowers and Guarantors and each such Loan Document executed and delivered by a Co-Borrower or a Guarantor constitutes the legal, valid and binding obligation of the Co-Borrowers or the Guarantor, as the case may be, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general or by general principles of equity.

         (d) Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by the Co-Borrowers and each Guarantor of the Loan Documents to which each such Person is a party in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) except as set forth on Schedule 5.1(d) hereto, require any Governmental Approval or violate any Applicable Law relating to Co-Borrower or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of Co-Borrower or any of its Subsidiaries or any Material Contract to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person or (iii) result in or require the creation or imposition of any Lien upon or with respect to any material property now owned or hereafter acquired by such Person.

         (e) Compliance with Law; Governmental Approvals. Each of the Co-Borrowers and each Subsidiary (i) has all material Governmental Approvals required by any Applicable Law for it to conduct its business and (ii) is in material compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Law relating to it or any of its respective properties because of the conduct of its business. Each such Governmental Approval is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best knowledge of the Co-Borrowers, threatened attack by direct or collateral proceeding.

         (f) Tax Returns and Payments. Each of Co-Borrowers and their Subsidiaries has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except where the payment of such tax is being disputed in good faith and adequate reserves have been established (if and to the extent required by GAAP). No Governmental Authority has asserted any Lien or other claim against Co-Borrowers or any Subsidiary thereof with respect to the payment of all material state and federal taxes which has not been discharged or resolved or is not being disputed in good faith. The charges, accruals and reserves on the books of Co-Borrowers and any of its Subsidiaries in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof are in the judgment of the Co-Borrowers adequate, and the Co-Borrowers do not anticipate any additional material taxes or assessments for any of such years.

         (g) Environmental Matters. Except as set forth on Schedule 5.1(g), the properties of each Co-Borrower and all Subsidiaries are in compliance in all material respects with all applicable Environmental Law, and there is no contamination at, under or about such properties or such operations which could interfere in any material respect with the continued operation of such properties or impair in any material respect the fair saleable value thereof. Except as set forth on Schedule 5.1(g), neither Co-Borrower nor any of their Subsidiaries has received any written notice of material violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Law with regard to any of its properties or the operations conducted in connection therewith, nor does either Co-Borrower nor any of its Subsidiaries have knowledge that any such notice will be received or is being threatened.

         (h)  ERISA.

                 (i) Neither Co-Borrower nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 5.1(h);

                 (ii) Each Co-Borrower and each ERISA Affiliate is in material compliance with all applicable provisions of ERISA and all other laws applicable to any Employee Benefit Plans and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. Each such Employee Benefit Plan has been operated in a manner to preserve such qualification. No liability has been incurred by any Co-Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

                 (iii) No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has either Co-Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

                 (iv)     Neither any Co-Borrower nor any ERISA Affiliate has:
(A) engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code; (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid; (C) failed to make a required contribution or payment to a Multiemployer Plan; or (D) failed to make a required installment or other required payment under Section 412 of the Code;

                 (v) The execution and delivery by Co-Borrowers of this Agreement and the borrowings hereunder will not involve any prohibited transaction under ERISA or the Code;

                 (vi) No Termination Event has occurred or is reasonably expected to occur; and

                 (vii) No material proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of Co-Borrowers, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) maintained or contributed to by any Co-Borrower or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan.

         (i) Margin Stock. Neither Co-Borrower nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit other than in connection with any employee benefit plan for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of such Board of Governors.

         (j) Government Regulation. Neither Co-Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither Co-Borrower nor any Subsidiary thereof is, or after giving effect to any Loan will be, a "Holding Company" or a "Subsidiary Company" of a "Holding Company" or an "affiliate" of a "Holding Company" within the respective meanings of each of the quoted terms of the Public Utility Holding Company Act of 1935 as amended, or any other Applicable Law which materially limits its ability to incur or consummate the transactions contemplated hereby.

         (k) Patents, Copyrights and Trademarks. Co-Borrowers and their Material Subsidiaries own or possess all patent, copyright and trademark rights which are required to conduct their business without infringing upon any validly asserted rights of others. To the best knowledge and belief of Co-Borrowers, no event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights which revocation or termination constitutes a Material Adverse Effect. Neither Co-Borrower nor any of their Subsidiaries has been threatened with any litigation regarding patents, copyrights or trademarks that would present a material impediment to the business of any such Person.

         (l) Material Contracts. Schedule 5.1(1) sets forth a complete and accurate list of all Material Contracts of Co-Borrowers and their Subsidiaries in effect as of the Closing Date not listed on any other Schedule hereto; other than as set forth in Schedule 5.1(1), each Co-Borrower and any Subsidiary thereof party thereto has performed all of its material obligations under such Material Contracts and, to the best knowledge of the Co-Borrowers, each other party thereto is in substantial compliance with each such Material Contract, and each such Material Contract is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof. Each Co-Borrower and its Subsidiaries have made available on a confidential basis for inspection by the Administrative Agent a true and complete copy of each Material Contract required to be listed on Schedule 5.1(1).

         (m) Employee Relations. As of the Closing Date, each of Co-Borrowers and their Subsidiaries is not, except as set forth on Schedule 5.1(m), party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees. Except as set forth on
Schedule 5.1(m), each Co-Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving their employees or those of its Subsidiaries that reasonably could be expected to have a Material Adverse Effect.

         (n) Burdensome Provisions. Neither Co-Borrower nor any Subsidiary thereof is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which is so unusual or burdensome as in the foreseeable future could reasonably be expected to have a Material Adverse
Effect.   Neither Co-Borrower or its Subsidiaries presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect.

         (o) Financial Statements. All balance sheets, statements of income, retained earnings, stockholders' equity and cash flows, and all other financial information of Co-Borrowers and their Subsidiaries (exclusive of any financial projection under Section 6.1(c) or otherwise) which have been furnished by each Co-Borrower to the Administrative Agent and the Lenders for the purposes of or in connection with this Agreement, including without limitation the financial statements described in Section 4.2 (d), have been prepared in all material respects in accordance with GAAP consistently applied throughout the periods involved and present fairly in accordance with GAAP in all material respects the matters reflected therein subject, in the case of unaudited statements, to changes resulting from normal year-end audit adjustments and items that would be disclosed in footnotes to the audited statements. As of the Closing Date, except as set forth on Schedule 5.1(o), neither Co-Borrower nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitments which are not reflected in the financial statements described above or in the notes thereto.

         (p) Solvency. As of the Closing Date and after giving effect to each Loan made hereunder, each Co-Borrower and each of their Material Subsidiaries will be Solvent.

         (q) Titles to Properties. Each Co-Borrower and their Subsidiaries has such title to the real property owned or leased by it as is necessary or desirable to the conduct of its business and good and valid title to all of its personal property sufficient to carry on its business as presently conducted, except such property as has been disposed of by either Co-Borrower or its Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.
Schedule 5.1(q) hereto sets forth the address of all real property owned or leased by a Borrower (and if leased, the record owner thereof).

         (r) Liens. None of the properties and assets of either Co-Borrower or any Subsidiary thereof is subject to any Lien, except in each case Permitted Liens. No financing statement under the Uniform Commercial Code of any state which names either Co-Borrower or any Subsidiary thereof or any of their respective trade names or divisions as debtor and which is still in effect, has been filed in any state or other jurisdiction and neither Co-Borrower nor any Subsidiary thereof has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect Permitted Liens.

         (s) Debt and Contingent Obligations. Schedule 5.1(s) is a complete and correct listing as of the Closing Date of all Debt and Contingent Obligations of Co-Borrowers and their Subsidiaries exceeding individually the amount of $500,000. Each Co-Borrower and their Subsidiaries have performed and are in material compliance with all of the terms of such Debt and

Contingent Obligations and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of either Co-Borrower or their Subsidiaries exists with respect to any such Debt or Contingent Obligation.

         (t) Litigation. Except as set forth on Schedule 5.1(t), there are no actions, suits or proceedings pending nor, to the knowledge of the Co-Borrowers, threatened against or in any other way relating adversely to or affecting either Co-Borrower or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority which, if adversely determined, is reasonably likely to have a Material Adverse Effect.

         (u)     Franchise and License Fees.   Each Co-Borrower and each of its
Subsidiaries have paid all material franchise, license or other fees and charges which have become due pursuant to any Governmental Approval in respect of its business and has made appropriate provisions as is required by GAAP for any such fees and charges which have accrued.

         (v) Absence of Defaults. No event has occurred or is continuing which constitutes a Default or an Event of Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by either Co-Borrower or any Subsidiaries thereof under any Material Contract or material judgment, decree or order of a court of competent jurisdiction to which either Co-Borrower or its Subsidiaries is a party or by which either Co-Borrower or their Subsidiaries or any of their respective properties may be bound or which would require either Co-Borrower or their Subsidiaries to make any payment thereunder prior to the scheduled maturity date therefor.

         (w) Accuracy and Completeness of Information. All written information, reports and other papers and data produced by or on behalf of either Co-Borrower or any of their Subsidiaries thereof and furnished to the Lenders were, at the time the same were so furnished, complete and correct in all material respects. No document furnished or written statement made to the Administrative Agent or the Lenders by either Co-Borrower or any Subsidiary thereof in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will, when considered as a whole, contain any untrue statement of a fact material to the creditworthiness of Co-Borrower or its Subsidiaries or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading. Neither Co-Borrower is aware of any facts which it has not disclosed in writing to the Administrative Agent having a Material Adverse Effect, or insofar as either Co-Borrower can now foresee, could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.2 Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Article V and all representations and warranties contained in any certificate or in any of the Loan Documents (including without limitation, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.


                                   ARTICLE VI

                       FINANCIAL INFORMATION AND NOTICES

         Until payment in full of the Obligations and termination of the Commitments, unless consent has been obtained in the manner set forth in
Section 12.10 hereof, the Co-Borrowers will furnish or cause to be furnished to the Administrative Agent and each Lender at their respective addresses set forth in Section 12.1 hereof, or such other address as may be designated by such Administrative Agent or Lenders from time to time:

         SECTION 6.1  Financial Statements and Projections.

         (a) Quarterly Financial Statements. As soon as practicable and in any event no later than forty-five (45) days after the end of each fiscal quarter, an unaudited Consolidated and consolidating balance sheet of each Holdings and the Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated and consolidating statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding budgeted figures for the portion of the Fiscal Year then ended and the corresponding figures for the preceding Fiscal Year for the portion of the Fiscal Year then ended and prepared by in accordance with GAAP, and certified by the chief financial officer of Holdings to present fairly in all material respects the financial condition of Holdings and its Subsidiaries as of their respective dates and the results of operations of Holdings and its Subsidiaries for the respective periods then ended.

         (b) Annual Financial Statements. As soon as practicable and in any event no later than ninety (90) days after the end of each Fiscal Year, an unaudited consolidating balance sheet of Holdings and Subsidiaries and an audited Consolidated balance sheet of Holdings and Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by an independent certified public accounting firm of nationally recognized standing in accordance with GAAP, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by either Co-Borrower or any of their Subsidiaries or with respect to accounting principles followed by Co-Borrowers or any of their Subsidiaries not in accordance with GAAP.

         (c) Annual Business Plan and Financial Projections. As soon as practicable and in any event within thirty (30) days after the beginning of each Fiscal Year, a business plan of Holdings and its Subsidiaries for the ensuing four fiscal quarters, such plan to include, on a quarterly basis, the following: a quarterly operating and capital budget, a projected income statement, statement of cash flows and balance sheet and a report containing management's discussion and analysis of such projections (such business plan and projections, the "Projections"), accompanied by a certificate from the chief financial officer of each Co-Borrower to the effect that, to the best of such officer's knowledge, the Projections are good faith estimates of the financial condition and operations of each Co-Borrower and their Subsidiaries for such four quarter period.

         SECTION 6.2 Officer's Compliance Certificate At each time financial statements are delivered pursuant to Sections 6.1(a) or (b), a certificate of the chief financial officer of each Co-Borrower in the form of Exhibit D attached hereto (an "Officer's Compliance Certificate"):

         (a) stating that such officers have reviewed such financial statements and such statements fairly present the financial condition of each Co-Borrower and their Subsidiaries as of the dates indicated and the results of their operations and cash flows for the periods indicated;

         (b) stating that to such officer's knowledge, based on a reasonable examination, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Co-Borrowers with respect to such Default or Event of Default;

         (c) setting forth as at the end of such fiscal quarter or Fiscal Year, as the case may be, the calculations required to establish whether or not each Co-Borrower and their Subsidiaries were in compliance with the financial covenants set forth in Article VIII hereof as at the end of each respective period and the Applicable Margin pursuant to Section 3.1(c) as at the end of each respective period;

         (d) setting forth as at the end of such fiscal quarter or Fiscal Year, as the case may be, for each corporation, partnership, or other entity in which either or both Co-Borrowers has any ownership interest at the end of such period, the Cash Flow Percentage for such entity for the four quarter period consisting of the Fiscal Year or such fiscal quarter and the immediately preceding three quarters; and

         (e) stating all amounts outstanding under each outstanding Foreign Subsidiary Note, as of the end of such fiscal quarter or Fiscal Year, as the case may be.

         SECTION 6.3  Other Certificates and Reports

         (a) At each time financial statements are required to be delivered pursuant to Sections 6.1 (a) or (b), a certificate of the chief financial officer in such form as the Administrative Agent may require setting forth the Assigned Dollar Value as of the end of the fiscal quarter (but calculated using the Spot Exchange Rate as of such date) of all Foreign Currency Loans outstanding at such fiscal quarter end;

         (b) Promptly upon receipt thereof, copies of any management report and any management responses thereto submitted to any Co-Borrower or their Board of Directors by their independent public accountants in connection with their auditing function;

         (c) Promptly after a request therefor, such other information regarding the operations, business affairs and financial condition of each Co-Borrower or any of their Subsidiaries as the Administrative Agent or any Lender may reasonably request;

         (d) Promptly upon filing or receipt of any filing made with the SEC by or with respect to Holdings or any Subsidiary pursuant to Section 13 or 15(d) of the Exchange Act, copies of the same, and copies of all notices and proxy and other information provided by Holdings to its shareholders; and

         (e) At each time financial statements are required to be delivered pursuant to Section 6.1(b) a listing setting forth as of the end of such Fiscal Year all Material Contracts constituting lottery or promotional game customer contracts.

         SECTION 6.4 Notice of Litigation and Other Matters. Promptly (but in no event later than ten (10) days after a Responsible Officer of any Co-Borrower or Guarantor obtains actual knowledge thereof) give telephonic and written notice of:

         (a) the commencement of all material proceedings and investigations by or before any Governmental Authority and all material actions and proceedings in any court or before any arbitrator against or involving either Co-Borrower or any Subsidiary thereof or any of their respective properties, assets or businesses;

         (b) any notice of any material violation received by either Co-Borrower or any Subsidiary thereof from any Governmental Authority, including without limitation, any notice of a material violation of Environmental Law;

         (c) any labor controversy that has resulted in, or could reasonably be expected to result in, a strike or other work action against either Co-Borrower or any Subsidiary thereof;

         (d) any attachment, judgment, lien, levy or order exceeding the Material Judgment Amount that may be placed upon or assessed against either Co-Borrower or any of their Subsidiaries;

         (e) any Default or Event of Default, or any event, of which a Responsible Officer has actual knowledge, which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which either Co-Borrower or any of their Subsidiaries is a party or by which either Co-Borrower or any Subsidiary thereof or any of their respective properties may be bound;

         (f) (i) the failure of either Co-Borrower or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code by the due date, (ii) any Termination Event or "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Employee Benefit Plan or any trust created thereunder, along with a description of the nature thereof, what action such Co-Borrower has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, (iii) all notices received by either Co-Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iv) all notices received by any Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA, (v) any Borrower obtaining knowledge or reason to know that either Co-Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA, and (vi) the requirement to file any notice with the Internal Revenue Service, Department of Labor, PBGC or any plan participant, beneficiary or alternate payee required under Sections 101(d), 302(f)(4), 303 and 307 of ERISA or under Section 401(a)(29) of the Code with respect to any Employee Benefit Plan of either Co-Borrower or any ERISA Affiliate; or

         (g)     any event which makes any of the representations set forth in
Section 5.1 inaccurate in any material respect.

         SECTION 6.5 Accuracy of Information. All written information, reports, statements and other papers and data furnished by or on behalf of either Co-Borrower to the Administrative Agent or any Lender whether pursuant to this Article VI or any other provision of this Agreement, or any of the Loan Documents, shall be, at the time the same is so furnished, complete and correct in all material respects based on the applicable Co-Borrower's knowledge thereof.


                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS

         Until payment in full of the Obligations and termination of the Commitments, unless consent has been obtained in the manner provided for in
Section 12.10, each Co-Borrower will, and will cause each of their Subsidiaries to:

         SECTION 7.1 Preservation of Corporate Existence and Related Matters. Except as permitted by Section 9.5, preserve and maintain its separate corporate existence and all material rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction where it is doing business so as to require such qualification and authorization.

         SECTION 7.2 Maintenance of Property. Take commercially reasonable actions to protect and preserve all material properties useful in and material to its business, including material copyrights, patents, trade names and trademarks; maintain in good working order and condition (reasonable wear and tear excepted) all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary in the reasonable judgement of such Co-Borrower for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         SECTION 7.3 Insurance. Maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law, and on the Closing Date and from time to time thereafter deliver on a confidential basis to the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

         SECTION 7.4 Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

         SECTION 7.5 Payment and Performance of Obligations. Pay and perform all Obligations under this Agreement and the other Loan Documents, subject to notice and cure provisions, and pay or perform (i) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (ii) all other indebtedness, obligations and liabilities in accordance with customary trade practices; provided, however, that each Co-Borrower and its Subsidiaries may contest or dispute any item described in clauses (i) and (ii) hereof in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

         SECTION 7.6 Compliance With Laws and Approvals. In jurisdictions where doing business, observe and remain in material compliance with all Applicable Law and maintain in full force and effect all material Governmental Approvals, in each case applicable or necessary to the conduct of its business.

         SECTION 7.7 Environmental Law. In addition to and without limiting the generality of Section 7.6, (i) comply in all material respects with, and use commercially reasonable efforts to ensure such compliance by all of its tenants and subtenants, if any, with, all applicable Environmental Law and obtain and comply with and maintain, and use commercially reasonable efforts to ensure that all of its tenants and subtenants obtain and comply with and maintain, any and all material licenses, approvals, notifications, registrations or permits required by applicable Environmental Law, provided, that allegations of noncompliance may be contested in good faith by reasonable procedures so long as the failure to comply would not reasonably be expected to result in a Material Adverse Effect; (ii) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Law, and timely comply with all lawful orders and directives of any Governmental Authority regarding Environmental Law; and (iii) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Law applicable to the operations of such Co-Borrower or its Subsidiaries, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of or relate to the breach of law, gross negligence or willful misconduct of any party who would otherwise be entitled to indemnification therefor.

         SECTION 7.8 Compliance with ERISA and the Code. In addition to and without limiting the generality of Section 7.6, make timely payment of contributions required to meet the minimum funding standards set forth in ERISA or the Code with respect to any Employee Benefit Plan; not take any action or fail to take action the result of which could be a material liability to the PBGC or to a Multiemployer Plan; not participate in any prohibited transaction that could result in any material civil penalty under ERISA or material tax under the Code; furnish to the Administrative Agent upon the Administrative Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent; and operate each Employee Benefit Plan in such a manner that such plan would not reasonably be expected to incur any material tax liability under Section 4980B of the Code or any material liability to any qualified beneficiary as defined in Section 4980B of the Code.

         SECTION 7.9 Compliance With Agreements. Comply in all material respects with each term, condition and provision of all material leases, agreements and other instruments entered into in the conduct of its business including, without limitation, any Material Contract in each instance in which failure to comply could reasonably be expected to have a Material Adverse Effect, provided, that whether or not failure to comply could reasonably be expected to have a Material Adverse Effect, each Co-Borrower and its Subsidiaries shall always attempt in good faith to comply in all material respects with all such leases, agreements, and other instruments.

         SECTION 7.10 Conduct of Business. Engage only in (i) the business of producing instant and pull-tab lottery tickets and instant ticket hardware and software or (ii) within other business segments of the lottery and promotional game industry.

         SECTION 7.11 Visits and Inspections. Upon reasonable prior notice therefrom and during normal business hours, permit representatives of any of the Administrative Agent or Lenders, from time to time, in each case subject to reasonable security procedures, (i) to visit and inspect its properties; (ii) inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and
(iii) discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

         SECTION 7.12 Subsidiaries. Co-Borrowers and their Subsidiaries may acquire new Subsidiaries or form new Subsidiaries and use such Subsidiaries to acquire any business permitted under Section 7.10 or a substantial portion of the assets of any Person or to enter into and perform any contract involving the conduct of business permitted by Section 7.10, subject to the provisions of this Section 7.12 and to the other terms of this Agreement. Unless a new Subsidiary is, as a part of an acquisition transaction, merged upon the consummation thereof into one of the Co-Borrowers with such Co-Borrower being a surviving entity, then the Co-Borrowers shall cause each new Subsidiary, which is a Material Subsidiary or a Guarantor, to cause to be executed and delivered to the Administrative Agent: (i) unless the new Subsidiary is a foreign Subsidiary for which the

Company has established that there is a Deemed Distribution Event, in which case the Subsidiary will execute a Limited Foreign Guaranty, a Joinder Agreement and the documents referred to therein, (ii) such other documents reasonably requested by the Administrative Agent consistent with the terms of this Agreement which provide that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and (iii) such other documents as the Administrative Agent shall reasonably request, including without limitation, officers' certificates, financial statements, opinions of counsel, board resolutions, charter documents, certificates of existence and authority to do business and any other closing certificates and Loan Documents described in Section 4.2.

        As soon as practicable upon any corporation, partnership or other entity's becoming a Material Subsidiary, the corporation, partnership, or other entity, unless it is an entity for which the Company has established that there is a Deemed Distribution Event, in which case the entity will execute a Limited Foreign Guaranty, will execute (i) a Joinder Agreement and the documents referred to therein, (ii) such other documents reasonably requested by the Administrative Agent consistent with the terms of this Agreement which provide that such entity shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and (iii) such other documents as the Administrative Agent shall reasonably request, including without limitation, officers' certificates, financial statements, opinions of counsel, board resolutions, charter documents, certificates of existence and authority to do business and any other closing certificates and Loan Documents described in Section 4.2.

         SECTION 7.13 Further Assurances. Make, execute and deliver all such additional and further acts, things and instruments as any Agent or Lender may reasonably require to and consummate the transactions contemplated hereby and to vest completely in and insure each Agent and the Lenders their respective rights under this Agreement, the Notes and the other Loan Documents.


                                  ARTICLE VIII

                              FINANCIAL COVENANTS

         Until payment in full of the Obligations and termination of the Commitments, unless consent has been obtained in the manner set forth in
Section 12.10 hereof, Holdings and its Subsidiaries on a Consolidated basis will not:

         SECTION 8.1 Leverage Ratio. As of any fiscal quarter end, permit the Leverage Ratio to exceed fifty percent (50%).

         SECTION 8.2 Fixed Charge Coverage Ratio. At each fiscal quarter end, permit the Fixed Charge Coverage Ratio for Holdings and its Subsidiaries for the four quarter period consisting of such quarter and the immediately preceding three quarters to be less than three (3) to one (1).

                                   ARTICLE IX

                               NEGATIVE COVENANTS

         Until payment in full of the Obligations and termination of the Commitments, unless consent has been obtained in the manner set forth in
Section 12.10 hereof, each Co-Borrower will not and will not permit any of their Subsidiaries to:

         SECTION 9.1 Limitations on Debt. Create, incur, assume or suffer to exist any Debt except (i) the Obligations, (ii) Debt set forth on Schedule
9.1, and renewals, refinancings or extensions thereof in principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension and having the terms, collateral and guarantors not materially less favorable to Co-Borrowers, taken as a whole, than as the renewed Debt, (iii) Debt consisting of Contingent Obligations permitted by Section 9.2, (iv) Debt not in excess of the higher of (A) twenty million Dollars ($20,000,000) or (B) an amount equal to twenty percent (20%) of the then Holdings' shareholders equity (determined on a consolidated basis in accordance with GAAP), (v) Debt of any Co-Borrower or Guarantor to any other Co-Borrower or Guarantor, but only if such Debt is subordinated to the Obligations pursuant to the terms and conditions of the Intercompany Subordination Agreement, (vi) Debt that may be payable with respect to hedging agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes; and (vii) Debt and obligations owing under documentary letters of credit generally. Each of the categories of Permitted Debt referred to in clauses (i) through (vii) above is cumulative and independent of each other category.

         SECTION 9.2 Limitations on Contingent Obligations. Other than as provided in Schedule 9.2, or as otherwise permitted by Section 9.1, create, incur, assume or suffer to exist any Contingent Obligations except Contingent Obligations arising under hedging agreements entered into in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders and hedging agreements otherwise entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes.

         SECTION 9.3 Limitations on Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including shares of capital stock), real or personal, whether now owned or hereafter acquired, except Permitted Liens, including those set forth on
Schedule 9.3.

         SECTION 9.4  Limitations on Loans, Advances, Investments and
Acquisitions.

           (a) Allow its aggregate loans, investments (measured at the time of the making of the investments), and interests (measured at the time of obtaining the interests) in other than Material Subsidiaries that are Guarantors to exceed at any time an amount equal to ten percent (10%) of the then Consolidated shareholders equity of Holdings.

          (b) Except as provided in subsections (i) through (ix) below, purchase, own, invest in or otherwise acquire, directly or indirectly, any capital stock, interests in any partnership or joint venture, evidence of Debt or other obligation or security, substantially all or a material portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person; or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person; or enter into, directly or indirectly, any commitment or option in respect of the foregoing:

         (i) investments in Material Subsidiaries that are Guarantors and the other existing loans, advances and investments described on Schedule 9.4;

         (ii) investments in (A) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof (or if the investment is made by a foreign Subsidiary, by the government or agency thereof of the country in which such funds, instruments or obligations are denominated) ("Government Securities") maturing within one
                 (1) year from the date of acquisition thereof, (B) commercial paper maturing no more than 120 days from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation, Moody's Investors Service, Inc., or Fitch's Investors Services, Inc., (C) certificates of deposit issued by bankers' acceptances of, and reverse repurchase agreements covering Government Securities issued by, any Lender or any other commercial bank incorporated under the laws of the United States of America or any state thereof (or, if the investment is made by a foreign Subsidiary, by the government or agency thereof in which such funds, instruments or obligations, as the case may be are denominated, if any), each having combined capital, surplus and undivided profits of not less than $500,000,000 and having, in the case of institutions organized in the United States, a rating of "A" or better by a nationally recognized rating agency; provided, that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank, or (D) demand or time deposits maturing no more than one year from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the Federal Deposit Insurance Corporation ("FDIC") or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder;

         (iii) investments in either Co-Borrowers or Material Subsidiaries created or acquired after the Closing Date; provided, that such Material Subsidiaries become Guarantors hereunder pursuant to the requirements of Section 7.12 hereof;

         (iv) loan and advances to officers, directors and employees of one or more of the Co-Borrowers or their Subsidiaries in an aggregate amount not to exceed $1 million at any time outstanding;

         (v) deposits for utilities, security deposits, leases and similar prepaid expenses incurred in the ordinary course of business;

         (vi)    trade accounts created in the ordinary course of business;

         (vii) shares of money market funds, including those of one or more of the Lenders, that invest solely in permitted investments of the kinds described in clause (ii) above;

         (viii) investments consisting of hedging agreements as permitted under Section 9.1;

         (ix) investments received in connection with the settlement of litigation or in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business or in connection with the bankruptcy or reorganization of any Person;

         (x) investments by either Co-Borrower or any Subsidiary in the form of acquisitions of all or substantially all of the business or a line of business (whether by the acquisition of capital stock, assets or any combination thereof) of any other Person so long as (A) the acquisition is within the current business of Co-Borrowers in producing instant and pull-tab lottery tickets and instant ticket hardware and software or
                 (B) within other business segments of the lottery and promotional game industry and (C) no Default or Event of Default is in existence at the time of such acquisition or would be created as a consequence of such acquisition.

         SECTION 9.5 Limitations on Mergers and Liquidation. Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except (i) any Co-Borrowers or any Material Subsidiary of either Co-Borrower that is a Guarantor may merge with either Co-Borrower or any other Material Subsidiary of either Co-Borrower that is a Guarantor and (ii) any Material Subsidiary may merge with or into any other Person for the purpose of consummating any acquisition permitted by Section 9.4 as long as either a Co-Borrower or a Material Subsidiary that is a Guarantor is the surviving Person and no Default or Event of Default shall have occurred before and after giving effect to such merger.

         SECTION 9.6 Limitations on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired except:

         (i)     the sale of inventory in the ordinary course of business;

         (ii)    the sale of investments in the ordinary course of business;

         (iii) the sale of obsolete or surplus assets no longer used or usable in the business of either Co-Borrower or any of its Subsidiaries or as otherwise permitted by Section 7.2;

         (iv) the sale or discount without recourse of Receivables arising in the ordinary course of business in connection with the compromise or collection thereof;

         (v) the sale by any Co-Borrower or any Subsidiary of any of its property to any Co-Borrower or to any Subsidiary which is or becomes a Guarantor; or

         (vi) the sale of property and assets not contemplated by the foregoing clauses, which, when added to other sales of property and assets in the same Loan Year, were not conveyed for total gross consideration of more than ten million Dollars ($10,000,000) and which, when added to other sales of property and assets since the Closing Date, were not for total gross consideration payable of more than twenty million Dollars ($20,000,000).

         SECTION 9.7 Transactions with Affiliates. Except as otherwise permitted by Section 9.4(b)(iv), directly or indirectly: (i) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or other Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates, or (ii) enter into, or be a party to, any transaction with any of its Affiliates, except (A) upon fair and reasonable terms that are fully disclosed to the Required Lenders and are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate, or (B) transactions between Co-Borrowers and any Material Subsidiary or other Guarantor or between Material Subsidiaries or Guarantors, or (C) any employee or director compensation arrangement of the Co-Borrowers or their Subsidiaries which has been approved by a majority of Holdings disinterested directors. No director shall be deemed not to be a "disinterested director" by reason of his or her receipt of normal directors fees or participation in director benefit plans, including, without limitation, director stock grant or stock option plans, deferred compensation plans or other forms of director remuneration as shall be reasonable and customary.

         SECTION 9.8 Certain Accounting Changes. Change its Fiscal Year end, or make any material change in its accounting treatment and reporting practices except as required by GAAP.

         SECTION 9.9 Licenses. Terminate any Governmental Approval or any Material Contract unless the Board of Directors of the Co-Borrower or Subsidiary proposing to effect the termination has determined that such termination would not have a Material Adverse Effect.

         SECTION 9.10 Restrictive Agreements. Except as to any Debt permitted by Section 9.1(iv) of this Agreement, enter into (i) any agreement providing for Debt of either Co-Borrower or their Subsidiaries which contains any negative pledge on assets or any covenants materially more restrictive than the provisions of this Agreement hereof, or which restricts, limits or otherwise encumbers its ability to incur Liens on or with respect to any of its assets or properties other than the assets or properties securing such Debt, or (ii) any agreement other than a Permissible Restrictive Agreement which shall restrict, limit or otherwise encumber (by covenant or otherwise) the ability to make any payment to either Co-Borrower or any of their Subsidiaries, in the form of dividends, intercompany advances or otherwise.

                                   ARTICLE X

                              DEFAULT AND REMEDIES

         SECTION 10.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

         (a) Default in Payment of Principal of Loans. Either Co-Borrower shall default in any payment of principal of any Loan or Note when and as due (whether at maturity, by reason of acceleration or otherwise).

         (b) Other Payment Default. Either Co-Borrower shall fail to pay interest on any Loan or Note or any fee or any other Obligation within five Business Days of the date the same shall be due.

         (c) Misrepresentation. Any representation or warranty made or deemed to be made by either Co-Borrower or any of its Subsidiaries under this Agreement, any Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

         (d) Default in Performance of Certain Covenants. There shall be a default in the performance or observance of any covenant or agreement contained in Sections 6.4, 7.1, 7.11, 7.12 or Articles VIII or IX of this Agreement (other than a default caused by a reduction or downgrade in the ratings required for investments under Section 9.4(b)(ii) after the investments have been made, so long as the investments have been fully disposed of within ten (10) Business Days after the reduction or downgrade).

         (e) Default in Performance of Other Covenants and Conditions. Either Co-Borrower or Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 10.1) or any other Loan Document and such default shall continue for a period of ten (10) days after written notice thereof has been given to such Co-Borrower or Subsidiary by the Administrative Agent.

         (f)     Debt Cross-Default.   Either Co-Borrower or any of its
Subsidiaries shall (i) default in the payment of any Debt (exceeding five million ($5,000,000) in outstanding principal amount) beyond the period of grace, if any, provided in the instrument or agreement under which such Debt was created; or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (exceeding five million ($5,000,000) in outstanding principal amount) or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any applicable grace period having expired).

         (g)      Other Cross-Defaults.   Either Co-Borrower or any of their
Subsidiaries shall default in the payment when due, or in the performance or observance, of any obligation or condition of any Material Contract the breach of which could reasonably be expected to have a Material Adverse Effect unless, but only as long as, the existence of any such default is being contested by such Co-Borrower or such Subsidiary in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of or such Subsidiary to the extent required by GAAP.

         (h)     Change in Control.  A Change in Control shall occur.

         (i)     Voluntary Bankruptcy Proceeding.   Either Co-Borrower or any
Subsidiary thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts; (iii) consent to or fail to contest within sixty (60) days of the filing thereof any petition filed against it in an involuntary case under such bankruptcy laws or other laws; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property; (v) fail or admit in writing its failure or inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; or (vii) take any corporate action for the purpose of authorizing any of the foregoing; provided that it shall not constitute an event of default for a debtor relief proceeding to be instituted and remain unstayed if instituted under laws other than the federal or state laws of the United States of America by a Subsidiary not constituting a Material Subsidiary or by a Person or Persons not controlled, directly or indirectly by either Co-Borrower (including the Subsidiary itself, if its board of directors is not subject to control by a Co-Borrower).

         (j) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against either Co-Borrower or any Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for either Co-Borrower or any Subsidiary thereof or for all or any substantial part of their respective assets, and such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive calendar days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered; provided that it shall not constitute an event of default for a debtor relief proceeding to be instituted and remain unstayed if instituted under laws other than the federal or state laws of the United States of America against a Subsidiary not constituting a Material Subsidiary or by a Person or Persons not controlled, directly or indirectly by either Co-Borrower (including the Subsidiary itself, if its board of directors is not subject to control by a Co-Borrower).

         (k) Failure of Agreements. Any material provision of any other Loan Document shall for any reason cease to be valid and binding on either Co-Borrower or Subsidiary thereof party thereto.

         (l) Termination Event. The occurrence of any of the following events: (i) either Co-Borrower or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, such Borrower or ERISA Affiliate is required to pay as contributions thereto; (ii) an accumulated funding deficiency in excess of $250,000 occurs or exists, whether or not waived, with respect to any Pension Plan; (iii) a Termination Event; or (iv) either Co-Borrower or any ERISA Affiliate as employers under one or more Multiemployer Plan makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plan notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $250,000.

         (m) Judgment. A judgment or order for the payment of money which exceeds in amount the Material Judgment Amount shall be entered formally against either Co-Borrower or any of their Subsidiaries by any court and such judgment or order shall continue undischarged or unstayed for a period of sixty
(60) days.

         (n) Attachment. A warrant or writ of attachment or execution or similar process shall be issued against any property of either Co-Borrower or any Subsidiary thereof which exceeds in value the Material Judgment Amount and such warrant or process shall continue undischarged or unstayed for a period of thirty (30) days.

         SECTION 10.2 Remedies. Upon the occurrence of an Event of Default and at any time thereafter so long as such Event of Default shall be continuing, the Administrative Agent shall, upon the request and direction of the Required Lenders, by notice to the Co-Borrowers:

         (a) Acceleration: Termination of Facilities. Declare the principal of and interest on the Loans and the Notes at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, make the election regarding interest on the Loans pursuant to Section 3.1(e)(ii), and terminate the Credit Facility and the Commitments and any right of the Co-Borrowers to request borrowings thereunder; provided, that upon the occurrence of an Event of Default specified in Section 10.1(j) or (k), the Credit Facility and the Commitments shall be automatically terminated and all Obligations shall automatically become due and payable, and the interest rate election pursuant to Section 3.1(e)(ii) shall be deemed to have been made.

         (b) Rights of Collection. Exercise on behalf of the Lenders all of their other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Co-Borrowers' Obligations.

         SECTION 10.3 Rights and Remedies Cumulative; Non-Waiver; etc. The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Co-Borrowers, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

         SECTION 10.4 Set-off. Except to the extent prohibited by law, in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof after acceleration pursuant to Section 10.2(a), the Lenders and any assignee or participant of a Lender in accordance with Section 12.9 are hereby authorized by the Co-Borrowers at any time or from time to time, without notice to the Co-Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, excluding government securities required by Applicable Law to be held as security for worker's compensation and similar claims) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of the Co-Borrowers against and on account of the obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Administrative Agent shall have declared any or all of the Obligations to be due and payable as permitted by Section 10.2.

         SECTION 10.5 Adjustments. If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon in a greater proportion than any such payment received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such Benefitted Lender shall, to the extent permitted by Applicable Law, purchase for cash from the other Lenders such portion of each such other Lender's Loans as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits ratably with each of the Lenders; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Co-Borrowers agree that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         SECTION 10.6 Consents. The Co-Borrowers acknowledge that certain transactions contemplated by this Agreement and the other Loan Documents and certain actions which may be taken by the Administrative Agent or the Lenders in the exercise of their respective rights under this Agreement and the other Loan Documents may require the consent of a Governmental Authority. If counsel to the Administrative Agent reasonably determines that the consent of a Governmental Authority is required in connection with the execution, delivery and performance of any of the aforesaid Loan Documents or any Loan Documents delivered to the Administrative Agent or the Lenders in connection therewith or as a result of any action which may be taken pursuant thereto, then the Co-Borrowers, at the Lenders' sole cost and expense, agree to use their reasonable efforts to secure such consent and to cooperate with the Administrative Agent and the Lenders in any action commenced by the Administrative Agent or any Lender to secure such consent.


                                   ARTICLE XI

                            THE ADMINISTRATIVE AGENT

         SECTION 11.1 Appointment. Each Lender hereby irrevocably appoints and authorizes Administrative Agent to act as Administrative Agent hereunder and under the other Loan Documents and to take such actions as agent on its behalf hereunder and under the other Loan Documents, and to exercise such powers and to perform such duties, as are specifically delegated to the Administrative Agent by the terms hereof or thereof, together with such other powers and duties as are reasonably incidental thereto.

         SECTION 11.2 Nature of Duties. The Administrative Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement and the other Loan Documents. The Administrative Agent shall not have, by reason of this Agreement or any other Loan Document, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations or liabilities in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact that it selects with reasonable care. The Administrative Agent shall be entitled to consult with legal counsel, independent public accountants and other experts selected by it with respect to all matters pertaining to this Agreement and the other Loan Documents and its duties hereunder and thereunder and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Lenders hereby acknowledge that the Administrative Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders).

         SECTION 11.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates (each an "Exculpated Person") shall be (i) liable for any action taken or omitted to be taken by it or any Exculpated Person under or in connection with the Loan Documents, except for its or any Exculpated Person's breach of any Loan Document, violation of Applicable Law, gross negligence or willful misconduct, (ii) responsible in any manner to any Lender for any recitals, statements, information, representations or warranties herein or in any other Loan Document or in any document, instrument, certificate, report or other writing delivered in connection herewith or therewith, for the execution, effectiveness, genuineness, validity, enforceability or sufficiency of this Agreement or any other Loan Document, or for the financial condition of Co-Borrowers or any of their Subsidiaries or any other Person, or (iii) required to ascertain or make any inquiry concerning the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document or the existence or possible existence of any Default or Event of Default, or to inspect the properties, books or records of the Co-Borrowers or any of their Subsidiaries.

         SECTION 11.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, statement, consent or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons. The Administrative Agent may deem and treat each Lender as the owner of its interest hereunder for all purposes hereof unless and until a written notice of the assignment, negotiation or transfer thereof shall have been given to the Administrative Agent in accordance with the provisions of this Agreement. The Administrative Agent shall be entitled to refrain from taking or omitting to take any action in connection with this Agreement or any other Loan Document (i) if such action or omission would, in the reasonable opinion of the Administrative Agent, violate any Applicable Law or any provision of this Agreement or any other Loan Document or (ii) unless and until it shall have received such advice or concurrence of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders) as it deems appropriate or it shall first have been indemnified to its satisfaction by the Lenders against any and all liability and expense (other than liability and expense arising from its own gross negligence or willful misconduct) that may be incurred by it by reason of taking, continuing to take or omitting to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent's acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (including all subsequent Lenders).

         SECTION 11.5 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it and that no act by the Administrative Agent or any such Person hereafter taken, including any review of the affairs of each Co-Borrower and their Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that (i) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, properties, financial and other condition and creditworthiness of each Co-Borrower and their Subsidiaries and made its own decision to enter into this Agreement and extend credit to the Co-Borrowers hereunder, and (ii) it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action hereunder and under the other Loan Document and to make such investigation as it deems necessary to inform itself as to the business, prospects, operations, properties, financial and other condition and creditworthiness of each Co-Borrower and their Subsidiaries. Except as expressly provided in this Agreement and the other Loan Document, the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information concerning the business, prospects, operations, properties, financial or other condition or creditworthiness of each Co-Borrower and their Subsidiaries or any other Person that may at any time come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         SECTION 11.6 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default (other than Events of Default under Section 10.1(b) with respect to interest or fees) unless the Administrative Agent shall have received written notice from Co-Borrowers or a Lender referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent will give notice thereof to the Lenders as soon as reasonably practicable; provided, however, that if any such notice has also been furnished to the Lenders, the Administrative Agent shall have no obligation to notify the Lenders with respect thereto. The Administrative Agent shall (subject to Sections 11.4 and 12.10) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         SECTION 11.7 Indemnification. To the extent the Administrative Agent is not reimbursed by or on behalf of Co-Borrowers, and without limiting the joint and several obligations of CoBorrowers to do so, the Lenders (i) shall and do hereby indemnify the Administrative Agent and its officers, directors, employees, agents, attorneys-in-fact and Affiliates, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys' fees and expenses) or disbursements of any kind or nature whatsoever that may at any time (including at any time following the repayment in full of the Loans and the termination of the Commitments) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any documents contemplated by or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing, and (ii) shall reimburse the Administrative Agent upon demand, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, for any expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery, administration, amendment, modification, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Loan Documents (including, without limitation reasonable attorneys' fees and expenses and compensation of agents and employees paid for services rendered on behalf of the Lenders); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the gross negligence or willful misconduct of the party to be indemnified.

         SECTION 11.8 The Administrative Agent in its Individual Capacity. With respect to its Commitment, the Loans made by it and the Note or Notes issued to it, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not performing the agency duties specified herein; and the terms "Lenders," "Required Lenders," "holders of Notes" and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with either Co-Borrower, any of their Subsidiaries or any of their respective Affiliates as if the Administrative Agent were not performing the agency duties specified herein, and may accept fees and other consideration from any of them for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

         SECTION 11.9 Successor Administrative Agent. The Administrative Agent may resign at any time by giving thirty (30) days' prior written notice to the Co-Borrowers and the Lenders. Upon any such notice of resignation, the Required Lenders will, with the prior written consent of the Co-Borrowers (which consent shall not be unreasonably withheld), appoint from among the Lenders a successor to the Administrative Agent (provided that the Co-Borrowers consent shall not be required in the event a Default or Event of Default shall have occurred and be continuing). If no successor to the Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within such thirty-day period, then the retiring Administrative Agent may, on behalf of the Lenders and after consulting with the Lenders and the Co-Borrowers, appoint a successor Administrative Agent from among the Lenders. Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Ns. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent. If no successor to the Administrative Agent has accepted appointment as Administrative Agent by the thirtieth (30th) day following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall thereafter perform all of the duties of the Administrative Agent hereunder and under the other Loan Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for hereinabove.

                                  ARTICLE XII

                                 MISCELLANEOUS

         SECTION 12.1 Notices.

         (a) Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if a Business Day (or the next Business Day is the day of delivery is not a Business Day) if delivered by hand or sent by telecopy and if delivered or transmitted during normal business hours, otherwise on the next Business Day, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to any Agent as understood by such Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

         (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

       If to either Co-Borrower:     Scientific Games Holdings Corp.
                                     1500 Bluegrass Lakes Parkway.
                                     Alpharetta, Georgia 30201-7712
                                     Attention:  Chief Financial Officer
                                     Telephone No.: (770) 664-3700
                                     Telecopy No.:   (770) 343-8798

       If to First Union,
       as Administrative Agent:      First Union National Bank of Georgia
                                     4570 Ashford-Dunwoody Road
                                     Atlanta, Georgia  30346
                                     Attention: Dana Tucker
                                     Telephone No.: (404) 865-2377
                                     Telecopy No.:  (404) 865-2388

                                               and

                                     First Union National Bank of North Carolina
                                     301 South College Street, TW-10
                                     Charlotte, North Carolina 28288-0608
                                     Attention: Syndication Agency Services
                                     Telephone No.: (704) 383-0281
                                     Telecopy No.:  (704) 383-0288

 If to any Lender:                         The Address set forth on Schedule 1.1

         (c) Administrative Agent's Office. The Administrative Agent hereby designates its Syndication Agency Services office at 301 South College Street, TW-10, Charlotte, North Carolina 28288-0608, or any subsequent office which shall have been specified for such purpose by written notice to the Co-Borrowers and Lenders, as the Administrative Agent's office referred to herein, to which payments due are to be made and at which Loans will be disbursed.


         SECTION 12.2 Expenses. Subject to the limitations contained in the Term Sheet, the Co-Borrowers will pay the reasonable out-of-pocket expenses of the Administrative Agent in connection with: (i) the preparation, execution and delivery of this Agreement and each of the other Loan Documents, whenever the same shall be executed and delivered, including all syndication and due diligence expenses, appraiser's fees, search fees, recording fees, taxes and the reasonable fees and disbursements of counsel for the Administrative Agent;
(ii) the preparation, execution and delivery of any waiver, amendment or consent by the Administrative Agent or the Lenders requested by the Co-Borrowers relating to this Agreement or any of the other Loan Documents including reasonable fees and disbursements of counsel for the Administrative Agent, search fees, appraiser's fees, recording fees and taxes imposed in connection therewith; and (iii) after the occurrence and during the continuance of an Event of Default, consulting with one or more Persons, including appraisers, accountants, engineers and attorneys, concerning or related to the nature, scope or value of any right or remedy of the Administrative Agent or any of the Lenders hereunder or under any of the other Loan Documents, including any review of factual matters in connection therewith, which expenses shall include the reasonable fees and disbursements of such Persons. In addition, after the occurrence and during the continuance of an Event of Default, the Co-Borrowers will pay the reasonable out-of-pocket expenses of the Administrative Agent and each Lender in connection with prosecuting or defending any claim in any way arising out of, related to, connected with, or enforcing any provision of, this Agreement or any of the other Loan Documents, which expenses shall include the reasonable fees and disbursements of counsel and of experts and other consultants retained by the Administrative Agent (but with any counsel engaged by the Administrative Agent, to be approved by both the Administrative Agent and the Required Lenders, with the Administrative Agent not to withhold its approval unreasonably but to have the sole choice of counsel if the Administrative Agent and the Required Lenders cannot agree) or any of the Lenders but shall not, with respect to all counsel hired by the Lenders other than the Administrative Agent, result in the payment of legal fees by the Co-Borrowers in excess of five thousand dollars ($5,000) for the subject Event of Default; provided, however, that in connection with any litigation or other proceeding (i) between the Co-Borrowers and the Lenders, the Co-Borrowers shall not be obligated to pay any expenses or costs of the Lenders (including, without limitation, reasonable attorneys' fees and expenses) that are attributable to any issue raised in such litigation or other proceeding with respect to which the Co-Borrowers shall have prevailed (the determination, if necessary, of which party shall have prevailed may be made by the court or arbitration panel in the trial or appeal of such action or other proceeding) and (ii) solely between any Lender and the Administrative Agent, the Co-Borrowers shall not be obligated to pay any expenses or costs of any Lender or the Administrative Agent.

         SECTION 12.3 Governing Law. This Agreement, the Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accor-dance with the laws of the State of Georgia, without reference to the conflicts or choice of law principles thereof.

         SECTION 12.4 Consent to Jurisdiction. The Co-Borrowers hereby irrevocably consent to the personal jurisdiction of the state and federal courts located in Fulton County, Georgia, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Co-Borrowers, the Administrative Agent and each Lender hereby irrevocably consent to the service of a summons and complaint and other process in any action, claim or proceeding brought by any party hereto in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 12.1, if and to the extent otherwise in compliance with Applicable Law. Nothing in this
Section 12.4 shall affect the right of the Co-Borrowers, the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Co-Borrowers, Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against any party hereto or its properties in the courts of any other jurisdictions.

         SECTION 12.5 Arbitration.

         (a) Binding Arbitration. Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to the Notes or any other Loan Documents ("Disputes"), between or among parties to the Notes or any other Loan Document shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Atlanta, Georgia. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. The arbitrators shall be appointed as provided in the Arbitration Rules.

         (b) Preservation of Certain Remedies. Notwithstanding the preceding binding arbitration provisions, the Administrative Agent and the Lenders preserve, without diminution, certain remedies that the Administrative Agent and the Lenders may employ or exercise freely, either alone, in conjunction with or during a Dispute. The Administrative Agent and the Lenders shall have and hereby reserve the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under applicable law or by judicial foreclosure and sale,
(ii) all rights of self help including peaceful occupation of property and collection of rents, set off, subject to the provisions of Section 10.4, and peaceful possession of property, (iii) when applicable, a judgement by confession of judgement and (iv) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

         SECTION 12.6 WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE ADMINISTRATIVE AGENT, EACH LENDER AND EACH CO-BORROWER HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

         SECTION 12.7 Reversal of Payment. To the extent any Co-Borrower makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders which payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

         SECTION 12.8 Injunctive Relief. The Co-Borrowers, Administrative Agent and each Lender recognize that, in the event any of them fail to perform, observe or discharge any of their obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the other parties. Therefore, the Co-Borrowers, the Administrative Agent and each Lender agree that the other parties, at such parties' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         SECTION 12.9 Successors and Assigns; Participations.

         (a) Each Lender may assign to one or more other Eligible Assignees or, during the existence and continuance of an Event of Default, to any Person (each, an "Assignee"), all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the outstanding Loans made by it and the Note or Notes held by it); provided, however, that (i) any such assignment (other than an assignment by a Lender to an Affiliate of such Lender) shall not be made without the prior written consent of the Administrative Agent and, if a Default or Event of Default has not occurred and is not continuing, the Co-Borrowers (to be evidenced by their counter execution of the relevant Assignment and Acceptance), which consent shall not be unreasonably withheld, (ii) except in the case of an assignment by a Lender to an Affiliate of such Lender or during the existence and continuance of a Default or Event of Default, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to each such assignment) shall in no event be less than the lesser of (A) the entire Commitment of such Lender immediately prior to such assignment or (B) $5,000,000, and (iii) the parties to each such assignment will execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance (an "Assignment and Acceptance") in the form of Exhibit E attached hereto, together with any Note or Notes subject to such assignment, and the Assignee will pay a non-refundable processing fee of $3000 to the Administrative Agent for its own account. Upon such execution, delivery, acceptance and recording of the Assignment and Acceptance, from and after the effective date specified therein, which effective date shall be at least five Business Days after the execution thereof (unless the Administrative Agent shall otherwise agree), (A) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of the assigning Lender hereunder with respect thereto and (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than rights under the provisions of this Agreement and the other Loan Documents relating to indemnification or payment of fees, costs and expenses, to the extent such rights relate to the time prior to the effective date of such Assignment and Acceptance) and be released from its obligations under this Agreement, other than obligations arising prior to the effective date of such Assignment and Acceptance (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The terms and provisions of each Assignment and Acceptance shall, upon the effectiveness thereof, be incorporated into and made a part of this Agreement, and the covenants, agreements and obligations of each Lender set forth therein shall be deemed made to and for the benefit of the Administrative Agent and the other parties hereto as if set forth at length herein.

         (b) The Administrative Agent will maintain at its address for notices referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Co-Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Co-Borrowers and each Lender at any reasonable time and from time to time upon reasonable prior notice.

         (c) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee and counter executed by the Co-Borrowers (if required), together with any Note or Notes subject to such assignment and the processing fee referred to in subsection (a) above, the Administrative Agent will (i) accept such Assignment and Acceptance, (ii) on the effective date thereof, record the information contained therein in the Register and (iii) give notice thereof to the Co-Borrowers and the Lenders. Within five (5) Business Days after its receipt of such notice, the Co-Borrowers, at their own expense, will execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such Assignee in an aggregate principal amount equal to the principal amount of the Commitment (or, if the Commitments have been terminated, the principal amount of the Loans) assumed by it pursuant to such Assignment and Acceptance and, to the extent the assigning Lender has retained its Loans and/or Commitment hereunder, a new Note or Notes to the order of the assigning Lender in an aggregate principal amount equal to the principal amount of the Commitment (or, if the Commitments have been terminated, the principal amount of the Loans) retained by it hereunder. Such new Note or Notes shall be dated the date of the replaced Note or Notes and shall otherwise be in substantially the forms of the Notes attached hereto. The Administrative Agent will return canceled Notes to the Co-Borrowers.

         (d) Each Lender may, without the consent of the Co-Borrowers, the Administrative Agent or any other Lender, sell to one or more other Persons (each, a "Participant") participations in any portion comprising less than all of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitment, the outstanding Loans made by it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged and such Lender shall remain solely responsible for the performance of such obligations, (ii) any such participation shall not exceed fifty percent (50%) of such Lender's post assignment Commitment, (iii) the Co-Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and no Lender shall permit any Participant to have any voting rights or any right to control the vote of such Lender with respect to any amendment, modification, waiver, consent or other action hereunder or under any other Loan Document (except as to actions that would (w) reduce or forgive the principal amount of, or rate of interest on, any Loan, or reduce or forgive any fees or other Obligations, (x) extend any date (including without limitation, the Revolver Facility Termination Date) fixed for the payment of any principal of or interest on any Loan, any fees or any other Obligations, or (y) increase any Commitment of any Lender), and (iv) no Participant shall have any rights under this Agreement or any of the other Loan Documents, each Participant's rights against the granting Lender in respect of any participation to be those set forth in the participation agreement, and all amounts payable by the Co-Borrowers hereunder shall be determined as if such Lender had not granted such participation.

         (e) Nothing in this Agreement shall be construed to prohibit any Lender from pledging or assigning all or any portion of its rights and interest hereunder or under any Note to any Federal Reserve Bank as security for borrowings therefrom; provided, however, that no such pledge or assignment shall release a Lender from any of its obligations hereunder.

         (f) Disclosure of Information; Confidentiality. The Administrative Agent and the Lenders shall treat as confidential all non-public information, including, without limitation, all financial projections, obtained pursuant to the Loan Documents and shall disclose such information outside their organizations only as may be deemed appropriate by any of the Administrative Agent or the Lenders in the exercise of its or their rights under the Loan Documents with respect to the repayment or administration of, or transfer or assignment of participations or interests in, the Loans or, to the extent permitted by Applicable Law, upon reasonable prior notice to the Co-Borrowers, as compelled by judicial or administrative process or by other requirements of Applicable Law.

         SECTION 12.10 Amendments, Waivers and Consents: Renewal. Except as set forth below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders upon request of the Co-Borrowers, and any consent given by the Lenders in response to a request by the Co-Borrowers, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Co-Borrowers; provided, that no amendment, waiver or consent shall (a) increase the amount or extend the time of the obligation of the Lenders to make Loans,
(b) extend the originally scheduled time or times of payment of the principal of any Loan or the time or times of payment of interest on any Loan, (c) reduce the rate of interest or fees payable on any Loan, (d) permit any subordination of the principal or interest on any Loan, (e) amend the provisions of this
Section 12.10 or the definition of Required Lenders, (f) increase the Swingline Commitment, the Aggregate Commitment, or the Aggregate Revolver Loan Commitments, or (g) release any Guarantor or amend the provisions of Section
7.12 (but with a waiver of, or consent to departure from, the provisions of Section 7.12 as it pertains to any Material Subsidiary not organized under the laws of one of the United States to require only the approval of the Required Lenders), without the prior written consent of each Lender bound thereby. In addition, no amendment, waiver or consent to the provisions of Article XI shall be made without the written consent of the Administrative Agent.

         SECTION 12.11 Performance of Duties. The Co-Borrowers' obligations under this Agreement and each of the Loan Documents shall be performed at the joint and several sole cost and expense of the Co-Borrowers.

         SECTION 12.12  Indemnification.

         (a) Each Co-Borrower jointly and severally agrees to reimburse the Administrative Agent and the Lenders for all reasonable costs and expenses, including reasonable counsel or other out-of-pocket fees and disbursements reasonably incurred, and the Co-Borrowers hereby indemnify and hold the Administrative Agent and each Lender (collectively, the "Indemnified Parties" and individually, an "Indemnified Party") harmless from and against all losses suffered by the Administrative Agent and the Lenders in connection with (i) the exercise by the Administrative Agent or the Lenders, after the occurrence and during the continuance of an Event of Default, of any remedy granted to them by Co-Borrowers under this Agreement or any of the other Loan Documents, (ii) any claim by any third party against the Administrative Agent or any Lender arising out of or in any way connected with the acts or omissions of the Co-Borrowers or any Subsidiary thereof under or pursuant to this Agreement or any of the other Loan Documents, and (iii) the collection or enforcement of the Obligations or any of them against the Co-Borrowers, after the occurrence and during the continuance of an Event of Default; provided, that no reimbursement obligation or undertaking to indemnify contained herein shall apply (A) to any expenses that are attributable to any issue raised in any litigation or other proceeding with respect to which the Co-Borrowers shall have prevailed (the determination, if necessary, of which party shall have prevailed may be made by the court or arbitration panel in the trial or appeal of such action or other proceeding), or (B) to the extent that such losses, claims, damages, liabilities or other expenses result from the breach by any Indemnified Party of its obligations hereunder or under any Loan Document, the violation of Applicable Law, gross negligence or willful misconduct of any Indemnified Party.

         (b) The following shall apply to all claims for indemnity under this Section 12.12 or otherwise under the Loan Documents:

                 (i) If any Indemnified Party has knowledge of any claim or matter for which it believes it is entitled to indemnification hereunder, it shall give prompt written notice thereof to the Co-Borrowers; provided, however, that the failure of an Indemnified Party to give such notice shall not relieve the Co-Borrowers of its obligations hereunder.

                 (ii) Each claim against an Indemnified Party by a third party shall, if reasonably requested by the Co-Borrowers, be contested by the Indemnified Party in good faith by appropriate proceedings, provided that the Co-Borrowers shall indemnify such Indemnified Party in full in respect of any out-of-pocket fees, costs or expenses actually incurred by such Indemnified Party in conducting such contest and the amount of any interest or penalties, if any, which are required to be paid as a direct result of contesting such claim.

                 (iii) In connection with any litigation or other proceeding between the Co-Borrowers and the Lenders, the Co-Borrowers shall not be obligated to pay any expenses or costs of the Lenders (including, without limitation, reasonable attorneys' fees and expenses) that are attributable to any issue raised in such litigation or other proceeding with respect to which the Co-Borrowers shall have prevailed (the determination, if necessary, of which party shall have prevailed may be made by the court or arbitration panel in the trial or appeal of such action or other proceeding).

         SECTION 12.13 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or such Lenders pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Credit Facility have not been terminated.

         SECTION 12.14 Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XII and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

         SECTION 12.15 Titles and Captions. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

         SECTION 12.16 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 12.17 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

         SECTION 12.18 Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full and the Commitments have been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.

[CORPORATE SEAL]                           SCIENTIFIC GAMES HOLDINGS CORP.


                                           By:   /s/ Cliff O. Bickell
                                              ---------------------------------------
                                              Name:  Cliff O. Bickell
                                                   ----------------------------------
                                              Title: Vice President,
                                                    ---------------------------------
                                                     Treasurer & CFO

[CORPORATE SEAL]                           SCIENTIFIC GAMES INC.


                                           By:   /s/ Cliff O. Bickell
                                              ---------------------------------------
                                              Name:  Cliff O. Bickell
                                                   ----------------------------------
                                              Title: Vice President,
                                                    ---------------------------------
                                                     Treasurer & CFO


Domestic Office Address:                   FIRST UNION NATIONAL BANK OF
                                           GEORGIA, as Administrative Agent and Lender
--------------------------------
--------------------------------
--------------------------------
--------------------------------
                                           By:   /s/ Susan E. Harber
Euro Lending Office Address:                  ---------------------------------------
                                              Name:  Susan E. Harber
--------------------------------                   ----------------------------------
--------------------------------              Title: Vice President
--------------------------------                    ---------------------------------
--------------------------------

Domestic Office Address:

191 Peachtree St. NE
--------------------------------
Atlanta,  GA
--------------------------------
30503-1757
--------------------------------

--------------------------------
                                           WACHOVIA BANK OF GEORGIA, NATIONAL
                                           ASSOCIATION


Euro Lending Office Address:               By:   /s/ Ann B. Edwards
                                              ---------------------------------------
191 Peachtree St. NE                          Name:  Ann B. Edwards
--------------------------------                   ----------------------------------
Atlanta,  GA                                  Title: Assistant Vice President
--------------------------------                    ---------------------------------
30503-1757
--------------------------------

--------------------------------


Domestic Office Address:                   ABN AMRO BANK, N.V.

ABN AMRO BANK N.V.                         By: /s/  Larry Kelley             Steven Hipsman
--------------------------------               ---------------------------------------
ONE RAVINIA DR. SUITE 1200                    Name:  Larry Kelly             Steven Hipsman
--------------------------------                   -----------------------------------
ATLANTA, GA. 30346                            Title: Group Vice President    Vice President
--------------------------------
PHONE:  (770) 396-0066
--------------------------------
FAX:    (770) 395-9188


Euro Lending Office Address:
ABN AMRO BANK N.V.
--------------------------------
ONE RAVINIA DR. SUITE 1200
--------------------------------
ATLANTA, GA. 30346
--------------------------------
PHONE:   (770) 396-0066
--------------------------------
FAX:     (770) 395-9188

                                                                    EXHIBIT A-1


                             FORM OF REVOLVER NOTE


$30,000,000                                                 December __, 1996

         FOR VALUE RECEIVED, the undersigned, SCIENTIFIC GAMES HOLDINGS CORP., a corporation organized under the laws of Delaware ("Holdings"), and SCIENTIFIC GAMES INC., a corporation organized under the laws of Delaware and a Wholly-Owned subsidiary of Holdings (the "Company") (Holdings and the Company together, the "Co-Borrowers"), hereby unconditionally jointly and severally promise to pay to the order of Wachovia Bank of Georgia, National Association (the "Lender"), at the times, at the place and in the manner and currency provided in the Credit Agreement hereinafter referred to, the principal sum of up to Thirty Million Dollars ($30,000,000 inclusive of the "Assigned Dollar Value" of Foreign Currency Loans as defined in the Credit Agreement hereinafter described), or, if less, the aggregate unpaid principal amount of all Revolver Loans disbursed to Co-Borrowers by the Lender under the Credit Agreement referred to below, together with interest at the rates as in effect from time to time with respect to each portion of the principal amount hereof, determined and payable as provided in Article III of the Credit Agreement.

         This Note is a Revolver Note referred to in, and is entitled to the benefits of, the Credit Agreement dated as of December __, 1996 (together with all amendments and other modifications, if any, from time to time hereafter made thereto, the "Credit Agreement") by and among the Co-Borrowers, the financial institutions (the "Lenders") as are, or may from time to time become, parties thereto and First Union National Bank of Georgia, as Administrative Agent for the Lenders ("Agent"). Capitalized terms not defined in this Note are to have the meaning provided them in the Credit Agreement.

         The Credit Agreement contains, among other things, provisions for the time, place and manner of payment of this Note, the determination of the interest rate borne by and fees payable in respect of this Note, acceleration of the payment of this Note upon the happening of certain stated events and the mandatory repayment of this Note under certain circumstances. The Credit Agreement further provides that certain Foreign Currency Loans are to be made to the Co-Borrowers pursuant to this Note in Alternative Currencies of French francs and British pounds sterling, with such Foreign Currency Loans to be repaid in the Alternative Currency in which they were extended.

         Subject to the terms and qualifications of the Credit Agreement, the Co-Borrowers hereby jointly and severally agree to pay on demand all reasonable costs and expenses actually incurred in collecting the Co-Borrowers' obligations hereunder or in enforcing or attempting to enforce any of the Lender's rights hereunder in each case after the occurrence and during the continuance of an Event of Default, including, but not limited to, reasonable attorneys' fees and expenses if collected by or through an attorney, whether or not suit is filed.

         Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

         THIS NOTE IS MADE AND DELIVERED IN THE STATE OF GEORGIA AND SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

         IN WITNESS WHEREOF, each Co-Borrower has caused this Note to be executed under seal by a duly authorized officer as of the day and year first above written.

[CORPORATE SEAL]                           SCIENTIFIC GAMES HOLDINGS CORP.


                                                   By:
                                                      -------------------------------------------------------------------
                                                         Name:
                                                              -----------------------------------------------------------
                                                         Title:
                                                               ----------------------------------------------------------


[CORPORATE SEAL]                           SCIENTIFIC GAMES INC.


                                                   By:
                                                      -------------------------------------------------------------------
                                                         Name:
                                                              -----------------------------------------------------------
                                                         Title:
                                                               ----------------------------------------------------------

                                  EXHIBIT A-1


                             FORM OF REVOLVER NOTE


$30,000,000                                                 December __, 1996

         FOR VALUE RECEIVED, the undersigned, SCIENTIFIC GAMES HOLDINGS CORP., a corporation organized under the laws of Delaware ("Holdings"), and SCIENTIFIC GAMES INC., a corporation organized under the laws of Delaware and a Wholly-Owned subsidiary of Holdings (the "Company") (Holdings and the Company together, the "Co-Borrowers"), hereby unconditionally jointly and severally promise to pay to the order of First Union National Bank of Georgia (the "Lender"), at the times, at the place and in the manner and currency provided in the Credit Agreement hereinafter referred to, the principal sum of up to Thirty Million Dollars ($30,000,000 inclusive of the "Assigned Dollar Value" of Foreign Currency Loans as defined in the Credit Agreement hereinafter described), or, if less, the aggregate unpaid principal amount of all Revolver Loans disbursed to Co-Borrowers by the Lender under the Credit Agreement referred to below, together with interest at the rates as in effect from time to time with respect to each portion of the principal amount hereof, determined and payable as provided in Article III of the Credit Agreement.

         This Note is a Revolver Note referred to in, and is entitled to the benefits of, the Credit Agreement dated as of December __, 1996 (together with all amendments and other modifications, if any, from time to time hereafter made thereto, the "Credit Agreement") by and among the Co-Borrowers, the financial institutions (the "Lenders") as are, or may from time to time become, parties thereto and First Union National Bank of Georgia, as Administrative Agent for the Lenders ("Agent"). Capitalized terms not defined in this Note are to have the meaning provided them in the Credit Agreement.

         The Credit Agreement contains, among other things, provisions for the time, place and manner of payment of this Note, the determination of the interest rate borne by and fees payable in respect of this Note, acceleration of the payment of this Note upon the happening of certain stated events and the mandatory repayment of this Note under certain circumstances. The Credit Agreement further provides that certain Foreign Currency Loans are to be made to the Co-Borrowers pursuant to this Note in Alternative Currencies of French francs and British pounds sterling, with such Foreign Currency Loans to be repaid in the Alternative Currency in which they were extended.

         Subject to the terms and qualifications of the Credit Agreement, the Co-Borrowers hereby jointly and severally agree to pay on demand all reasonable costs and expenses actually incurred in collecting the Co-Borrowers' obligations hereunder or in enforcing or attempting to enforce any of the Lender's rights hereunder in each case after the occurrence and during the continuance of an Event of Default, including, but not limited to, reasonable attorneys' fees and expenses if collected by or through an attorney, whether or not suit is filed.

         Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

         THIS NOTE IS MADE AND DELIVERED IN THE STATE OF GEORGIA AND SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

         IN WITNESS WHEREOF, each Co-Borrower has caused this Note to be executed under seal by a duly authorized officer as of the day and year first above written.

[CORPORATE SEAL]                           SCIENTIFIC GAMES HOLDINGS CORP.


                                           By:
                                              ---------------------------------------
                                              Name:
                                                   ----------------------------------
                                              Title:
                                                    ---------------------------------

[CORPORATE SEAL]                           SCIENTIFIC GAMES INC.


                                           By:
                                              ---------------------------------------
                                              Name:
                                                   ----------------------------------
                                              Title:
                                                    ---------------------------------

                                  EXHIBIT A-1


                             FORM OF REVOLVER NOTE


$15,000,000                                                 December __, 1996

         FOR VALUE RECEIVED, the undersigned, SCIENTIFIC GAMES HOLDINGS CORP., a corporation organized under the laws of Delaware ("Holdings"), and SCIENTIFIC GAMES INC., a corporation organized under the laws of Delaware and a Wholly-Owned subsidiary of Holdings (the "Company") (Holdings and the Company together, the "Co-Borrowers"), hereby unconditionally jointly and severally promise to pay to the order of ABN AMRO Bank N.V. (the "Lender"), at the times, at the place and in the manner and currency provided in the Credit Agreement hereinafter referred to, the principal sum of up to Fifteen Million Dollars ($15,000,000 inclusive of the "Assigned Dollar Value" of Foreign Currency Loans as defined in the Credit Agreement hereinafter described), or, if less, the aggregate unpaid principal amount of all Revolver Loans disbursed to Co-Borrowers by the Lender under the Credit Agreement referred to below, together with interest at the rates as in effect from time to time with respect to each portion of the principal amount hereof, determined and payable as provided in Article III of the Credit Agreement.

         This Note is a Revolver Note referred to in, and is entitled to the benefits of, the Credit Agreement dated as of December __, 1996 (together with all amendments and other modifications, if any, from time to time hereafter made thereto, the "Credit Agreement") by and among the Co-Borrowers, the financial institutions (the "Lenders") as are, or may from time to time become, parties thereto and First Union National Bank of Georgia, as Administrative Agent for the Lenders ("Agent"). Capitalized terms not defined in this Note are to have the meaning provided them in the Credit Agreement.

         The Credit Agreement contains, among other things, provisions for the time, place and manner of payment of this Note, the determination of the interest rate borne by and fees payable in respect of this Note, acceleration of the payment of this Note upon the happening of certain stated events and the mandatory repayment of this Note under certain circumstances. The Credit Agreement further provides that certain Foreign Currency Loans are to be made to the Co-Borrowers pursuant to this Note in Alternative Currencies of French francs and British pounds sterling, with such Foreign Currency Loans to be repaid in the Alternative Currency in which they were extended.

         Subject to the terms and qualifications of the Credit Agreement, the Co-Borrowers hereby jointly and severally agree to pay on demand all reasonable costs and expenses actually incurred in collecting the Co-Borrowers' obligations hereunder or in enforcing or attempting to enforce any of the Lender's rights hereunder in each case after the occurrence and during the continuance of an Event of Default as defined in the Credit Agreement, including, but not limited to, reasonable attorneys' fees and expenses if collected by or through an attorney, whether or not suit is filed.

         Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

         THIS NOTE IS MADE AND DELIVERED IN THE STATE OF GEORGIA AND SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

         IN WITNESS WHEREOF, each Co-Borrower has caused this Note to be executed under seal by a duly authorized officer as of the day and year first above written.

[CORPORATE SEAL]                           SCIENTIFIC GAMES HOLDINGS CORP.


                                           By:
                                              ---------------------------------------
                                              Name:
                                                   ----------------------------------
                                              Title:
                                                    ---------------------------------


[CORPORATE SEAL]                           SCIENTIFIC GAMES INC.


                                           By:
                                              ---------------------------------------
                                              Name:
                                                   ----------------------------------
                                              Title:
                                                    ---------------------------------

                                  EXHIBIT A-2

                             FORM OF SWINGLINE NOTE

$5,000,000                                                  December __, 1996

         FOR VALUE RECEIVED, the undersigned, SCIENTIFIC GAMES HOLDINGS CORP., a corporation organized under the laws of Delaware ("Holdings"), SCIENTIFIC GAMES INC., a corporation organized under the laws of Delaware and a Wholly-Owned subsidiary of Holdings (the "Company") (Holdings and the Company, the "Co-Borrowers"), hereby unconditionally jointly and severally promise to pay to the order of FIRST UNION NATIONAL BANK OF GEORGIA, a national banking association ("First Union"), at the times, at the place and in the manner provided in the Credit Agreement hereinafter referred to, the principal sum of up to Five Million Dollars ($5,000,000), or, if less, the aggregate unpaid principal amount of all Swingline Loans disbursed to Co-Borrowers by First Union under the Credit Agreement referred to below, together with interest at the rates as in effect from time to time with respect to each portion of the principal amount hereof, determined and payable as provided in Section 2.3 of the Credit Agreement.

         This Note is the Swingline Note referred to in, and is entitled to the benefits of, the Credit Agreement dated as of December __, 1996 (together with all amendments and other modifications, if any, from time to time hereafter made thereto, the "Credit Agreement") by and among the Co-Borrowers, the financial institutions (the "Lenders") as are, or may from time to time become, parties thereto and First Union, as Administrative Agent for the Lenders ("Agent"). The Credit Agreement contains, among other things, provisions for the time, place and manner of payment of this Note, the determination of the interest rate borne by and fees payable in respect of this Note, acceleration of the payment of this Note upon the happening of certain stated events and the mandatory repayment of this Note under certain circumstances.

         Subject to the terms and qualifications of the Credit Agreement, the Co-Borrowers hereby jointly and severally agree to pay on demand all reasonable costs and expenses actually incurred in collecting the Co-Borrowers' obligations hereunder or in enforcing or attempting to enforce any of First Union's rights hereunder in each case after the occurrence and during the continuance of an Event of Default, including, but not limited to, reasonable attorneys' fees actually incurred and expenses if collected by or through an attorney, whether or not suit is filed.

         Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

         THIS NOTE IS MADE AND DELIVERED IN THE STATE OF GEORGIA AND SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

         IN WITNESS WHEREOF, each Co-Borrower has caused this Note to be executed under seal by a duly authorized officer as of the day and year first above written.

[CORPORATE SEAL]                           SCIENTIFIC GAMES HOLDINGS CORP.


                                           By:
                                              ------------------------------------
                                              Name:
                                                   -------------------------------
                                              Title:
                                                   -------------------------------


[CORPORATE SEAL]                           SCIENTIFIC GAMES INC.


                                           By:
                                              ------------------------------------
                                              Name:
                                                   -------------------------------
                                              Title:
                                                   -------------------------------

                                   EXHIBIT B


                          FORM OF NOTICE OF BORROWING


First Union National Bank
of Georgia, as Administrative Agent
One First Union Center
301 South College Street, TW-10
Charlotte, North Carolina  28288-0608
Attention: Syndication Agency Services


Ladies and Gentlemen:

         This irrevocable Notice of Borrowing is delivered to you by Scientific Games Inc., a corporation organized under the laws of Delaware (the "Company") , on behalf of the Co-Borrowers referred to below, under Section 2.2(a) of the Credit Agreement dated as of December __, 1996 (together with all amendments and other modifications, if any, from time to time made thereto, the "Credit Agreement"), by and among the Company, Scientific Games Holdings Corp., a corporation organized under the laws of Delaware, the Lenders party thereto and First Union National Bank of Georgia, as Administrative Agent for the Lenders.

         1. The Company, on behalf of the Co-Borrowers, hereby requests that the Lenders make a Revolver Loan to the following Co-Borrower(s): (COMPLETE THE ENSUING BLANK(S) WITH THE APPLICABLE CO-BORROWER(S))


                                ---------------
                                ---------------

         2. The Company, on behalf of the Co-Borrowers, hereby requests that the Lenders make a Revolver Loan in the aggregate principal amount of $______________ (the "Loan"). (FOR LIBOR RATE LOANS COMPLETE WITH AN AMOUNT EQUAL TO $5,000,000 OR A WHOLE MULTIPLE OF $1,000,000 IN EXCESS THEREOF, FOR FOREIGN CURRENCY LOANS COMPLETE WITH AN ASSIGNED DOLLAR AMOUNT EQUAL TO $1,000,000 OR A WHOLE MULTIPLE OF $1,000,000 IN ASSIGNED DOLLAR VALUE IN EXCESS THEREOF, AND FOR BASE RATE LOANS COMPLETE WITH AN AMOUNT EQUAL TO $500,000 OR A WHOLE MULTIPLE OF $100,000 IN EXCESS THEREOF.)

         3. The Company, on behalf of the Co-Borrowers, hereby requests that the Revolver Loan be made on the following Business Day: (COMPLETE WITH A DATE ON OR BEFORE THE DATE OF THIS NOTICE FOR A BASE RATE LOAN, AT LEAST THREE (3) BUSINESS DAYS AFTER THE DATE OF THIS NOTICE FOR A LIBOR RATE LOAN, AND AT LEAST FOUR (4) BUSINESS DAYS AFTER THE DATE OF THIS NOTICE FOR A FOREIGN CURRENCY LOAN.)

         4. For Foreign Currency Loans only: The Company, on behalf of the Co-Borrowers, hereby requests that the Revolver Loan be made in the following currency: (FOR EACH LOAN COMPLETE WITH BRITISH POUNDS STERLING, FRENCH FRANCS, OR GERMAN MARKS.)

                              ____________________


         5. Holdings, on behalf of the Co-Borrowers, hereby requests that the Revolver Loan bear interest at the following interest rate, plus the Applicable Margin, as set forth below:

         Principal Component                                               Interest Period
               of Loan                           Interest Rate             (As Applicable)
    ----------------------------                 -------------             ---------------
               $_________             [Base Rate, LIBOR Rate or            [One, two, three or six
                                      Foreign Currency Loan Rate]          months for Foreign Currency
                                                                           Loans and LIBOR Rate
                                                                           Loans]

         6. The principal amount of all Loans and Foreign Currency Loans, respectively, outstanding as of the date hereof (including the requested Loan) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

         7. The obligations of the Co-Borrowers and Guarantors as set forth in the Credit Agreement and the other Loan Documents are valid, binding and enforceable obligations of those parties as of the date hereof, both before and after giving effect to the Revolving Loan requested herein, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

         8. All of the conditions applicable to the Revolving Loan requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Revolving Loan.

         9. No Default or Event of Default exists, and none will exist upon the making of the Revolving Loan requested herein.

         10. The representations and warranties of the Co-Borrowers and Guarantors under the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof, both before and after giving effect to the Revolving Loan requested herein, except to the extent that such representations and warranties expressly relate solely to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such date.

         11. All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing this _________ day of ___________________, 19__.


                                  SCIENTIFIC GAMES INC.

[CORPORATE SEAL]

                                  By:
                                     ---------------------------------------
                                        Name:
                                             -------------------------------
                                        Title:
                                              ------------------------------

                                   EXHIBIT C


                   FORM OF NOTICE OF CONVERSION/CONTINUATION

First Union National Bank
of Georgia, as Administrative Agent
One First Union Center
301 South College Street, TW-10
Charlotte, North Carolina  28288-0608
Attention: Syndication Agency Services

Ladies and Gentlemen:

         This irrevocable Notice of Conversion/Continuation is delivered to you under Section 3.2 of the Credit Agreement dated as of December __, 1996 (together with all amendments and other modifications, if any, from time to time made thereto, the "Credit Agreement"), by and among Scientific Games Holdings Corp., a corporation organized under the laws of Delaware ("Holdings"), Scientific Games Inc., a corporation organized under the laws of Delaware and a wholly- owned Subsidiary of Holdings, as Co-Borrowers (collectively, the "Co-Borrowers"), the Lenders party thereto and First Union National Bank of Georgia, as Administrative Agent for the Lenders.

         1. This Notice of Conversion/continuation is submitted for the purpose of: (CHECK ONE AND COMPLETE APPLICABLE INFORMATION IN ACCORDANCE WITH SECTION 3.2.)

          / /  Converting a Base Rate Loan into a LIBOR Rate Loan

               (a) The aggregate outstanding principal balance of such Loan is $__________.

               (b) The principal amount of such Loan to be converted is $____________.

               (c) The requested effective date of the conversion of such Loan is _________.

               (d) The requested Interest Period applicable to the converted Loan is ________.

         / /   Converting a LIBOR Rate Loan into a Base Rate Loan

               (a) The aggregate outstanding principal balance of such Loan is $__________.

               (b) The last day of the current Interest Period for such Loan is ___________.

               (c) The principal amount of such Loan to be converted is $____________.

               (d) The requested effective date of the conversion of such Loan is _________.

         / /     Continuing a LIBOR Rate Loan as a LIBOR Rate Loan

               (a) The aggregate outstanding principal balance of such Loan is $_________.

               (b) The last day of the current Interest Period for such Loan is __________.

               (c) The principal amount of such Loan to be continued is $__________.

               (d) The requested effective date of the continuation of such Loan is ________.

               (e) The requested Interest Period applicable to the continued Loan is _________.

         / /    Continuing a Foreign Currency Loan as a Foreign Currency Loan

               (a) The aggregate outstanding principal balance of such Loan is $_________ (less such portion of the Foreign Currency Loan that equals the Assigned Dollar Value Excess as of the end of the Interest Period) (_________) Net balance of such Loan $_________.

               (b) The last day of the current Interest Period for such Loan is __________.

               (c) The Assigned Dollar Value of such Loan to be continued is $__________.

               (d) The requested effective date of the continuation of such Loan is ________.

               (e) The requested Interest Period applicable to the continued Loan is _________.

               (f) The Alternative Currency for the Loan that is to be continued is _________.

         2. The principal amount of all Loans outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

         3. The obligations of the Co-Borrowers set forth in the Credit Agreement and the Loan Documents are valid, binding and enforceable obligations of the Co-Borrowers as of the date hereof, both before and after giving effect to the Revolving Loan requested herein, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

         4. All of the conditions applicable to the conversion or continuation of the Loan requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loan.

         5. No Default or Event of Default exists, and none will exist upon the conversion or continuation of the Loan requested herein.

         6. The representations and warranties of the Co-Borrowers under the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof, both before and after giving effect to the conversion or continuation of the Loan requested herein, except to the extent that such representations and warranties expressly relate solely to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date.

         7. All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.


         IN WITNESS WHEREOF, the Co-Borrowers have executed this Notice of Conversion/Continuation this ___ day of ___________________, 19__.


                                SCIENTIFIC GAMES HOLDINGS CORP.

[CORPORATE SEAL]
                                By:
                                   ------------------------------------------
                                      Name:
                                           ----------------------------------
                                      Title:
                                            ---------------------------------




                                SCIENTIFIC GAMES INC
[CORPORATE SEAL]
                                By:
                                     ----------------------------------------
                                      Name:
                                           ----------------------------------
                                      Title:
                                            ---------------------------------

                                   EXHIBIT D


                    FORM OF OFFICER'S COMPLIANCE CERTIFICATE


         The undersigned, on behalf of Scientific Games Holdings Corp. ("Holdings") and Scientific Games Inc. (the "Company"), each a corporation organized under the laws of Delaware (together, the "Co-Borrowers"), hereby certifies to First Union National Bank of Georgia, as Administrative Agent (the "Administrative Agent") to the best of the undersigned's knowledge and belief, as follows:

         1. This Certificate is delivered to you pursuant to Section 6.2 of the Credit Agreement dated as of December ___, 1996 (together with all amendments and other modifications, if any, from time to time made thereto, the "Credit Agreement"), by and among Holdings, the Company, the Lenders party thereto and the Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

         2. I have examined the consolidated financial statements of Holdings and its Subsidiaries dated as of ________________ and for the period[s] then ended and such statements fairly present in all material respects in accordance with generally accepted accounting principles the financial condition of Holdings, the Company, and their Subsidiaries, as applicable, as of the dates indicated [except as to the absence of footnotes and year-end audit adjustments], and the results of their operations and cash flows for the period[s] indicated.

         3. I have reviewed the terms of the Credit Agreement, the Notes and the related Loan Documents and have made, or caused to be made under my supervision, a review and examination in reasonable detail of the transactions and the condition of Holdings, the Company, and their Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above. Such review and examination have not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this Certificate [except, if such condition or event existed or exists, describe the nature and period of existence thereof, when it occurred, whether it is continuing, and what action Holdings and its Subsidiaries have taken, are taking and propose to take with respect thereto].

         4. The calculations necessary as of the end of the most recent fiscal quarter (i) to establish the Applicable Margin pursuant to Section 3.1(c) of the Credit Agreement, (ii) to establish Co-Borrowers' compliance with the financial covenants set forth in Article VIII of the Credit Agreement, and
(iii) to set forth the Cash Flow Percentages for each corporation, partnership, or other entity in which either Co-Borrower has any ownership interest , are set forth on the attached Schedule 1. Holdings and its Subsidiaries are in compliance with the covenants contained in Article VIII of the Credit Agreement as shown on such Schedule 1, the Applicable Margin as described in Section 3.1(c) of the Credit Agreement has been calculated as shown on such Schedule 1, and the Cash Flow Percentages have been calculated as shown on such Schedule 1. [Named Entity is required to execute a Joinder Agreement pursuant to Section
7.12 of the Credit Agreement.]

         5. The amounts outstanding under each outstanding Foreign Subsidiary Note at the end of the most recent fiscal quarter are shown on Schedule 1.


   WITNESS the following signature as of the _______ day of _______________, 199__.



                               SCIENTIFIC GAMES HOLDINGS CORP.

                               By:
                                  ---------------------------------------
                                     Name:
                                          -------------------------------
                                     Title:
                                           ------------------------------


                               SCIENTIFIC GAMES INC.

                               By:
                                  ---------------------------------------
                                     Name:
                                          -------------------------------
                                     Title:
                                           ------------------------------

                                   Schedule 1

I.       Applicable Margin Calculation

         A.      Leverage Ratio

                 1.       The ratio of the following as of ________________

                          (a)     Consolidated Debt of Holdings
                                  and its Subsidiaries                               1(a)     _________

                          (b)     The sum of (A) the Consolidated
                                  Net Worth of Holdings and its
                                  Subsidiaries plus (B) the Consolidated
                                  Debt of Holdings and its Subsidiaries              1(b)     _________

                          (c)     Leverage Ratio: Divide line 1(a) by
                                  line 1(b)                                          1(c)     _________

                 2.       Maximum Leverage Ratio permitted by Section
                          8.1 as of any fiscal quarter end                           2        50%
                                                                                              ---

         B.      Applicable Margin Selection

                    1.   Check the appropriate box in accordance with Section
                         3.1 of the Credit Agreement:

                    // If 1(C) is less than or equal to 25%, then the Applicable Margin for LIBOR Rate Loans or IBOR Rate
                         (Foreign Currency) Loans is 0.375%, and the Applicable
                         Margin for Base Rate (and Swingline) Loans is -
                         1.250%.

                    // If 1(C) is greater than 25%, but less than or equal to 40%, then the Applicable Margin for LIBOR Rate Loans or IBOR Rate (Foreign Currency) Loans is 0.500 %, and the Applicable Margin for Base Rate (and Swingline)
                         Loans is - 0.750%.

                    //   If 1(C) is greater than 40%, then the Applicable
                         Margin for LIBOR Rate Loans or IBOR Rate (Foreign
                         Currency) Loans is 0.625%, and the Applicable Margin for Base Rate (and Swingline) Loans is 0.000%.

II.      Fixed Charge Coverage Ratio Calculation

         1. EBITR: The sum of the following for the period of four (4) consecutive fiscal quarters ending on such preceding fiscal quarter:

                 (a)      Net Income of Holdings and the
                          Subsidiaries for the period               1(a)    _________

                 (b)      Interest Expense of Holdings and
                          its Subsidiaries accrued
                          but not paid during such period           1(b)     _________

                 (c)      Income tax expenses of Holdings and
                          its Subsidiaries paid during the period   1(c)     _________

                 (d)      Real and personal property rental
                          expense of Holdings and its Sub-
                          sidiaries (exclusive of Capital Leases)
                          paid during the period                    1(d)     _________

                 (e)      EBITR: Add lines 1(a) through 1(d)        1(e)     _________


         2. Fixed Charge Coverage Ratio: The result of the following calculations for the period:

                 (a)      Add line 1(b) and line 1(d)               2(a)     _________

                 (b)      Fixed Charge Coverage Ratio:
                          Divide line 1(e) by line 2(a)             2(b)     _________


         3.      The Minimum Fixed Charge Coverage Ratio
                 permitted by Section 8.2 as of each fiscal
                 quarter end for the four quarter period
                 consisting of such quarter and the
                 immediately preceding three quarters               3        3 to 1
                                                                             ------

III.     Cash Flow Percentage Calculation

         1. Consolidated EBITR: The sum of the following for the period of four (4) consecutive fiscal quarters ending on such preceding fiscal quarter for any corporation, partnership, or other entity (the "Person") in which either Co-Borrower has any direct or indirect investment or other interest:

                 (a)      Net Income of the Person for the period               1(a)     _________

                 (b)      Interest Expense of the Person accrued
                          but not paid during such period                       1(b)     _________

                 (c)      Income tax expenses of the Person
                          paid during the period                                1(c)     _________

                 (d)      Real and personal property rental
                          expense (exclusive of Capital Leases)
                          of the Person paid during the period                  1(d)    _________

                 (e)      Consolidated EBITR of the Person:
                          Add lines 1(a) through 1(d)                           1(e)    _________


         2.      The percentage amount of direct or indirect
                 ownership by either or both Co-Borrowers
                 (but without duplication) of all outstanding
                 capital stock or other ownership interests
                 of the corporation, partnership, or other
                 entity at the end of the period                                2       _________

         3.      Multiply line 1(e) by line 2                                   3       _________

         4.      Consolidated EBITR for Holdings and the
                 Subsidiaries during the period (see Part II,
                 line 1(e) above)                                               4       _________

         5.      Cash Flow Percentage: Divide line 3 by line 4                  5       _________

          6. Check the appropriate box in accordance with the definition of "Material Subsidiary" in the Credit Agreement:

          // If the amount in LINE 5 is greater than or equal to 10%, then the corporation, partnership, or other entity in question IS a Material Subsidiary within the meaning of the Credit Agreement.

          // If the amount in LINE 5 is less than 10%, then the corporation, partnership, or other entity in question IS NOT a Material Subsidiary within the meaning of the Credit Agreement.


IV [LIST EACH FOREIGN SUBSIDIARY NOTE OUTSTANDING BY MAKER AND DATE OF ISSUANCE AND PROVIDE DOLLAR AMOUNTS OUTSTANDING AS OF END OF MOST RECENT FISCAL QUARTER]

                                   EXHIBIT E


                       FORM OF ASSIGNMENT AND ACCEPTANCE


                                Dated __________


         Reference is made to the Credit Agreement dated as of December ___, 1996 (together with all amendments and other modifications, if any, from time to time made thereto, the "Credit Agreement"), by and among Scientific Games Holdings Corp., a corporation organized under the laws of Delaware ("Holdings"), Scientific Games Inc., a corporation organized under the laws of Delaware and a wholly-owned Subsidiary of Holdings (the "Company"), as Co-Borrowers (together, the "Co-Borrowers"), the Lenders party thereto and First Union National Bank of Georgia, as Administrative Agent for the Lenders (the "Administrative Agent"). Capitalized terms which are defined in the Credit Agreement and which are used herein without definition shall have the same meanings herein as in the Credit Agreement.

 _____________________________ (the "Assignor") and ___________________________
(the "Assignee") agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, as of the Effective Date (as defined below), a ___% interest in and to the Revolver Loan Commitment, and all of the Assignor's interests, rights and obligations under the Credit Agreement and the other Loan Documents with respect thereto. The Assignor thereby retains ___% of its interest in the Revolver Loan Commitment, and all of the Assignor's interests, rights and obligations under the Credit Agreement and the other Loan Documents with respect thereto. This Assignment and Acceptance is entered pursuant to, and authorized by, Section 12.9 of the Credit Agreement.

         2. The Assignor (a) represents that, as of the date hereof, its Revolver Loan Commitment Percentage (without giving effect to assignments thereof which have not yet become effective) under the Credit Agreement is ______% and the outstanding balance of its Revolver Loans (unreduced by any assignments thereof which have not yet become effective) under the Credit Agreement is $_______; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that the Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Co-Borrowers or the performance or observance by the Co-Borrowers of any of their obligations under the Credit Agreement or any other Loan Document; and
(d) attaches the Revolver Note or Notes delivered to it under the Credit Agreement and requests that the Co-Borrowers exchange such Note or Notes for a new Note or Notes payable to each of the Assignor and the Assignee as follows:

         Revolver Note                                          Principal Amount
         Payable the Order of:                                      of Note:
         --------------------                                    -------------
                                                                 $
         ----------------------------------                       -----------

                                                                 $
         ----------------------------------                       -----------

                                                                 $
         ----------------------------------                       -----------


         3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received from the Assignor a copy of the Credit Agreement, together with copies of the most recent financial statements and projections delivered pursuant to Section 6.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor or any other Lender or the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) if this Assignment and Acceptance is not made after an Event of Default, confirms that it is an Eligible Assignee; (e) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to such Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (f) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender; and (g) agrees that it will keep confidential all the information with respect to the Co-Borrowers furnished to it thereby or the Assignor in accordance with Section 12.9(f).

         4. The effective date for this Assignment and Acceptance shall be __________________ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it shall be delivered to the Administrative Agent for consent by the Co-Borrowers and Administrative Agent and acceptance and recording in the Register, in accordance with Section 12.9(b).

         5. Upon such consents, acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and the other Loan Documents to which such Assignor is a party and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender under each such agreement, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (other than rights under the provisions of the Credit Agreement and the other Loan Documents relating to indemnification or payment of fees, costs and expenses, to the extent such rights relate to the time prior to the effective date of this Assignment and Acceptance) and be released from its obligations under the Credit Agreement and the other Loan Documents, other than obligations arising prior to the effective date of this Assignment and Acceptance; provided, that to the extent that the Assignor retains any portion of its Revolver Loan Commitment, its rights and obligations under the Credit Agreement and other Loan Documents with respect to such retained portion of its Revolver Loan Commitment shall continue to be of full force and effect.

         6. Upon such consents, acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

         7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE DEEMED TO BE A CONTRACT UNDER SEAL AND SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

                                  ASSIGNOR

                                  ---------------------------------

                                  Commitment Percentage ______
                                    After Assignment

                                  By:
                                     ------------------------------
                                  Title:
                                        ---------------------------

                                  ASSIGNEE


                                  ---------------------------------

                                  Commitment Percentage ______
                                    After Assignment

                                  By:
                                     ------------------------------
                                  Title:
                                        ---------------------------

[IF CONSENT REQUIRED
The undersigned hereby consents to and
accepts the foregoing assignment by
Assignor to Assignee:

SCIENTIFIC GAMES HOLDINGS CORP.

                                                                                                         [CORPORATE SEAL]

By:
   ----------------------------------------
     Name:
          ---------------------------------
     Title:
           --------------------------------



SCIENTIFIC GAMES INC.

                                                                                                         [CORPORATE SEAL]

By:
   ----------------------------------------
     Name:
          ---------------------------------
     Title:                                ]
           --------------------------------



The undersigned hereby consents to and
accepts the foregoing assignment by
Assignor to Assignee:

FIRST UNION NATIONAL BANK OF GEORGIA,
 as Administrative Agent


By:
   ----------------------------------------
     Title:
           --------------------------------

                                   EXHIBIT F

                           NEGATIVE PLEDGE AGREEMENT


         This Agreement, made and entered into as of December ___, 1996, by SCIENTIFIC GAMES HOLDINGS CORP., a corporation organized under the laws of Delaware ("Holdings"), SCIENTIFIC GAMES INC., a corporation organized under the laws of Delaware and a wholly owned subsidiary of Holdings (the "Company"), SCIENTIFIC GAMES INTERNATIONAL LIMITED, a corporation organized under the laws of the United Kingdom, and GAMETEC INC., a corporation organized under the laws of Delaware (collectively, the "Guarantors"), in favor of FIRST UNION NATIONAL BANK OF GEORGIA, a national banking corporation ("Administrative Agent"), for the benefit of itself and the Lenders (as herein defined).

                               STATEMENT OF FACTS

         The Guarantors each desire that Administrative Agent and Lenders provide them with certain revolving loan facilities pursuant to the terms of that certain Credit Agreement dated as of the date hereof among the Guarantors and the Administrative Agent (as the same may be hereafter amended, modified or supplemented from time to time, the "Credit Agreement"; capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Credit Agreement).

         It is a condition precedent to the Administrative Agent and Lenders entering into the Credit Agreement that the Guarantors each execute this Agreement.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors hereby agree as follows:

                               STATEMENT OF TERMS

                                       1.

         Neither Guarantor shall create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including shares of capital stock), real or personal, whether now owned or hereafter acquired, except Permitted Liens.

                                       2.

         This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Georgia, without reference to the conflicts or choice of law principles thereof.

                                       3.

         This Agreement is binding upon each Guarantor and their successors and assigns and shall inure to the benefit of the Administrative Agent and each Lender and their successors and assigns.

         IN WITNESS WHEREOF, the Guarantors have executed this Agreement under seal, as of the date set forth above.

                                        GUARANTORS:

[CORPORATE SEAL]                        SCIENTIFIC GAMES HOLDINGS CORP.


                                        By:
                                           --------------------------------------
                                              Name:
                                                   ------------------------------
                                              Title:
                                                    -----------------------------

                                              Attest:
                                                     ----------------------------
                                              Title:
                                                    -----------------------------


[CORPORATE SEAL]                        SCIENTIFIC GAMES INC.


                                        By:
                                           --------------------------------------
                                              Name:
                                                   ------------------------------
                                              Title:
                                                    -----------------------------

                                              Attest:
                                                     ----------------------------
                                              Title:
                                                    -----------------------------


[CORPORATE SEAL]                        SCIENTIFIC GAMES INTERNATIONAL
                                        LIMITED


                                        By:
                                           --------------------------------------
                                              Name:
                                                   ------------------------------
                                              Title:
                                                    -----------------------------

                                              Attest:
                                                     ----------------------------
                                              Title:
                                                    -----------------------------

[CORPORATE SEAL]                           GAMETEC INC.


                                           By:
                                              ------------------------------------------
                                                 Name:
                                                      ----------------------------------
                                                 Title:
                                                       ---------------------------------

                                                 Attest:
                                                        --------------------------------
                                                 Title:
                                                       ---------------------------------

                                   EXHIBIT G

                  FORM OF INTERCOMPANY SUBORDINATION AGREEMENT

         THIS INTERCOMPANY SUBORDINATION AGREEMENT, dated as of December 20, 1996 among SCIENTIFIC GAMES HOLDINGS CORP., a corporation organized under the laws of Delaware ("Holdings"), SCIENTIFIC GAMES INC., a corporation organized under the laws of Delaware and a wholly-owned Subsidiary of Holdings (the "Company"), and the other signatory subsidiaries of Holdings and the Company executing this Agreement (collectively, the "Intercompany Loan Parties"), and FIRST UNION NATIONAL BANK OF GEORGIA, as Administrative Agent (the "Administrative Agent") for the benefit of itself and the financial institutions (the "Lenders") party to the Credit Agreement (as defined below).

                              Statement of Purpose

         Pursuant to the terms of the Credit Agreement of even date herewith (together with all amendments and other modifications, if any, from time to time hereafter made thereto, the "Credit Agreement"), by and among the Intercompany Loan Parties, the Lenders and the Administrative Agent, the Lenders agreed to extend certain Loans to certain of the Intercompany Loan Parties as more specifically described in the Credit Agreement. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

         The Credit Agreement requires that the Intercompany Loan Parties agree to subordinate all intercompany obligations owing by any Intercompany Loan Party to any other Intercompany Loan Party to all obligations owed to the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document (the "Senior Indebtedness") by any of the Intercompany Loan Parties.

         To induce the Lenders to enter into the Credit Agreement, the Intercompany Loan Parties have agreed to enter into this Intercompany Subordination Agreement with respect to all such intercompany obligations.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.      SUBORDINATION.

         1.1     Subordination to Senior Indebtedness.

         Each Intercompany Loan Party for itself and its successors agrees that, to the extent it is from time to time entitled to receive payment in respect of any intercompany loan, advance or other account from any other Intercompany Loan Party (other than a loan, advance or other account representing the proceeds of Debt permitted under Section 9.1 of the Credit Agreement) (a "Subordinated Obligation"), the payment of the principal of, premium, if any, interest on (including all interest accruing thereon subsequent to a Bankruptcy Event ("Post-Petition Interest")) or other fees, costs, expenses and any other amounts accrued, incurred or otherwise due in connection with all such Subordinated Obligations from time to time, is subordinated in right of payment, to the extent and in the manner provided herein, to the payment in full of all Senior Indebtedness.

         1.2     No Payment on the Subordinated Obligations in Certain
                 Circumstances.

         (a) No payment shall be made, either directly or indirectly, by or on behalf of any Intercompany Loan Party, in cash, property or securities on account of the principal of, premium, if any, and interest (including Post-Petition Interest) on any Subordinated Obligation at the time outstanding, or other fees, costs, expenses and any other amounts accrued, incurred or otherwise due in respect of any such Subordinated Obligation, and no prepayment, purchase, redemption, retirement, exchange, defeasance or acquisition of any Subordinated Obligation or any instrument evidencing a Subordinated Obligation for cash or property shall be made (collectively, "Subordinated Payments"), (i) upon the maturity of any Senior Indebtedness by acceleration or otherwise, unless and until all principal, interest (including Post-Petition Interest) and premium, if any, on and all other fees, costs, expenses and other amounts accrued or incurred pursuant to the terms of the Senior Indebtedness then due, shall have first been paid in full or waived, or
(ii) upon the occurrence of any Event of Default with respect to any Senior Indebtedness (unless and until such Event of Default shall have been cured or waived in accordance with the terms of the Credit Agreement).

         (b) In furtherance of the provisions of Section 1.1, in the event that, notwithstanding the foregoing provisions of this Section 1.2, any Subordinated Payment, either directly or indirectly, shall be made by or on behalf of any Intercompany Loan Party, and received by another Intercompany Loan Party at a time when such payment was prohibited by the provisions of this
Section 1.2, then, unless and until such payment is no longer prohibited by this Section 1.2, such payment shall be segregated and held in trust for the benefit of and shall be promptly paid over to, the Administrative Agent, for the benefit of the Lenders.

         (c) Holdings shall give prompt written notice to each other Intercompany Loan Party of any Event of Default with respect to such Senior Indebtedness. Failure to give such notice shall not affect the subordination of the Subordinated Obligations to the Senior Indebtedness provided in this Intercompany Subordination Agreement.

         1.3 Subordination of Intercompany Obligations on Dissolution, Liquidation or Reorganization of an Intercompany Loan Party.

         Upon any distribution by any Intercompany Loan Party of assets of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding up, liquidation or reorganization of such Intercompany Loan Party (the "Liquidating Loan Party") (whether in a voluntary or involuntary bankruptcy, insolvency or receivership proceedings or upon any assignment for the benefit of creditors or otherwise):

                 (a) the Lenders shall first receive payment in full in cash, to the extent then presently available for payment, of the principal, interest (including Post-Petition Interest) and premium, if any, due with respect to the Senior Indebtedness and all other fees, costs, expenses, or other amounts accrued or incurred pursuant to the terms thereof (or have such payments duly provided for in a manner reasonably satisfactory to holders of Senior Indebtedness or their representative) before any other Intercompany Loan Party is entitled to receive any Subordinated Payment on account of or accrued or incurred in connection with any Subordinated Obligation;

                 (b) any payment or distribution of assets of the Liquidating Loan Party of any kind or character, whether in cash, property or securities to which such other Intercompany Loan Party would be entitled except for the provisions of this Intercompany Subordination Agreement shall be paid by the Liquidating Loan Party, the liquidating trustee or agent or other person making such a payment or distribution, directly to the Administrative Agent, for the benefit of the Lenders, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid; and

                 (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Liquidating Loan Party of any kind or character, whether in cash, property or securities, shall be received by any such other Intercompany Loan Party on account of, or accrued or incurred in connection with, any Subordinated Obligation before all Senior Indebtedness is paid in full in cash, or effective provision (in a manner reasonably satisfactory to the Lenders) made for its payment, then such payment or distribution shall be segregated and received and held in trust for the benefit of and shall be promptly paid over to the Administrative Agent, for the benefit of the Lenders, for application to the payment of ALL Senior Indebtedness until such Senior Indebtedness shall have been paid in full (including Post-Petition Interest).

         Holdings shall give prompt written notice to the Administrative Agent and each Intercompany Loan Party of any dissolution, winding up, liquidation or reorganization of any Intercompany Loan Party, but failure to give such notice shall not affect the subordination of the Subordinated Obligations to the Senior Indebtedness provided in this Intercompany Subordination Agreement.

         1.4     Subordination Rights Not Impaired.

         (a) No right of the Administrative Agent or any Lender to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Intercompany Loan Party or by any act or failure to act, in good faith not involving gross negligence or breach of the Credit Agreement or this Agreement by the Administrative Agent or any Lender, by the Administrative Agent or any such Lender, or by any noncompliance by any Intercompany Loan Party with the terms of any Subordinated Obligation, regardless of any knowledge thereof which any such Lender may have or be otherwise charged with. The Administrative Agent and the Lenders may extend, renew, modify or amend the terms of Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with any Intercompany Loan Party, all without affecting the liabilities and obligations of any other Intercompany Loan Party or the rights of the Administrative Agent and the Lenders hereunder.

         (b) All rights and interests hereunder or under any Subordinated Obligation of the Administrative Agent and the Lenders, and all agreements and obligations of the Intercompany Loan

Parties under this Intercompany Subordination Agreement, shall remain in full force and effect irrespective of (i) any lack of validity or enforceability of the Credit Agreement or any other Loan Document, or of any provision thereof, or (ii) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Intercompany Loan Party in respect of the Senior Indebtedness.

         1.5     Authorization to Effect Subordination.

         Each Intercompany Loan Party, by its acceptance hereof, solely in its capacity as obligee with respect to Subordinated Obligations, upon the occurrence and during the continuation of an Event of Default under the Credit Agreement, (a) irrevocably authorizes and empowers (but without imposing any obligation on) the Administrative Agent (through its authorized representatives), on behalf of itself and the Lenders, to demand, sue for, collect and receive such obligee's ratable share of payments or distributions with respect to Subordinated Obligations which are required to be paid or delivered to the Lenders as provided herein, and take all such other action, in the name of such obligee or otherwise, as such authorized representatives may reasonably determine to be necessary or appropriate for the enforcement of the provisions of this Intercompany Subordination Agreement, including without limitation, that (i) such representatives shall have the right to vote such obligee's interest in any proceeding under the Bankruptcy Law (as defined herein) as such vote relates to any Subordinated Obligation or Subordinated Payment and (ii) in any such proceeding such representatives may, as attorney-in-fact for such obligee, file any claim, proof of claim or such other instrument of similar character, in each case, solely to the extent such proof of claim or such other instrument relates to any Subordinated Obligation or Subordinated Payment; and (b) agrees to execute and deliver to such representatives, all such further instruments confirming the authorization hereinabove set forth, and all such powers of attorney, proofs of claim, assignments of claim and other instruments as may reasonably be requested by the Administrative Agent.

         1.6     Definitions.

         "Bankruptcy Event" means (a) any Intercompany Loan Party, pursuant to or within the meaning of any Bankruptcy Law (i) admits in writing its inability to pay its debts generally as they become due, (ii) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (iii) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding in which it is the alleged debtor under any Bankruptcy Law, (iv) consents to the appointment of a Custodian of it or for any substantial part of its property, (v) consents to or acquiesces in the institution of bankruptcy or insolvency proceedings against it, (vi) applies for, consents to or acquiesces in the appointment of or taking possession by a Custodian of any other Intercompany Loan Party for any substantial part of their properties, (vii) makes a general assignment for the benefit of its creditors, or (viii) takes any corporate act to authorize any of the foregoing; or (b) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of any Intercompany Loan Party in an involuntary case or proceeding under any Bankruptcy Law which shall (i) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of any Intercompany Loan Party, (ii) appoint a Custodian of any Intercompany Loan Party for any substantial part of their respective properties, or (iii) order the winding-up or liquidation of the affairs of any Intercompany Loan Party; and such judgment, decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or any bankruptcy or insolvency petition or application is filed, or any bankruptcy or insolvency proceeding is commenced against any Intercompany Loan Party and such petition, application or proceeding is not dismissed within sixty (60) days.

         "Bankruptcy Law" means Title 11 of the United States Code or any similar Federal or state law for the relief of debtors.

         "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         2.      COUNTERPARTS.

         This Intercompany Subordination Agreement may be executed in any number of counterparts, which may be originals or copies sent by facsimile transmission, each of which shall be an original and all of which shall constitute one and the same agreement.

         3.      BINDING EFFECT.

         This Intercompany Subordination Agreement shall be binding on the parties hereto and their respective successors and assigns.

         4.      EVIDENCE OF SUBORDINATION.

         To the extent that any of the Subordinated Obligations is evidenced by a promissory note or other instrument, the Intercompany Loan Party obligated thereunder shall cause to be placed thereon a legend stating that the payment thereof is subordinate to payment of all Senior Indebtedness pursuant to this Agreement and such Intercompany Loan Party shall mark all books of account in such manner to indicate that payment thereof is subordinated pursuant to this Agreement.

         5.      GOVERNING LAW.

         This Intercompany Subordination Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia, without regard to principles of conflicts of law.

         6.      FURTHER ASSURANCES.

         The parties hereto agree to execute such other documents and take such other actions as may be reasonably necessary to implement the terms hereof.

         IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date hereinabove first written.

                                        Administrative Agent:

                                        FIRST UNION NATIONAL BANK OF GEORGIA,
                                        as Administrative Agent


                                        By:
                                           --------------------------------------------
                                              Name:
                                                   ------------------------------------
                                              Title:
                                                    -----------------------------------


                                        Intercompany Loan Parties:

[CORPORATE SEAL]                        SCIENTIFIC GAMES HOLDINGS CORP.


                                        By:
                                           --------------------------------------------
                                              Name:
                                                   ------------------------------------
                                              Title:
                                                    -----------------------------------


[CORPORATE SEAL]                        SCIENTIFIC GAMES INC.


                                        By:
                                           --------------------------------------------
                                              Name:
                                                   ------------------------------------
                                              Title:
                                                    -----------------------------------


[CORPORATE SEAL]                        SCIENTIFIC GAMES INTERNATIONAL LIMITED


                                        By:
                                           --------------------------------------------
                                              Name:
                                                   ------------------------------------
                                              Title:
                                                    -----------------------------------


[CORPORATE SEAL]                        GAMETEC INC.


                                        By:
                                           --------------------------------------------
                                              Name:
                                                   ------------------------------------
                                              Title:
                                                    -----------------------------------

                                   EXHIBIT H


                           FORM OF JOINDER AGREEMENT


         This Joinder Agreement (this "Agreement") to the Credit Agreement referred to below is made and entered into as of the ____ day of _______, _____, by and among the Material Subsidiary executing this Agreement on the signature page hereof (the "New Party"), Scientific Games Holdings Corp., a corporation organized under the laws of Delaware ("Holdings"), Scientific Games Inc., a corporation organized under the laws of Delaware and a wholly-owned Subsidiary of Holdings (the "Company") (collectively, the "Co-Borrowers") and First Union National Bank of Georgia, as Administrative Agent for the Lenders (the "Administrative Agent") under the Credit Agreement referred to below. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

                              W I T N E S S E T H:

         WHEREAS, the Co-Borrowers are party to that certain Credit Agreement dated as of December __, 1996, by and among such Co-Borrowers, the financial institutions who are or may become a party thereto (the "Lenders") and the Administrative Agent (together with all amendments and other modifications, if any, from time to time hereafter made thereto, the "Credit Agreement");

         WHEREAS, the New Party is a Material Subsidiary within the meaning of the Credit Agreement, and, pursuant to Section 7.12 of the Credit Agreement, is obligated under the Credit Agreement to execute this Joinder Agreement in order to bind the New Party as a "Guarantor" under the Guaranty; an "Obligor" under the Negative Pledge Agreement; an "Intercompany Loan Party" under the Intercompany Subordination Agreement; and a "Contributing Party" under the Contribution Agreement.

         NOW THEREFORE, for and in consideration of the foregoing and for ten dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1.      Joinder of New Party

                 (a) Joinder. New Party hereby irrevocably acknowledges that it is a Material Subsidiary within the meaning of, and subject to, the Credit Agreement and that each reference to Material Subsidiary in the Credit Agreement shall include the New Party. Pursuant to Section 7.12 of the Credit Agreement, as a Material Subsidiary, New Party is a a "Guarantor" under the Guaranty; an "Obligor" under the Negative Pledge Agreement; an "Intercompany Loan Party" under the Intercompany Subordination Agreement; and a Contributing Party" under the Contribution Agreement as if a signatory to each of the Loan Documents on the Closing Date, and New Party shall comply with, and be subject to, all of the terms, conditions, covenants, agreements and obligations set forth in each of these Loan

         Documents. The New Party acknowledges that it has received a copy of each of the subject Loan Documents and that it has read and understands the terms thereof.

               (b) Schedules. Any amendments to the Schedules required by New Party's becoming a Material Subsidiary are attached hereto and are hereby incorporated in and made a part of the Schedules to the Credit Agreement.

         2. Effectiveness. This Agreement shall become effective upon receipt by the Administrative Agent of, (i) an originally executed counterpart hereof and (iii) and any other agreement or document requested by the Administrative Agent in accordance with Section 7.12 of the Credit Agreement.

         3.      General Provisions.

                 (a) Representations and Warranties. Each Co-Borrower hereby confirms that each representation and warranty made by it under the Loan Documents is true and correct in all material respects as of the date hereof and that no Default or Event of Default has occurred or is continuing under the Credit Agreement, except (i) to the extent such representations and warranties expressly relate solely to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date; and (ii) for any waivers or such representations and warranties granted in accordance with the terms of the Credit Agreement. Each Co-Borrower and the New Party hereby represents and warrants that as of the date hereof there are no known claims or offsets against or defenses or counterclaims to their respective obligations under the Credit Agreement or any other Loan Document.

                 (b) Limited Effect. Except as supplemented hereby, the Credit Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect. This Agreement shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or
         (ii) to prejudice any right or rights which the Administrative Agent or Lenders may now have or may have in the future under or in connection with the Credit Agreement or the Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended or modified from time to time.

                 (c) Costs and Expenses. Each Co-Borrower and the New Party hereby unconditionally jointly and severally agree to pay or reimburse the Administrative Agent for all of its reasonable and customary out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Joinder Agreement including, without limitation, the reasonable fees and disbursements of counsel.

                 (d) Counterparts. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                 (e) Definitions. All capitalized terms used and not defined herein shall have the meanings given thereto in the Credit Agreement.

                 (f) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above first written.

[CORPORATE SEAL]                      SCIENTIFIC GAMES HOLDINGS CORP.


                                      By:
                                         ----------------------------------------
                                            Name:
                                                 --------------------------------
                                            Title:
                                                  -------------------------------


[CORPORATE SEAL]                      SCIENTIFIC GAMES INC.


                                      By:
                                         ----------------------------------------
                                            Name:
                                                 --------------------------------
                                            Title:
                                                  -------------------------------


[CORPORATE SEAL]                      [THE NEW PARTY]


                                      By:
                                         ----------------------------------------
                                            Name:
                                                 --------------------------------
                                            Title:
                                                  -------------------------------

                                      FIRST UNION NATIONAL BANK OF
                                      GEORGIA, AS ADMINISTRATIVE AGENT


                                      By:
                                         ----------------------------------------
                                            Name:
                                                 --------------------------------
                                            Title:
                                                  -------------------------------

                                   EXHIBIT I

                        FORM OF FOREIGN SUBSIDIARY NOTE



$_____________
                                                           December  __, 1996


                 FOR VALUE RECEIVED, the undersigned __________________________ (the "Borrower"), hereby unconditionally promises to pay in immediately available funds, ON DEMAND, to the order of [SCIENTIFIC GAMES INC. or SCIENTIFIC GAMES HOLDINGS CORP.] (such party, or any subsequent holders, being referred to as the "Lender") at 1500 Bluegrass Lakes Parkway, Alpharetta, Georgia 30201 (or at such other place as the Lender may designate from time to time in writing), the principal sum of ____________________ AND ___/100 Dollars ($___________), or so much as may be advanced by Lender to Borrower from time to time with interest on the principal amount outstanding from time to time at the rate of _____________ percent (_______%) per annum until full and final payment.

                 Principal and all accrued interest on this Note shall be payable in full ON DEMAND, but prior to such demand, interest shall be paid ___________________________. [If all such principal and interest is not paid within _____ (___) business days after such demand for payment is made [or after each ____________ due date for payment of interest], then so long as any principal or interest remains unpaid, the Borrower further promises to pay, on demand, to the extent permitted by applicable law, additional interest on overdue installments of principal [and, to the extent permitted by law, of interest] at the rate of ________ percent (___%) per annum] from the date of such demand.]

                 This Note may be prepaid without penalty or premium in whole or in part at any time. Each such prepayment shall require the payment of all accrued interest (all payments under this Note shall be applied first to accrued interest), and any remaining amount of such prepayment shall be applied to the principal due under this Note.

                 The Borrower hereby waives presentment for payment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note and agrees to pay all costs of collection when incurred (including without limitation reasonable attorneys' fees). The Borrower agrees that its liabilities under this Note are absolute and unconditional without regard to the liability of any other party, and the Borrower hereby waives the right to interpose any set-off, counterclaim, or defense of any nature or description whatsoever in connection with the Lender's enforcement of its rights under this Note.

                 The rate of interest as of the date hereof stated in simple interest terms is ___________________ percent (____%) per annum.

Demand Promissory Note                                 December ___ , 1996
of      --p. 2 of 2
----------------------



                 This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia.

                 IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered, under seal on the day and year first above written.

                           BORROWER:

                           ----------------------------------------


                           By:
                              -------------------------------------
                                Name:
                                     ------------------------------
                                Title:
                                      -----------------------------

                                   EXHIBIT J

                        FORM OF LIMITED FOREIGN GUARANTY



         THIS LIMITED FOREIGN GUARANTY (the "Foreign Guaranty") is made and entered into as of the ____ th day of _________, 199_, by __________________________________, a company organized under the laws of
__________ ("Guarantor"), in favor of FIRST UNION NATIONAL BANK OF GEORGIA, a national banking association ("Administrative Agent"), for the benefit of itself and the Lenders (as hereinafter defined).

         WHEREAS, pursuant to the terms of that certain Credit Agreement dated December 20, 1996 (the "Credit Agreement"; capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Credit Agreement), by and among Scientific Games Holdings Corp., a corporation organized under the laws of Delaware, Scientific Games Inc., a corporation organized under the laws of Delaware (such corporations together the "Co-Borrowers"), and Administrative Agent, for the benefit of itself and the financial institutions (the "Lenders") party to the Credit Agreement, the Lenders have agreed to extend certain financial accommodations in favor of the Co-Borrowers, and the Co-Borrowers have incurred or will incur certain obligations to the Lenders;

         WHEREAS, the financial accommodations to be extended to Co-Borrowers under the Credit Agreement will inure to the benefit of Guarantor; and

         WHEREAS, Administrative Agent has required, as a condition to the extension of the financial accommodations to be extended to Co-Borrowers under the Credit Agreement, that Guarantor execute and deliver this Foreign Guaranty to Administrative Agent; and

         WHEREAS, Guarantor is willing to execute and deliver this Foreign Guaranty in order to induce Administrative Agent to extend such financial accommodations;

         NOW, THEREFORE, in consideration of the premises, the sum of Ten Dollars ($10.00), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby represents, warrants and agrees as follows:

         1. Guarantor unconditionally guarantees the due and punctual payment in full of all principal of and interest and premium, if any, on, and all the Obligations of Co-Borrowers under the Credit Agreement and the other Loan Documents when due, subject to all grace periods applicable thereto with respect to the Co-Borrowers or any of them; PROVIDED that, notwithstanding anything to the contrary appearing in this Foreign Guaranty, the liabilities of Guarantor hereunder, other than out-of-pocket costs reasonably incurred by Administrative Agent or any of the Lenders in enforcing this Foreign Guaranty at a time when an Event of Default shall have occurred and is then continuing, which shall be in addition to the liabilities limited by this proviso, shall not exceed, and shall be limited to, in any instance, the maximum principal amount at any time outstanding under all promissory notes made by Guarantor to the Company.

         2. Guarantor agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from Guarantor, whether in its capacity as Guarantor of the Obligations or otherwise, or from any other guarantor, and that Guarantor will remain bound upon this Foreign Guaranty notwithstanding other extension or renewal of the Obligations.

         3. Guarantor waives presentment to, demand of payment from and protest to Co-Borrowers of any of the Obligations and also waives notice of protest for nonpayment. The obligations of Guarantor hereunder shall not be affected by (i) the failure of Administrative Agent to assert any claim or demand or to enforce any right or remedy against Co-Borrowers under the provisions of the Credit Agreement or any of the other Loan Documents, (ii) any extension or renewal of any of the terms thereof, (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of the Credit Agreement or any of the other Loan Documents or (iv) the release of any security held by Administrative Agent for the Obligations.

         4. Guarantor further agrees that this Foreign Guaranty constitutes a guaranty of payment and not of collection, and Guarantor waives any right to require that any resort be had by Administrative Agent to (i) any security held by Administrative Agent for payment of the Obligations, (ii) any other monetary obligations of the Co-Borrowers to Administrative Agent or
(iii) Administrative Agent's rights against any other guarantor of the Obligations.

         5. Subject to mandatory provisions of applicable law, the obligations of Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the provisions of this Foreign Guaranty, the Credit Agreement or the Obligations. Without limiting the generality of the foregoing, the obligations of Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of Administrative Agent to assert any claim or demand or to enforce any remedy hereunder or under the Credit Agreement or any of the Loan Documents, by any default, failure or delay, wilful or otherwise, in the performance of the terms and conditions of the Credit Agreement or any of the Loan Documents, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of Guarantor, or which would otherwise operate as a discharge of Guarantor, as a matter of law excepting payment of the Obligations.

         6. Guarantor further agrees that this Foreign Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, on the Obligations is rescinded or must otherwise be restored by Administrative Agent upon the bankruptcy or reorganization of Co-Borrowers or otherwise.

         7. In furtherance of the foregoing and not in limitation of any other right which Administrative Agent may have at law or in equity against Guarantor by virtue hereof, upon failure of Co-Borrowers to make any payment on the Obligations when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, Guarantor hereby promises to, and will, upon receipt of written demand by Administrative Agent, forthwith pay or cause to be paid to Administrative Agent for the ratable benefit of the Lenders and in cash in United

States Dollars at its office as set forth in the Credit Agreement, when due, subject to all grace periods applicable thereto with respect to Co-Borrowers or any of them, an amount equal to and to be applied in payment of the unpaid amount of such portion of the Obligations and all other monetary obligations of Guarantor to Administrative Agent and the Lenders under this Foreign Guaranty.


         8. Guarantor agrees that, upon demand, it will reimburse Administrative Agent, to the extent that such reimbursement is not made by Co-Borrowers and is required to be made by Co-Borrowers under the Credit Agreement, for out-of-pocket expenses (including reasonable attorneys' fees) reasonably incurred by Administrative Agent in connection with any Obligations of Co-Borrowers under the Credit Agreement or any of the Loan Documents, or the collection thereof.

         9. Each reference herein to Administrative Agent shall be deemed to refer to Administrative Agent for its own benefit and for the benefit of the Lenders and shall include their respective successors and assigns, in whose favor the provisions of this Foreign Guaranty shall also inure. Each reference herein to Guarantor shall be deemed to include the legal representatives, successors and assigns of Guarantor, all of whom shall be bound by the provisions of this Foreign Guaranty.

         10. No delay on the part of Administrative Agent in exercising any right hereunder or failure to exercise the same shall operate as a waiver of such right; no notice to or demand on Guarantor shall be deemed to be a waiver of the obligations of Guarantor or of the right of Administrative Agent to take further action without notice or demand as provided herein, nor in any event shall any modification or waiver of the provisions of this Foreign Guaranty be effective unless in writing and signed by Guarantor and Administrative Agent, nor shall any such waiver be applicable except in the specific instance for which given.

                 (a) Guarantor agrees to indemnify Administrative Agent and each Lender from and hold it harmless against any documentary taxes, withholding taxes, assessments or charges made by any governmental authority by reason of the execution, delivery and performance of this Foreign Guaranty excepting income taxes of any jurisdiction or gross receipts taxes imposed in lieu of income taxes.

                 (b) Additionally, Guarantor agrees to reimburse Administrative Agent and each Lender for all out-of-pocket expenses (including reasonable attorneys' fees) reasonably incurred by Administrative Agent in connection with the enforcement of this Foreign Guaranty from and to the extent provided in Section 12.2 of the Credit Agreement at a time when an Event of Default shall have occurred and then be continuing.

         11. Guarantor represents and warrants to Administrative Agent as follows:

                 (a) Guarantor has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement in accordance with its terms. This Agreement has been duly executed and delivered by the duly authorized officers of the Guarantor and constitutes the legal, valid and binding obligation of the

Guarantor, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general or by general principles of equity.

                 (b) The execution, delivery and performance by the Guarantor of this Agreement in accordance with its terms do not and will not, by the passage of time, the giving of notice or otherwise, (i) except as set forth on Schedule 5.1(d) of the Credit Agreement, require any Governmental Approval or violate any Applicable Law relating to Guarantor, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, by-laws or other organizational documents of Guarantor or any Material Contract to which Guarantor is a party or by which any of its properties may be bound or any Governmental Approval relating to Guarantor, or
(iii) result in or require the creation or imposition of any Lien upon or with respect to any material property now owned or hereafter acquired by Guarantor.

         12. EACH OF GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, EACH LENDER AND THE ADMINISTRATIVE AGENT HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS Foreign Guaranty. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory breach of duty claims, and all other common law and statutory claims. Each Lender, the Administrative Agent and Guarantor warrants and represents to the other that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS Foreign Guaranty OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE OBLIGATIONS. IN THE EVENT OF LITIGATION, THIS Foreign Guaranty MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         14. The Guarantor hereby agrees to Section 12.4 and 12.5 of the Credit Agreement, which Sections are incorporated into this Foreign Guaranty and shall govern any claim, dispute, or controversy arising out of or with respect to the Foreign Guaranty.

         15. This Foreign Guaranty shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of Georgia, without reference to the conflicts or choice of law principles thereof.

         16. In case any one or more of the provisions contained in this Foreign Guaranty should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         17. In the event of conflict between the terms hereof and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.



                     [Signature appears on following page]

         IN WITNESS WHEREOF, Guarantor has caused this Foreign Guaranty to be duly executed and its seal affixed hereto, as of the date first above written.


                              ---------------------------------------

                              By:
                                 ------------------------------------
                                Its:
                                    ---------------------------------

                              By:
                                 ------------------------------------
                                Its:
                                    ---------------------------------








                  Corporate Foreign Guaranty - Signature Page

                                   EXHIBIT K

                         FORM OF NOTE PLEDGE AGREEMENT


         THIS NOTE PLEDGE AGREEMENT dated as of _________ ___, 199_, between SCIENTIFIC GAMES INC. (the "Company"), a Delaware corporation, and FIRST UNION NATIONAL BANK OF GEORGIA, a national banking association (the "Secured Party"), as agent for the benefit of itself and the financial institutions (the "Lenders") party from time to time to the Credit Agreement (as defined below).

                              Statement of Purpose

         Pursuant to the terms of the Credit Agreement dated December 20, 1996 (together with all amendments and other modifications, if any, from time to time hereafter made thereto, the "Credit Agreement"), by and among the Company, Scientific Games Holdings Corp. ("Holdings"), the Lenders, and the Secured Party, the Lenders agreed to extend certain Loans to the Co-Borrowers as more specifically described in the Credit Agreement. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

         The Credit Agreement requires that, if a foreign Material Subsidiary issues a Foreign Subsidiary Note upon a Deemed Distribution Event, then the Company shall grant to the Secured Party for the benefit of the Lenders and to secure all of the Obligations a first priority pledge and security interest in the subject Foreign Subsidiary Note.

         To induce the Lenders and the Secured Party to enter into the Credit Agreement, the Company has agreed to enter into this Note Pledge Agreement with respect to all Foreign Subsidiary Notes now or hereafter made in favor of the Company.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. Whenever the following terms are used herein, they shall be defined as follows:

         "Agreement" or "this Agreement" means and include all amendments, modifications and supplements hereto and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

         "Collateral" means and includes any now existing or hereafter-executed Foreign Subsidiary Note, and all guaranties thereof, security therefor and all proceeds of and general intangibles related thereto.

         "Commitment" means the Commitment of a Lender to make Loans hereunder.

         "Deemed Distribution Event" means the delivery by the Company to the Secured Party of an opinion (reasonably satisfactory to the Secured Party) from the Company's regular outside counsel or its tax advisors to the effect that a foreign Material Subsidiary's becoming or continuing to be liable under the Guaranty could reasonably be expected to create taxable income for Holdings or any Subsidiary organized in the United States under Section 956 of the Internal Revenue Code of 1986, or the rules and regulations thereunder, each as amended from time to time.

         "Event of Default" means any of the events listed in Section 5(a) of this Agreement, or Section 10.1 of the Credit Agreement, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

         "Foreign Subsidiary Note" means each and every promissory note made to the Company from a foreign Material Subsidiary executing a Limited Foreign Guaranty and to evidence the loans to be made by the Company to the foreign Material Subsidiary from proceeds of the Loans and other cash sources.

         "Lender" or "Lenders" shall mean any lender, or collectively the lenders, party from time to time to the Credit Agreement.

         "Limited Foreign Guaranty" means the Limited Foreign Guaranty executed by any Material Subsidiary (including, without limitation, Scientific Games International Limited) not organized in the United States of America and for which the Company has established that there is a Deemed Distribution Event.

         "Loan" means any loan or advance made by any Lender pursuant to the Credit Agreement.

         "Material Subsidiary" means GameTec Inc., SGIL, and any corporation, partnership or other entity (i) having, at any time, total assets equal to or greater than ten percent (10%) of the then total consolidated assets of Holdings or (ii) having at any fiscal quarter end, a Cash Flow Percentage, for the period consisting of such quarter and the immediately preceding three quarters, equal to or greater than ten percent (10%) or (iii) of which more than eighty percent (80%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity is at the time, directly or indirectly, owned by either of the Co-Borrowers or the management is otherwise controlled by such person (irrespective of whether, at the time, capital stock or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency).

         "Obligations" means, in each case, whether now in existence or hereafter arising: (i) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans;
(ii) all payment and other obligations owing under any hedging agreement entered into with any Lender, and (iii) all other fees and commissions (including attorney s fees), charges, indebtedness, loans, liabilities, obligations, covenants and duties owing to the Lenders or to the Secured Party, under or in respect of this Agreement, the Note or any of the other Loan Documents.

         "Person" means an individual, corporation, partnership, association, trust, business trust, limited liability company, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority, or any other form of entity or group.

         2. Pledge. To secure the repayment and performance of the Obligations, the Company does hereby pledge, collaterally assign and transfer to the Secured Party, for the benefit of the Lenders, all of its right, title and interest, and does hereby grant to the Secured Party, for the benefit of the Lenders, a continuing first priority security interest, in the Collateral. The Company has delivered the Collateral to the Secured Party, for the benefit of the Lenders, duly endorsed to the order of the Secured Party as appropriate, and hereby agrees to deliver, within five (5) days of its receipt, each additional item of Collateral to the Secured Party, for the benefit of the Lenders, duly endorsed to the order of the Secured Party as appropriate.

         3. Note Payments. After the occurrence and during the continuation of an Event of Default, all money or remittances from the makers thereof or any other Person on or with respect to the Collateral shall be kept by the Company separate and apart from all other monies and property of the Company, shall be held in trust for the Secured Party, for the benefit of the Lenders, and shall be promptly transmitted to the Secured Party, for the benefit of the Lenders. After the occurrence and during the continuation of an Event of Default, if any money or remittance, from whatever source, due on or with respect to the Collateral is received by the Secured Party, any such money or remittance shall be applied against the Obligations, in the order and manner that the Secured Party chooses.

         4. Assignments; Liens. As long as any Obligations remain unpaid or the Commitments remain in effect, the Company will not pledge, assign or transfer the Collateral or any interest therein to any Person other than to the Secured Party, for the benefit of the Lenders, or create or suffer, or permit to be created any Lien thereon other than Permitted Liens or Liens in favor of Secured Party, for the benefit of the Lenders.

         5.      Events of Default; Remedies.

                 (a) Default. It shall constitute an Event of Default hereunder if there shall occur any "Event of Default" under the Credit Agreement, as such term is defined therein.

                 (b) Secured Party's Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default:

                          (i) the Secured Party may sell the Collateral or any portion thereof or any interest therein for cash, credit or otherwise at public or private sale or sales, with or without advertisement or notice, at which sale or sales the Secured Party or any Lender may become a purchaser and from the proceeds of such sale or sales the Secured Party shall deduct all costs or expenses incurred in selling the Collateral and apply the remainder toward payment of the obligations, and rendering the surplus, if any, to the Company, which shall be liable for any deficiency;

                          (ii) the Secured Party may notify the obligor on any Note of the pledge and assignment hereunder and demand that monies due under such Note be paid directly to the Secured Party, for the benefit of the Lenders;

                          (iii) the Secured Party may collect, and shall be entitled to receive all payments of principal and interest and other amounts payable on the Collateral and to apply such payments to the Obligations in such order and manner as it elects in its sole discretion;

                          (iv) the Secured Party may, without notice to the Company, renew, modify or extend any Note or grant waivers or indulgences with respect thereto or accept partial payment thereof, or substitute any maker, in any manner as the Secured Party may deem advisable, without affecting or diminishing the Company's continuing obligations hereunder;

                          (v) the Secured Party may exercise all of the rights and remedies of a secured party under the UCC;

                 (c) Upon payment in full of the Obligations then due and payable and termination of the Commitments, each Note will be re-endorsed to the Company by the Secured Party without recourse.

                 (d) The remedies stated in this section shall be cumulative and not alternative to any other remedy or remedies herein or by law afforded the Secured Party.

                 (e) The Company hereby irrevocably appoints the Secured Party or any person designated by the Secured Party its true and lawful attorney-in-fact, effective upon the occurrence and during the continuance of an Event of Default, to provide a receipt for, and to endorse for the Company in its name, any check, draft or other order for payment of money payable to the Company in payment of any Foreign Subsidiary Note or other Collateral.

                 (f) Subject to the provisions of Section 12.2 of the Credit Agreement, the Secured Party's out-of-pocket costs of collection and enforcement after the occurrence and during the continuance of an Event of Default, including reasonable attorney's fees and disbursements, shall be borne by the Company.

         6. Waiver. No delay or failure on the part of the Secured Party to exercise any right or remedy accruing to the Secured Party hereunder upon any default or breach by the Company of any covenant, condition or provision hereof shall be held to be a waiver or an abandonment thereof, and no delay on the part of the Secured Party in exercising any of its rights or remedies shall preclude the Secured Party from the exercise thereof at any time during the continuance of any Event of Default, nor shall any waiver of a single Event of Default be deemed a waiver of any subsequent Event of Default. All waivers under this Agreement must be in writing, and the Secured Party may enforce any one or more remedies hereunder successively or concurrently, at its option.

         7. Governing Law. All acts, agreements, certificates, assignments, transfers and transactions hereunder, and all rights of parties hereto, shall be governed as to validity, enforcement, interpretation, construction, effect and in all other respects by the substantive laws and decisions of the State of Georgia.

         8. Writing Required; Notices. Except as specifically provided in this Agreement, all notices and the communications hereunder and thereunder shall be in writing. Notices in writing shall be sent by same day or overnight courier service or by facsimile transmission and shall be deemed received, in the case of same day courier, when delivered, in the case of overnight courier service, on the next Business Day after delivery to such service and, in the case of facsimile transmission, upon transmittal. Notices to any party shall be sent to it at the following addresses, or any other address of which all the other parties are notified in writing:

    If to the Secured Party:      First Union National Bank of Georgia
                                  4570 Ashford Dunwoody Road
                                  Atlanta, Georgia  30346
                                  Attention: Dana Tucker
                                  Telephone No.: (404) 865-2377
                                  Telecopy No.: (404) 865-2388

                                  First Union National Bank of North Carolina
                                  301 South College Street, TW-10
                                  Charlotte, North Carolina 28288-0608
                                  Telephone No.: (704) 383-0281
                                  Telecopy No.: (704) 383-0288

    If to the Company:            Scientific Games Inc.
                                  1500 Bluegrass Lakes Parkway
                                  Alpharetta, Georgia 30201-7712
                                  Attention: Chief Financial Officer
                                  Telephone No.: (770) 664-3700
                                  Telecopy No.: (770) 343-8798

         9. Entire Agreement. Except as expressly stated herein, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties hereto specifically referencing an amendment to this Agreement.

         11. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.


                        [Signatures follow on next page]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


[CORPORATE SEAL]                     SCIENTIFIC GAMES INC.


                                     By:
                                         ----------------------------------

                                     Title:
                                            -------------------------------


                                     FIRST UNION NATIONAL BANK OF
                                     GEORGIA, as Administrative Agent


                                     By:
                                         ----------------------------------

                                     Title:
                                            -------------------------------

                                   EXHIBIT L

                                FORM OF GUARANTY



         THIS GUARANTY ("Guaranty") is made and entered into as of the ____ th day of December, 1996, by _________________________, ("Guarantor"), in favor of
FIRST UNION NATIONAL BANK OF GEORGIA , a national banking association ("Administrative Agent"), for the benefit of itself and the Lenders (as hereinafter defined).

         WHEREAS, pursuant to the terms of that certain Credit Agreement of even date herewith (the "Credit Agreement"; capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Credit Agreement), by and among Scientific Games Holdings Corp., a corporation organized under the laws of Delaware, Scientific Games Inc., a corporation organized under the laws of Delaware (such corporations together the "Co-Borrowers"), and Administrative Agent, for the benefit of itself and the financial institutions (the "Lenders") party to the Credit Agreement, the Lenders have agreed to extend certain financial accommodations in favor of the Co-Borrowers, and the Co-Borrowers have incurred or will incur certain obligations to the Lenders;

         WHEREAS, the financial accommodations to be extended to Co-Borrowers under the Credit Agreement will inure to the benefit of Guarantor; and

         WHEREAS, Administrative Agent has required, as a condition to the extension of the financial accommodations to be extended to Co-Borrowers under the Credit Agreement, that Guarantor execute and deliver this Guaranty to Administrative Agent; and

         WHEREAS, Guarantor is willing to execute and deliver this Guaranty in order to induce Administrative Agent to extend such financial accommodations;

         NOW, THEREFORE, in consideration of the premises, the sum of Ten Dollars ($10.00), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby represents, warrants and agrees as follows:

         1. Guarantor unconditionally guarantees the due and punctual payment in full of all principal of and interest and premium, if any, on, and all the Obligations of Co-Borrowers under the Credit Agreement and the other Loan Documents when due, subject to all grace periods applicable thereto with respect to the Co-Borrowers or any of them.

         2. Guarantor agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from Guarantor, whether in its capacity as Guarantor of the Obligations or otherwise, or from any other guarantor, and that Guarantor will remain bound upon this Guaranty notwithstanding other extension or renewal of the Obligations.

         3. Guarantor waives presentment to, demand of payment from and protest to Co-Borrowers of any of the Obligations and also waives notice of protest for nonpayment. The obligations of Guarantor hereunder shall not be affected by (i) the failure of Administrative Agent to assert any claim or demand or to enforce any right or remedy against Co-Borrowers under the provisions of the Credit Agreement or any of the other Loan Documents, (ii) any extension or renewal of any of the terms thereof, (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of the Credit Agreement or any of the other Loan Documents or (iv) the release of any security held by Administrative Agent for the Obligations.

         4. Guarantor further agrees that this Guaranty constitutes a guaranty of payment and not of collection, and Guarantor waives any right to require that any resort be had by Administrative Agent to (i) any security held by Administrative Agent for payment of the Obligations, (ii) any other monetary obligations of Co-Borrowers to Administrative Agent or (iii) Administrative Agent's rights against any other guarantor of the Obligations.

         5. Subject to mandatory provisions of applicable law, the obligations of Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the provisions of this Guaranty, the Credit Agreement or the Obligations. Without limiting the generality of the foregoing, the obligations of Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of Administrative Agent to assert any claim or demand or to enforce any remedy hereunder or under the Credit Agreement or any of the Loan Documents, by any default, failure or delay, wilful or otherwise, in the performance of the terms and conditions of the Credit Agreement or any of the Loan Documents, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of Guarantor, or which would otherwise operate as a discharge of Guarantor, as a matter of law excepting payment of the Obligations.

         6. Guarantor further agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, on the Obligations is rescinded or must otherwise be restored by Administrative Agent upon the bankruptcy or reorganization of Co-Borrowers or otherwise.

         7. In furtherance of the foregoing and not in limitation of any other right which Administrative Agent may have at law or in equity against Guarantor by virtue hereof, upon failure of Co-Borrowers to make any payment on the Obligations when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, Guarantor hereby promises to, and will, upon receipt of written demand by Administrative Agent, forthwith pay or cause to be paid to Administrative Agent for the ratable benefit of the Lenders and in cash in United States Dollars at its office as set forth in the Credit Agreement, when due, subject to all grace periods applicable thereto with respect to Co-Borrowers or any of them, an amount equal to and to be applied in payment of the unpaid amount of such portion of the Obligations and all other monetary obligations of Guarantor to Administrative Agent and the Lenders under this Guaranty.

         8. Guarantor agrees that, upon demand, it will reimburse Administrative Agent, to the extent that such reimbursement is not made by Co-Borrowers and is required to be made by Co-Borrowers under the Credit Agreement, for out-of-pocket expenses (including reasonable attorneys' fees) reasonably incurred by Administrative Agent in connection with any Obligations of Co-Borrowers under the Credit Agreement or any of the Loan Documents, or the collection thereof.

         9. Each reference herein to Administrative Agent shall be deemed to refer to Administrative Agent for its own benefit and for the benefit of the Lenders and shall include their respective successors and assigns, in whose favor the provisions of this Guaranty shall also inure. Each reference herein to Guarantor shall be deemed to include the successors and assigns of Guarantor, all of whom shall be bound by the provisions of this Guaranty.

         10. No delay on the part of Administrative Agent in exercising any right hereunder or failure to exercise the same shall operate as a waiver of such right; no notice to or demand on Guarantor shall be deemed to be a waiver of the obligations of Guarantor or of the right of Administrative Agent to take further action without notice or demand as provided herein, nor in any event shall any modification or waiver of the provisions of this Guaranty be effective unless in writing and signed by Guarantor and Administrative Agent, nor shall any such waiver be applicable except in the specific instance for which given.

                 (a) Guarantor agrees to indemnify Administrative Agent and each Lender from and hold it harmless against any documentary taxes, withholding taxes, assessments or charges made by any governmental authority by reason of the execution, delivery and performance of this Guaranty excepting income taxes of any jurisdiction or gross receipts taxes imposed in lieu of income taxes.

                 (b) Additionally, Guarantor agrees to reimburse Administrative Agent and each Lender for out-of-pocket expenses (including reasonable attorneys' fees) reasonably incurred by Administrative Agent in connection with the enforcement of this Guaranty from and to the extent provided in Section 12.2 of the Credit Agreement and at a time when an Event of Default shall have occurred and be continuing.

         11. Guarantor represents and warrants to Administrative Agent as follows:

                 (a) Guarantor has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement in accordance with its terms. This Agreement has been duly executed and delivered by the duly authorized officers of the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general or by general principles of equity.

                 (b) The execution, delivery and performance by the Guarantor of this Agreement in accordance with its terms do not and will not, by the passage of time, the giving of notice or otherwise, (i) except as set forth on Schedule 5.1(d) of the Credit Agreement, require any

Governmental Approval or violate any Applicable Law relating to Guarantor, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, by-laws or other organizational documents of Guarantor or any Material Contract to which Guarantor is a party or by which any of its properties may be bound or any Governmental Approval relating to Guarantor, or
(iii) result in or require the creation or imposition of any Lien upon or with respect to any material property now owned or hereafter acquired by Guarantor.

         12. EACH OF GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, EACH LENDER AND THE ADMINISTRATIVE AGENT HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory breach of duty claims, and all other common law and statutory claims. Each Lender, the Administrative Agent and Guarantor warrants and represents to the other that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE OBLIGATIONS. IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         14. The Guarantor hereby agrees to Section 12.4 and 12.5 of the Credit Agreement, which Sections are incorporated into this Guaranty and shall govern any claim, dispute, or controversy arising out of or with respect to the Guaranty.

         15. This Guaranty shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of Georgia, without reference to the conflicts or choice of law principles thereof.

         16. In case any one or more of the provisions contained in this Guaranty should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         17. In the event of conflict between the terms hereof and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.



                     [Signature appears on following page]

         IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and its seal affixed hereto, as of the date first above written.


                                  GUARANTOR:

                                  ----------------------------------------

                                  By:
                                     -------------------------------------
                                        Its:
                                           -------------------------------

                                  Attest:
                                        ----------------------------------
                                        Its:
                                            ------------------------------

                      Corporate Guaranty - Signature Page